EXHIBIT   10.9
        Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.
                   These portions are designated "[ * * * ]."




                        RIGHT OF WAY OPERATING AGREEMENT


                               dated as of   March 30, 2000


                                     between


                            CSX TRANSPORTATION, INC.
                     A VIRGINIA CORPORATION, FOR ITSELF AND
                   AS OPERATOR FOR NEW YORK CENTRAL LINES LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
         AND A WHOLLY-OWNED SUBSIDIARY OF CONSOLIDATED RAIL CORPORATION,
                           A PENNSYLVANIA CORPORATION


                                       and


                        PATHNET TELECOMMUNICATIONS, INC.,
                             A Delaware corporation

                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE

1.   Certain Definitions
2.   Grant of License
3.   Limitation of Rights; Railroad's Use Rights
4.   Planning, Installation and Implementation
5.   Permits
6.   Fouling Track; Safety Rules
7.   Track Use; Clearances; Crossings
8.   Flagging; Watchmen
9.   Facility Location Signs
10.  Maintenance of Rail Corridor, Facilities
11.  Railroad Approvals; Admissions
12.  Railroad Expenses; Employee Costs
13.  Liens and Encumbrances
14.  Taxes
15.  Sites for Non-Cable Facilities
16.  Independent Contractor Status
17.  Liability; Indemnity
18.  Insurance
19.  Notices
20.  Relocations; Alterations
21.  Line Sales; Abandonment
22.  Condemnation
23.  Pathnet Discontinuance
24. Railroad's Right to Require Suspension of Activities; Failure to Make Timely Payment
25.  Liaison; Coordination and Disputes Resolution

26.  Termination; Removal
27.  Document Confidentiality
28.  General Terms

                                 EXHIBIT SUMMARY

EXHIBIT  A-1   Route Plan
EXHIBIT  A-2   As-Built Drawing(s)
EXHIBIT  B     Planning, Installation and Implementation of Pathnet's System
EXHIBIT  C     Standard Lease Form (Form 3014-FO)
EXHIBIT  D     Sign(s) Design
   (copy)
EXHIBIT  E     Specifications for Underground Cable Crossings Under Tracks and
   (copy)      Rights of Way
EXHIBIT  F     Communications Manual Part 1-B-1, Paragraphs A through S and
   (copy)      Specifications for the Construction of Railroad
               Communication Pole Lines
EXHIBIT  G     Specifications for the Attachment of Cables to Railroad Bridges
EXHIBIT  H     Emergency and Disaster Responses
EXHIBIT  I     Specifications for Pole(s), Cable Crossing Installation Over
   (copy)      Railroad Tracks and Operating Right-of-Way
EXHIBIT  J     EB-2 Schedule
EXHIBIT  K     Arbitration or Mediation Resolution Procedures
EXHIBIT  L     Pathnet's Authorization for Fiber Optic Cable Work (sample)
EXHIBIT  M     Fiber Optic Installation SOP (Standard Operating Procedure,
   (copy)      MWI 1905-01, Issued 6/30/98)

                        RIGHT OF WAY OPERATING AGREEMENT


            THIS RIGHT OF WAY OPERATING AGREEMENT (this "Operating Agreement"), is made as of March 30, 2000 (the "Effective Date"), by and between CSX TRANSPORTATION, INC., a Virginia corporation ("CSXT"), for itself and as Operator for New York Central Lines LLC, a Delaware limited liability company ("NYC Lines") and a wholly-owned subsidiary of Consolidated Rail Corporation, a Pennsylvania corporation (CSXT and NYC Lines, collectively, "Railroad"), whose mailing address is 500 Water Street, Jacksonville, Florida 32202, and PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation ("Pathnet"), whose mailing address is 1015 31st Street, N.W., Washington, D.C. 20007.


                                 R E C I T A L S

            A. Railroad is the owner or operator of a continuous right-of way (by fee, easement, license, operating agreement, joint use agreement or other interest) within certain real property upon which it operates an interstate rail transportation system, as shown on Railroad's current System Map (hereinafter referred to as the "Rail Corridor").

            B. Pursuant to the Contribution Agreement and Stockholder Agreement being executed in connection herewith, Pathnet desires to enter into an agreement with Railroad to permit Pathnet to install, market, sell and/or maintain a Fiber Optic Communication System, including Conduit (Innerduct), Cable, Optical Fibers and related equipment and structures, along, in and on up to [ * * * ] miles of Rail Corridor, along Segments of the Rail Corridor to be selected in accordance herewith.

            C. Pursuant to the Contribution Agreement and Stockholder Agreement being executed in connection herewith, Railroad is willing to transfer certain property interests to Pathnet in exchange for stock in Pathnet, provided that Pathnet accepts a license to use the selected Segments of the Rail Corridor subject to all of the terms and conditions of this Operating Agreement and the Fiber Optic Access and License Agreement being entered into by and between Railroad and Pathnet concurrently herewith (hereinafter, the "License Agreement" and, together with this Operating Agreement, the "Agreements"), which Agreements provide, among other things, that (i) the license granted thereby shall be subject to the existing rights and interests of other parties, including, without limitation, [ * * * ] and [ * * * ], and (ii) Railroad makes no representation or warranty with respect to its right, title or interest, if any, in and to any portion of the Rail Corridor or its right to grant any type of license or other right for any party, including Pathnet, to use or occupy the same.

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Railroad and Pathnet hereby agree as follows:

1.    CERTAIN DEFINITIONS.

      1.1 General Interpretive Principles. For purposes of this Operating Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender in this Operating Agreement shall be deemed to include the other gender; (ii) the word "including" means "including, but not limited to," and (iii) the article, section and paragraph headings in this Operating Agreement are for convenience only and are not intended to describe, interpret, define or limit the scope, extent, or intent of any of the provisions of this Operating Agreement.

      1.2 Incorporation of Recitals. The Recitals set forth above are incorporated herein by this reference

      1.3 Definitions. As used in this Operating Agreement, the following terms shall have the following respective meanings (unless otherwise expressly provided):

      "Abandonment", when applied to a Rail Corridor, shall mean the application to (and approval of) the necessary and applicable governmental body for permission to cease all public rail transportation over any Segment of Rail Corridor and the removal of all Railroad property, tracks and ties, excluding permitted or required rail banking conveyances.

      "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term "control," for this purpose, shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity. Control shall be conclusively presumed in the case of the direct or indirect ownership of fifty percent (50%) or more of the equity interests in an entity.

      "Agreements" shall be as defined in Recital C.

      "As-Built Drawing" shall comprise Pathnet's Construction Plans, revised to reflect all changes made during actual construction, and shall show, without limitation, the exact location of Pathnet's System and Facilities in relation to the nearest track, and shall, upon submission to and approval by Railroad, be attached hereto as Exhibit A-2.

      "Broadform Telecommunications Rights" shall mean, exclusive of the Limited Telecommunications Rights granted hereunder, the right of owners of and other parties with interests in the land underlying the Rail Corridor to license generally, for telecommunications purposes, any and all portions of Rail Corridor.

      "Cable" shall mean a single cable containing Optical Fiber, and any support material and protective casing, capable of transmitting data or voice communications in a Fiber Optic Communication System.

      "Conduit (Innerduct)" shall mean a single duct or pipe, not exceeding two inches (2") inside diameter, except where specifically required or approved by Railroad, suitable for housing a Fiber Optic Cable.

      "Conduit Right-of-Way" shall mean that portion of the Designated Rail Corridor on which Pathnet's Fiber Optic Communication System and Facilities (other than microwave and transmission towers) are located.

      "Construction Plans" shall mean the drawings, plans and specifications for the construction and installation of Pathnet's System and Facilities, showing the proposed location of all Pathnet's System and Facilities, in sufficient detail, with distance shown from nearest track, with separate detailed drawings of all junction, Repeater (Regen) Sites, bridge and tunnel occupancies, showing depth of installation, details and methods of the proposed construction, with numbers and size of Conduit(s) (Innerduct(s)) or bare Cable(s) to be placed, including Optical Fiber count and total mileage for each Segment. Construction Plans shall clearly note Railroad Valuation Map references, Railroad Survey Station and Milepost references for all beginning and ending points and all alignment transition points. Each set of Construction Plans for each Segment shall have an overview map showing all of the required information.

      "Contracted Railroad Personnel" shall mean, for purposes of the establishment of liability between and among the contracting parties of this Operating Agreement only, those employees of Railroad utilized in performing or directly involved in the route designation, inspection, survey, design, plan, installation, construction, maintenance or operation of Pathnet's Facilities or System, upon request of Pathnet or as otherwise required or permitted by this Operating Agreement; and the same shall be considered as sole agents or servants of Pathnet when performing such activity.

      "Contribution Agreement" shall mean that certain Contribution Agreement dated as of November 2, 1999 by and between, among others, Railroad and Pathnet.

      "CSXT Corridor" shall mean, subject to Section 2.1 of the License Agreement, all of the Rail Corridor exclusive of the NYC Corridor, as described in Exhibit 2 attached to the License Agreement.

      "CSXT" shall mean CSX Transportation, Inc., any of its predecessor railroads, and any successor by merger, consolidation or reorganization.

      "Default Rate" shall mean a rate of interest equal to the lesser of (a) the Prime Rate plus five percent (5%) per annum, or (b) the highest non-usurious rate permitted under applicable law.

      "Designated Rail Corridor" shall mean a Segment of the Rail Corridor selected by Pathnet and approved by Railroad in accordance with the terms of the Agreements.

      "Discontinuance," when related to bare Conduit (Innerduct) or dark Optical Fiber within Pathnet's Fiber Optic Communication System or Segment thereof, shall mean that Pathnet has ceased dedicating commercially reasonable efforts to the sale and marketing of telecommunications products and services on the applicable Segment for a period of six consecutive (6) months and when related to lit Optical Fiber within Pathnet's Fiber Optic Communication System or Segment thereof, shall mean, for a period of six (6) consecutive months, complete (a) disconnection from power source; (b) disconnection from terminal; or (c) cessation of transmission of signal through such Segment or System. Such term shall not include a temporary disconnection or cessation of transmission during periods of maintenance or repair of the Fiber Optic Communication System.

      "Engineer" shall mean the Chief Engineer of CSXT, or the authorized representative(s) thereof.

      "Facilities", when applied to property of or installed by Pathnet, shall mean Conduit (Innerduct), Cable, carrier pipes, Pathnet wires and poles, Optical Fibers, junctions, Repeaters (Regens), Handholds, terminals, power sources, fault alarm system(s), emergency equipment storage shelters, attachments, and all other structures and articles of personal property connected with, necessary for, appurtenant to, or useful to the installation, operation, maintenance, repair, re-installation, replacement, relocation or removal of Pathnet's Fiber Optic Communication System.

      "Fiber Optic" or "Optical Fiber" shall mean a strand of optical waveguide permitting the transmission of communications signals.

      "Fiber Optic Communication System" or "System" shall mean the system utilizing Optical Fiber as the medium for communications and transmission to be installed by Pathnet in the Designated Rail Corridor, which may contain Conduit(s) (Innerduct(s)), Cable(s) and Optical Fiber(s). Such terms shall include all Conduit (Innerduct), Cable, Optical Fiber, Handholds, manholes, marker tape, signs, couplers, structure attachment, pull rope, other necessary ancillary hardware, and bridge, tunnel and trestle attachments, and shall also include such communications technologies as may hereafter evolve from or relating to Optical Fiber but which utilize Pathnet's Facilities and/or System as initially installed or as thereafter modified pursuant to the Agreements.

      "Fouling of Tracks" or "Fouled" shall mean the existence, movement or placement of equipment and/or personnel on a railroad track or within twelve feet (12') of the centerline of any track within the Rail Corridor.

      "Handholds" shall include Cable loops, or boxes or vaults placed in or above ground at junctions, Repeaters (Regens) or at areas of Cable splicing and connection, for storage of slack Cable.

      "License Agreement" shall have the meaning set forth in Recital C.

      "Limited Telecommunications Rights" shall mean Pathnet's right to construct, install, operate, repair and maintain Pathnet's Facilities and System as more particularly described in, and subject to the terms and conditions of, the Agreements, including, without limitation, those contained in Article 6 of the License Agreement.

      "NYC Corridor" shall mean that certain portion of the Rail Corridor operated by CSXT pursuant to that certain Operating Agreement dated as of June 1, 1999 by and between New York Central Lines LLC, as owner, and CSXT, as operator, as described in Exhibit 2 to the License Agreement.

      "Optical Fiber" shall mean Fiber Optic.

      "Pathnet" shall mean Pathnet as defined in the introductory paragraph of this Agreement, any successor by merger, consolidation or reorganization, and its permitted assignees. For purposes of Pathnet's construction, maintenance, repair, replacement or removal of Pathnet's System and/or Facilities, "Pathnet" shall also mean Pathnet's employees, agents, servants, contractors and subcontractors.

      "Person" shall mean any individual, association, partnership, limited liability company, corporation, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

      "Prime Rate" shall mean the prime rate of U.S. money center commercial banks as published in The Wall Street Journal from time to time.

      "[ * * * ] Obligations" shall be as defined in the License Agreement.

      "Railroad" shall mean Railroad as defined in the introductory paragraph of this Agreement, any of its predecessor railroads (including Consolidated Rail Corporation), any successor by merger, consolidation or reorganization, and its permitted assignees. For the purposes of Article 17 (excluding the indemnification obligation in Section 17.2 which shall be limited to Railroad as defined in the introductory paragraph of this Agreement) and Article 18 only, the term "Railroad" shall also include all Affiliates of CSXT, Affiliates of NYC Lines and their respective officers, directors, employees and agents.

      "Rail Corridor" shall have the meaning set forth in Recital A.

      "Relocation", when related to alteration or removal of Railroad's track from Rail Corridor, shall mean: (a) change in track grade or location in order to avoid or eliminate curvature problems; (b) creation or deletion of double or multiple tracks; or (c) installation of additional passing tracks, storage sidings, spur or industrial lead tracks, and other track movement for operating or shipping needs or plans of Railroad. The term, however, shall not include
Abandonment or complete removal of any particular tracks in conjunction with termination or Abandonment of a service route, branch or main line.

      "Repeater (Regen)" shall mean a device which regenerates, amplifies or extends optical signals, used to send the light impulse through Optical Fiber, and includes attendant equipment, facilities, power source, and technological changes.

      "Repeater (Regen) Sites" shall mean those permitted portions of the Rail Corridor on which Repeaters (Regens) are located; and shall be limited to an area of five hundred (500) square feet or less, and located beyond the Restricted Working Area, unless otherwise specifically permitted in writing by Railroad

      "Restricted Working Area" shall mean the area parallel to and located thirty feet (30') (or the top of any ditch slope if that distance is greater than thirty feet (30')) from the centerline of the outermost track (on each side) in the Rail Corridor.

      "Route Plan" shall mean the plan showing the route of placement of Pathnet's Facilities and System in, on or over Segments of Railroad's Rail Corridor, as prepared by Pathnet and approved in writing by Railroad, as shown on Exhibit A-1 attached hereto.

      "Segment" shall mean either a longitudinal section of Rail Corridor or a longitudinal section of Conduit (Innerduct) or Cable installed by Pathnet, as applicable.

      "Stockholder Agreement" shall mean that certain Stockholder Agreement dated on or about the date hereof by and between, among others, Railroad and Pathnet.

      "System" shall mean Fiber Optic Communication System.

      "Title Deficient Areas" shall mean those portions of the Rail Corridor, if any, for which Railroad holds title in less than fee simple absolute and for which Railroad may not otherwise have the right to grant to Pathnet the license for use and occupancy as contemplated by the License Agreement.

      "Trackage Rights" shall mean the rights arising by agreement of one railroad to use the tracks or right-of-way of another railroad for the carriage of rail traffic; said agreement ordinarily imparting no ownership interest in the burdening carrier relating to the tracks or rights-of-way of the burdened carrier.

      "Valuation Maps" shall mean Railroad's Rail Corridor maps, prepared by Railroad originally in 1913-1919 under 49 U.S. Code Sections 19 and 19a (now Sections 10781-10783) for the U.S. Surface Transportation Board, successor to the Interstate Commerce Commission ("S.T.B"), and the S.T.B. regulations, as updated from time to time.

      "[ * * * ] Obligations" shall be as defined in the License Agreement.

2.    GRANT OF LICENSE

      2.1 Exercise of Rights Under License Agreement. Pursuant to the terms of the License Agreement, Pathnet has been granted a license to select and utilize up to [ * * * ] miles of Rail Corridor (including up to 2,000 miles of NYC Corridor) for the installation and operation of its System and Facilities. The rights and interests granted under the License Agreement shall be implemented in accordance with the terms and provisions of this Operating Agreement. The term of this Operating Agreement shall be concurrent with the term of the License Agreement.

      2.2 Construction of the Facilities. Construction of the System and Facilities by Pathnet shall occur in accordance with the following:

          (a) Access and Construction. All access and construction activities on the property by Pathnet shall be conducted in strict accordance with the requirements of this Operating Agreement and the Exhibits hereto. In the event of any conflict between the terms of the Exhibits and the body of this Operating Agreement, the provisions of the body of this Operating Agreement shall control.

          (b) Right to Audit. Railroad shall have the right, during regular business hours, upon reasonable notice to Pathnet, and at mutually agreeable times, to conduct field examinations
of  Pathnet's   Facilities   and  System  in  the  presence  of  an   authorized
representative of Pathnet and to examine and audit such books and records of Pathnet as are appropriate and necessary, in Railroad's sole discretion, to determine and verify (i) the number and size of Conduits (Innerducts) installed by Pathnet in the Designated Rail Corridor pursuant to the Agreements, and (ii) such other items related to Pathnet's compliance with the terms of the Agreements, as reasonably determined by Railroad. This audit right shall survive the expiration or other termination of the Agreements for a period of three (3) years.

3.    LIMITATION OF RIGHTS; RAILROAD'S USE RIGHTS.

      3.1 Limitation of Rights. Pathnet, at Pathnet's sole risk, cost and expense, shall furnish all materials, construct, maintain, use, change or remove Pathnet's Facilities and System or any part thereof, in accordance with the design, specifications and plans approved as provided in this Operating Agreement, in a manner reasonably satisfactory to Railroad, all in a prudent and workmanlike manner, in conformity with any applicable statutes, orders, rules, regulations and specifications of any public body having jurisdiction thereof, and so as not to interfere with or endanger, in the sole judgment of Railroad, any property, traffic (freight or passenger), operations (direct or via Trackage Rights), maintenance, employees or patrons of Railroad, or of others occupying or using the property of Railroad for railroad operational purposes at each location, including other lessees or licensees of Railroad. Railroad may prohibit development on any Rail Corridor where development would unreasonably interfere with Railroad's current or reasonably foreseeable future development for railroad purposes. Pathnet shall be limited to a single build (one-time placement) in a single trench on each Segment of the Designated Rail Corridor unless Railroad approves an additional trench, which approval may be withheld in its sole discretion.

      3.2 Railroad's Use Rights. Subject to the terms and provisions of the Agreements, the rights of Pathnet hereunder shall not limit nor preclude Railroad's use of its Rail Corridor for other uses and purposes, including placement and operation of Railroad's own tracks(s), signal and communication systems (of whatever nature); nor shall this Agreement bar or limit placement and operation of any other pipe, conduit, cable, optical fiber or wire line by Railroad or its licensee(s), which does not unreasonably interfere with Pathnet's Facilities or Fiber Optic Communication System.

4.    PLANNING, INSTALLATION AND IMPLEMENTATION.

      The   procedures   and   conditions   for   planning,   installation   and
implementation of Pathnet's System and Facilities are defined in Exhibit B, attached hereto.

5.    PERMITS.

      5.1 Permit Requirements. Pathnet, at its sole cost and expense, shall secure and maintain in effect all federal, state and local approvals, authorizations, permits and licenses required for the construction, installation, operation, maintenance, repair, replacement and/or removal of Pathnet's Facilities and System, including zoning, building, health, environmental and communication service permits and licenses, and shall indemnify Railroad against claims for payment therefor and against any claims for fines or penalties that may be levied for failure to procure, or to comply with, such approvals, authorizations, permits or licenses, and any remedial costs to cure any violations thereof. Without limiting the foregoing, any development or environmental impact statements required for the Facilities or System shall be prepared by Pathnet, at Pathnet's sole risk, cost and expense, and all costs for local zoning, construction and subdivision compliance, approval and permits, shall be borne solely by Pathnet.

      5.2 Railroad Cooperation. Railroad shall not hinder Pathnet's attempts to secure, and shall cooperate with and assist Pathnet, at Pathnet's cost and expense, in obtaining, any permits, licenses or approvals of governmental agencies or authorities, or of any necessary third parties, for use of any structures or facilities (including streets, roads or utility poles) along the Designated Rail Corridor not solely owned by Railroad.

6.    FOULING TRACK; SAFETY RULES.

      6.1 Railroad Safety and Operating Rules. Pathnet employees, agents, contractors and/or subcontractors seeking to enter or engage in Fouling of Tracks or any portion of the Rail Corridor (including tunnels and bridges) shall be trained in the safety and operating rules established by Railroad from time to time (the "Railroad Safety and Operating Rules"), and shall at all times wear required identification badges and safety equipment (shoes, hardhat, goggles, etc.). Pathnet shall bear all travel, lodging, course materials and other similar costs of its attendees at any program given or administered by Railroad to train such persons, and Railroad shall bear the costs associated with any instructors.

      6.2 Contracted Railroad Personnel. Railroad shall provide Contracted Railroad Personnel, as necessary, at Pathnet's sole risk, cost and expense as provided herein, to accompany Pathnet's employees, agents, contractors or subcontractors during their presence on the tracks and the Rail Corridor.

      6.3 Restriction Right. Notwithstanding any contrary provision contained herein, Railroad reserves the right, in its sole discretion, to exclude or bar specifically-named individuals from entrance upon Railroad's tracks and/or Rail Corridor for demonstrating actions dangerous to themselves or others, or for refusing to comply with Railroad's safety and operating rules, regulations or directions, or for any other specific cause deemed sufficient in Railroad's sole discretion.

7.    TRACK USE; CLEARANCES; CROSSINGS.

      7.1 Restricted Working Area. No goods, materials, equipment or fuel shall be placed or stored within the Restricted Working Area.

      7.2 No Vehicles. Pathnet shall not use Railroad's tracks for maintenance or the placement of its vehicles without the prior written approval of such use by Railroad's Engineer, which approval may be withheld in his or her sole discretion.

      7.3 Pathnet Track Support. During any work of any character at any location on its System, Pathnet, at its sole risk, cost and expense, shall support the tracks and roadbed of Railroad to prevent any interference or danger as necessary in the sole judgment of Railroad's Engineer. Upon the completion of all work, Pathnet shall restore such tracks, roadbed and other property of Railroad to the same functional and operational condition as approved by Railroad's Engineer, which approval may be withheld in his or her sole discretion.

      7.4 Railroad Track Support. Railroad may perform or contract to have performed any or all the work of supporting tracks and roadbed and of restoring the same, at the sole risk, cost and expense of Pathnet, if (a) Pathnet fails to perform such work timely or satisfactorily, (b) such work is required by Railroad's labor agreements in existence at the time, or (c) requested by Pathnet (subject to availability of Railroad's personnel and equipment and satisfactory security for payment of costs by Pathnet).

      7.5 Crossing Specifications. Crossings of Railroad's track and Rail Corridor necessitated by difficulties in Conduit (Innerduct) or Cable construction (i.e., locations of manmade or natural structures, waterways, streets, etc.) shall be coordinated with and approved in writing by Railroad's Engineer, which approval may be withheld in his or her sole discretion, and installation of such crossings shall be in accordance with the requirements set forth in Exhibit I, all at Pathnet's sole risk, cost and expense.

8.    FLAGGING; WATCHMEN.

      8.1 General. Railroad shall have the right, in its sole discretion and at any time during any period of construction, maintenance, repair, renewal, alteration or removal of Pathnet's System or Facilities, to place watchers, flaggers, inspectors or supervisors, for the protection of the operations of Railroad (including freight and passenger service) or the property of Railroad (including Amtrak) or others (including Pathnet) on the Rail Corridor or other Railroad property, at the sole risk, cost and expense of Pathnet. Notwithstanding any contrary provision contained herein, watchmen, flagmen, inspectors or supervisors placed upon the Rail Corridor or other Railroad property while working on Pathnet's System or Facilities under this Article 8 shall be deemed to be Contracted Railroad Personnel of Pathnet.

      8.2 Scheduling. Pathnet recognizes that because of Railroad's labor and employment agreements: (a) the furnishing of any watchers or flaggers needs to be requested at least thirty (30) days prior to actual work date for short term flagmen or forty-five (45) days prior to actual work date for long term flagmen, or such watchers/flaggers may not be available; (b) once a watcher/flagger is designated, he/she cannot be pulled from the job less than seven (7) days prior to work date, or cost thereof may be incurred by Pathnet; (c) once assigned, for any period of time, such watcher/flagger must be paid for at least an eight (8) hour shift, regardless of lesser hours worked; and (d) if Pathnet's needs overlap ordinary shift turns (or tricks), Pathnet may incur flagging costs for both shifts/tricks.

9.    FACILITY LOCATION SIGNS.

      9.1 Pathnet, at its sole cost and expense, shall furnish, erect and thereafter maintain, signs showing the location of all underground Facilities and Pathnet's contact telephone number. Such signs shall be painted and placed in conformity with the provisions of Exhibit D attached hereto, or as otherwise mutually agreed upon in writing by Railroad and Pathnet.

10.   MAINTENANCE OF RAIL CORRIDOR, FACILITIES.

      10.1 Maintenance of Conduit Right-of-Way. Unless Railroad and Pathnet otherwise agree in writing, Railroad shall not be responsible for maintenance of Pathnet's Conduit Right-of-Way, or for clearing or removing of trees, shrubs, plants, ice, snow or debris therefrom. If

Railroad agrees, at Pathnet's request, to extend maintenance to cover Pathnet's Conduit Right-of-Way, Railroad shall cut, mow and/or treat such Conduit Right-of-Way maintenance only at the same time as Railroad performs its own track or Rail Corridor maintenance. Railroad shall perform such extended maintenance at Pathnet's sole risk, cost and expense and Railroad's employees performing such maintenance shall be deemed to be Contracted Railroad Personnel of Pathnet. Railroad shall be reimbursed for all costs incurred, including, without limitation, any and all billable expenses, labor costs (Railroad or contract), supplies, parts, materials, etc., directly associated with such extended maintenance program.

      10.2 Maintenance of Facilities. Pathnet shall maintain its Facilities, and all ancillary structures within Conduit Rights-of-Way, at Pathnet's sole risk, cost and expense.

11.   RAILROAD APPROVALS; ADMISSIONS.

      11.1 Any approval given or supervision exercised by Railroad hereunder, or failure of Railroad to object to any work done, material used or method of construction or maintenance of Pathnet's System or Facilities, shall not be construed as an admission of responsibility by Railroad or as a waiver of any of the obligations of Pathnet under this Operating Agreement.

12.   RAILROAD EXPENSES; EMPLOYEE COSTS.

      12.1 General. Railroad's costs and expenses for work performed for or at the expense of Pathnet pursuant to this Agreement (including review and approval of Pathnet plans and designs) shall be paid by Pathnet within thirty (30) days of Pathnet's receipt of itemized bills therefor irrespective of any billing disputes. Interest on unpaid billed amounts shall accrue monthly after the first thirty (30) days at an annual rate equal to the Default Rate. Pathnet shall have ninety (90) days from payment to notify Railroad, in writing, of any billing disputes. Billing disputes that are not resolved within sixty (60) days of such notice shall be resolved in accordance with the provisions of Article 25.

      12.2 Invoice Format. Railroad bills for labor or supervision shall include: Railroad's Project I.D. Number, Pathnet's Project I.D. Number, Pathnet's Authorization for Fiber Optic Cable Work (substantially in the form of Exhibit L attached hereto), and the dates, locations, party names, hourly or salaried billing rates, number of hours, outside expenses and total charge.

      12.3 Permitted Costs and Expenses. Documented costs and expenses directly attributable to work performed for Pathnet shall include only: (a) labor costs, plus payroll overhead and additives applicable to each Railroad employee's salary or hourly rate as set forth in Exhibit J and as may be modified or updated from time to time by Railroad; (b) for contracted labor or consultants, reasonable market-based amounts as billed to and paid by Railroad; (c) necessary and reasonable travel and transportation expenses; (d) the reasonable, market-based total cost of materials used and equipment rentals, plus actual cost of freight charges and handling; and (e) reasonable rental cost for any Railroad equipment used by Railroad or Pathnet or their respective employees or contractors. Costs and expenses for Railroad's own labor and personnel, and non-contract administrative overhead, shall be limited to the sum of (i) then current hourly rate plus, (ii) applicable overhead and additives (which shall include, but not be limited to, vacation, holiday, health and welfare, insurance and supervision) in accordance with the applicable rates set forth in the then current EB-2 Schedule in effect at the time the expense is incurred, published by Railroad and amended from time to time. The current EB-2 Schedule applicable as of the Effective Date is attached hereto as Exhibit J. Updated EB-2 Schedules will be available upon Pathnet's written request.

      12.4 Consultant. Railroad shall have the right, in its sole discretion, to place a consultant on any installation site in lieu of Railroad's own supervisory personnel, at Pathnet's sole cost and expense (provided such expenses are reasonable, market-based and consistent with the provisions of
Section 12.3 above), to monitor installation and compliance with approved Construction Plans, to log progress, and to log the time spent by Railroad employees (including Contracted Railroad Personnel) in accordance with the Agreements (by name, date and purpose). Such consultant shall advise Railroad and Pathnet of any deviation from approved Construction Plans requested by Pathnet or any of Pathnet's contractors.

      12.5 Records. Railroad shall keep accurate records of all costs and expenses attributable to Pathnet pursuant to the Agreements, and Pathnet shall have the right, at Pathnet's sole cost and expense, to examine and copy the applicable records of Railroad to verify that such charges accurately reflect the costs and expenses thereof.

13.   LIENS AND ENCUMBRANCES.

      13.1 Pathnet shall not permit any mortgage, pledge, security interest, lien or encumbrance, including, without limitation, tax liens or encumbrances and liens or encumbrances with respect to work performed or equipment furnished in connection with the construction, installation, operation, repair, maintenance, replacement or removal of the System or Facilities or any portion of the Rail Corridor occupied by Pathnet (collectively, "Liens or Encumbrances"), to be established or remain against the Rail Corridor or any other property of Railroad. In the event that any Railroad property becomes subject to any Lien or Encumbrance, Pathnet agrees to pay, discharge, bond off or remove the same within thirty (30) days of Pathnet's receipt of notice that such Lien or Encumbrance has been recorded, filed or docketed against such Rail Corridor or other Railroad property; provided, however, that if Pathnet provides a bond or other security acceptable to Railroad for the payment and removal of such Lien or Encumbrance, Pathnet shall have the right to challenge, at its sole expense, the validity and/or enforceability of any such Lien or Encumbrance. Pathnet shall indemnify, defend and hold Railroad harmless against all damages, costs (including reasonable attorneys' fees) and expenses, arising out of any lien, the enforcement or removal thereof, or encumbrance caused by the same, with respect to the Rail Corridor or any portion thereof or any other Railroad property.

14.   TAXES.

      14.1 Transfer Taxes. Except as provided in Section 14.4 of this Operating Agreement, Pathnet shall pay all transfer or recordation taxes, documentary stamps, and any similar expenses in connection with the transfer or execution of the License (as defined in the License Agreement), this Operating Agreement, the Contribution Agreement, the System and/or the Facilities.

      14.2 Sales and Use Taxes. Except as provided in Section 14.4 of this Operating Agreement, if, pursuant to the Agreements or the Contribution Agreement (i) the sale, acquisition, license, grant, transfer or disposition of property or rights, or (ii) the payment of any fee or compensation or the payment to Railroad for services provided thereunder, requires the payment of any sales or use tax (including any Canadian GST or provincial sales tax) under any statute, regulation or rule, Pathnet shall pay the same, plus any penalty or interest thereon, to Railroad when due or if allowable, directly to such taxing authority, and shall indemnify and hold Railroad harmless therefrom.

      14.3 Property Taxes. Pathnet shall pay all annual and periodic ad valorem and other taxes levied or assessed upon Pathnet's Facilities or the System, and shall indemnify and hold Railroad harmless therefrom.

      14.4 Taxes Payable by Railroad.  Pathnet shall have no responsibility  for
(i) any taxes (including but not limited to transfer, sales, use, income or property taxes), assessments or other impositions attributable to Conduit (Innerduct) or other telecommunications assets or services provided to Railroad pursuant to Article 8 of the License Agreement; (ii) taxes based on Railroad's income or corporate franchise; or (iii) property or franchise taxes that are attributable to the Rail Corridor and not to Pathnet's Facilities or System. Railroad shall reimburse Pathnet for any such taxes, assessments or impositions within thirty (30) days after written request.

      14.5 Mutual Cooperation. Each party shall cooperate with the other party, at the first party's sole cost and expense, in the prosecution of any claim for refund, rebate, reduction or abatement of any taxes which are the responsibility of the first party under the Agreements or the Contribution Agreement, provided that a reasonable basis exists for such refund, rebate, reduction or abatement. The first party shall reimburse the second party for all reasonable out of pocket expenses incurred in connection therewith. Notwithstanding any other provision of this Section, the first party is not obligated to pay or reimburse the second party for any tax for which the first party is liable under this
Section if the party first elects to prosecute a claim for reduction or abatement of such taxes and prepayment thereof is not a condition to prosecuting the claim. The first party shall pay or reimburse the second party for any such taxes when the taxes finally are adjudged to be due and owing by the highest administrative or judicial authority to which an appeal has been taken.

15.   SITES FOR NON-CABLE FACILITIES.

      15.1 Non-Cable Areas. Railroad, insofar as it has the right and can reasonably do so, shall make available to Pathnet for Pathnet's sole use, areas not to exceed five hundred (500) square feet within the Designated Rail Corridor for use by Pathnet as Repeater (Regen) Sites, or power or auxiliary power stations, or sites for construction facilities or temporary storage of materials and fuel for power stations. Railroad shall have no duty to provide such sites at a requested location if the width, nature or other uses or planned uses of the Rail Corridor by Railroad at such location or if restrictions on Railroad's title or interest in the property preclude such use by Pathnet.

      15.2 Adjacent Land. If for any reason, Railroad is unable to provide such site within the Designated Rail Corridor, and Railroad has available adjacent land suitable for the location of such site, then Railroad shall furnish the use of a reasonable portion of such adjacent land to Pathnet for such site at a fee to be negotiated; provided, however, that such use will not interfere with Railroad's current or reasonably foreseeable future use of such property. Such adjacent land usage shall be documented by Railroad's standard form lease, the form of which is attached hereto as Exhibit C.

      15.3 No Obligation as to Third Parties. Notwithstanding the provisions of Sections 15.1 and 15.2, Railroad shall have no obligation to provide or make available any portion of any adjacent land or allow the expansion of any structure of Pathnet located thereon beyond five hundred (500) square feet or such additional size initially improved by Pathnet with the approval of Railroad, which approval may be withheld in its sole discretion, for use by third party purchasers, sublicensees, transferees or permitted assignees. Any such accommodation shall be at a fee to be negotiated, shall not interfere with Railroad's current or future use of such property and shall be documented by Railroad's standard form lease, the form of which is attached hereto as Exhibit
C. This Section 15.3 shall not apply to Pathnet's partners in development of the Rail Corridor, and shall not restrict Pathnet's ability to make space in Pathnet's existing Facilities available to third parties on such terms as Pathnet determines in its sole discretion. Pathnet shall, except to the extent caused by Railroad's gross negligence or willful misconduct, (i) assume responsibility for any and all claims, liabilities, damages, costs (including reasonable attorneys' fees) and expenses arising out of or based upon the acts or omissions of any such third party in or around such non-cable facilities, the Rail Corridor or other Railroad property, and (ii) indemnify, defend and hold Railroad harmless from and against any and all losses and damages suffered by such third party as a result of the presence of such third party or its facilities or equipment in or around such non-cable facilities, the Rail Corridor or other Railroad property.

      15.4 Rent. Rents for any land(s) outside of the Designated Rail Corridor, or for lands within the Designated Rail Corridor in excess of five hundred (500) square feet or for uses other than those described in Section 15.1, shall be at a fee to be negotiated.

      15.5 Approval of Structure. The location and size of any buildings or other structures to be placed by Pathnet or any third party within Railroad's Rail Corridor or on Railroad's other property shall be as approved by Railroad's Engineer, which approval may be withheld in his or her sole discretion, on plans submitted in accordance herewith.

16.   INDEPENDENT CONTRACTOR STATUS.

      16.1 Except with respect to the Contracted Railroad Personnel, Railroad reserves no control whatsoever over the employment, discharge, compensation of or services rendered by Pathnet's employees, agents or contractors, and it is the intention of the parties that Pathnet shall be and remain a licensee and that nothing herein shall be construed as inconsistent with that status or as creating or implying any partnership or joint venture relationship between Pathnet and Railroad.

17.   LIABILITY; INDEMNITY.

      17.1 Pathnet's Release and Indemnification. Recognizing that Railroad has owned and/or operated the Rail Corridor for many years prior to the Effective Date and prior to entry thereupon by employees, agents, contractors or representatives of Pathnet, and in addition to the indemnities otherwise provided in the Agreements, Pathnet hereby assumes, releases and shall defend, indemnify, protect and save Railroad harmless from and against the following:

           (a) All claims, liabilities, losses, damages, causes of action, costs, and expenses (including reasonable attorneys' fees and costs) arising from: (1) damage to or destruction of Pathnet's Facilities or System except to the extent attributable to the willful misconduct of

Railroad, its employees or contractors and (2) loss of service or use of Pathnet's Facilities or System or loss of revenue or profit therefrom, including any claim or loss to any client, customer, patron or other purchaser, transferee, sublicensee or permitted assignee of Pathnet's rights or services resulting from any damage to or destruction of Pathnet's Facilities or System. Railroad shall not under any circumstances be liable for interruption of or damage to the installation, operation, maintenance or repair of Pathnet's Facilities or System unless attributable to the willful misconduct of Railroad, its employees (including Contracted Railroad Personnel), agents, contractors, or other parties performing services for Railroad. In no event shall Railroad be liable for loss of income, cost of substitute service, or other consequential damages of any kind;

           (b) All claims, liabilities, losses, damages, causes of action, costs, and expenses (including reasonable attorneys' fees and costs) arising from injury to or death of any persons on or about Pathnet's Facilities or System, including, but not limited to, Pathnet's employees, agents, contractors, subcontractors, invitees, or other such third parties, purchasers, transferees, permitted assignees, licensees or sublicensees, resulting from the existence, construction, maintenance, operation, use, repair, change, placement, replacement, relocation and/or subsequent removal of Pathnet's Facilities or System, or any part thereof, or the use of the Rail Corridor or other Railroad Property, regardless of any approvals, reviews, controls or standards imposed by Railroad or other actions of Railroad, unless such claims, losses, damages, causes of action, costs, and expenses (including reasonable attorneys' fees and costs) result from the willful misconduct of Railroad;

           (c) All claims, liabilities, losses, damages, causes of action, costs and expenses (including reasonable attorneys' fees and costs) arising from any breach of the Agreements by Pathnet, including, but not limited to, any failure of Pathnet to support track and/or roadbed, as provided herein or any failure of Pathnet to secure permits or other approvals as provided herein, regardless of cause, including Railroad's negligence, but excluding Railroad's willful misconduct;

           (d) All claims, liabilities, losses, damages, causes of action, costs, and expenses (including reasonable attorneys' fees and costs) arising from any slide, soil disturbance or environmental damage or impairment resulting from the existence, construction, installation, maintenance, operation, use, repair, change, placement, relocation and/or subsequent removal of Pathnet's Facilities or System, regardless of cause, including Railroad's negligence, but excluding Railroad's willful misconduct;

           (e) Any claim (regardless of merit), loss or damages awarded, whether civil or criminal, under any antitrust laws, or under any federal, state or local regulatory actions, attributable to issues arising under the Agreements, it being understood and agreed that this indemnity shall not apply to any claims, loss or damage arising out of any other agreement between the parties or the parties' performance thereunder, including the contributions set forth in the Contribution Agreement; in any such actions, Railroad shall have the right to designate and/or employ independent counsel, if deemed necessary by Railroad, to protect its interests, and the expense of such representation shall be paid or reimbursed by Pathnet;

           (f) Reserved.

           (g) All claims, liabilities, losses, damages, causes of action, costs, and expenses (including reasonable attorneys' fees and costs) arising from any damage or injury to (including loss of use or service of or loss of revenue or profit from) any facilities, cables, wires, pipes, casings, conduits, innerducts or ducts of any other party or Conduit Right-of-Way operator or user, licensee, sublicensee, transferee, purchaser or permitted assignee arising out of or related to any act or omission of Pathnet or Pathnet's employees, agents, contractors, subcontractors, licensees, sublicensees, customers, partners, the Contracted Railroad Personnel or others acting at the direction of any of the foregoing, unless caused by the willful misconduct of Railroad or Contracted Railroad Personnel;

           (h) All claims, liabilities, losses, damages, causes of action, costs, and expenses (including reasonable attorneys' fees and costs) arising from any act or omission of Pathnet or Pathnet's employees, agents, contractors, subcontractors, licensees, sublicensees, customers, partners, the Contracted Railroad Personnel or others acting at the direction of any of the foregoing which are not expressly assumed by Railroad under Section 17.2.

      17.2 Railroad's Indemnification. Railroad hereby assumes responsibility for, and shall indemnify, defend and hold Pathnet harmless from, claims, liabilities, losses, damages, causes of actions, costs, and expenses (including reasonable attorneys' fees and costs) arising from:

           (a) Death of or injury to any employee(s) of Railroad or Railroad's Affiliates, other than Contracted Railroad Personnel;

           (b) Destruction of or damages to any Railroad or Railroad Affiliate facilities or equipment (moving or stationary) or property;

           (c) Interruption to or cessation of freight rail service;

           (d)   The   willful   misconduct   of   Railroad's   Affiliates   or,
notwithstanding anything to the contrary contained herein, Contracted Railroad Personnel.

UNLESS such claim, liability, loss, damage, cause of action, cost or expense is caused by, arises from, or results in whole or in part from:

               (i) any act or  omission of Pathnet  (including,  but not limited to, any improper or negligent plan and/or design, construction, installation, maintenance, placement, operation, repair, relocation use or removal of Pathnet's System or Facilities);

               (ii)  any breach of the Agreements by Pathnet;

               (iii) any direct rescheduling, delay or diversion costs, as set forth in Exhibit B; or

               (iv) any matter which is the subject of Pathnet's release and indemnification in Section 17.1.

      17.3 Notice of Claims; Indemnification Procedures. Upon receipt of notice by Railroad or Pathnet, as applicable, (the "Indemnitee"), of any loss, event, happening or occurrence which would be the basis of a claim by the Indemnitee under the provisions of this Article 17 (an "Indemnified Claim"), the Indemnitee shall immediately provide written notice to the other party (the "Indemnitor") of such Indemnified Claim. So long as the Indemnitor is not in default in the performance of its obligations under the Agreements, as between the Indemnitee and the Indemnitor, the Indemnitor shall retain primary responsibility for the conducting of any legal and/or administrative action or other proceeding regarding any such Indemnified Claim (an "Indemnified Claim Proceeding") and the defense (and any appropriate appeal) thereof. Legal counsel retained with respect to any Indemnified Claim proceeding shall be selected by the Indemnitor, but shall be subject to the reasonable prior approval of the Indemnitee. As between the Indemnitee and the Indemnitor, all costs incurred with respect to any Indemnified Claim Proceeding (including, but not limited to, reasonable
costs  and  attorneys'  fees)  shall  be  borne  by  the  Indemnitor,   and  the
Indemnitor's indemnification obligations set forth in this Article 17 shall extend to all such costs. Nothing contained herein shall in any way limit the Indemnitee's right to participate and/or retain independent legal counsel, at the Indemnitee's expense, with respect to any Indemnified Claim proceeding, but the Indemnitee shall cooperate with the Indemnitor and coordinate Indemnitee's participation and/or use of such independent counsel in a matter not inconsistent with Indemnitor's positions and interests in such Indemnified Claim Proceeding, to the extent reasonably possible and not adverse to the interests of Indemnitee. Notwithstanding the foregoing, in the event Indemnitee determines, in Indemnitee's reasonable opinion, that there is a conflict of interest or other circumstance whereby such Indemnitor's retained legal counsel cannot adequately represent Indemnitee's interests in any Indemnified Claim Proceeding, Indemnitee shall have the right to retain independent legal counsel and Indemnitor's indemnification obligations set forth in this Article 17 shall extend to all costs incurred with respect to such separate representation. In the event that an Indemnitor defends an Indemnitee pursuant to the terms hereof, and the final adjudication determines that the Indemnitee bears some portion of liability under the Indemnified Claim which is not subject to the Indemnitor's indemnification obligations hereunder, the costs of such defense will be apportioned between the Indemnitor and Indemnitee based upon such parties' ultimate liability after giving effect to the indemnification provisions hereof. Any settlement of an Indemnified Claim shall be subject to the written approval of both the Indemnitee and the Indemnitor. Indemnification payment shall be made within thirty (30) days of such approval.

      17.4 Exceptions to Liability. Notwithstanding any contrary provision contained herein, (a) Railroad shall not have any liability whatsoever for any death of or injury to persons or damage to or loss of property arising from or resulting in connection with any train derailment, and Pathnet hereby releases Railroad and its Affiliates from any and all claims, liabilities, losses, damages, causes of action, costs and expenses (including reasonable attorneys' fees and costs) arising from or resulting in connection with any train operation, accident or derailment, irrespective of the negligence, gross negligence or willful misconduct of Railroad, and (b) Pathnet shall have no liability relating to any Conduits (Innerducts) installed for or capacity sold or made available to Railroad pursuant to the License Agreement; provided, however, that (x) any such Conduits (Innerducts) shall be of equal or greater quality as Pathnet's own Conduits (Innerducts), and (y) Pathnet shall grant the same remedies to Railroad with respect to such capacity as Pathnet grants to its customers in the ordinary course of its business (e.g., outage credits, it being understood that Pathnet shall not be obligated to make any monetary payments as a remedy in connection with such capacity), which Railroad acknowledges may not provide it with any incremental benefit.

      17.5 Survival. The provisions of this Article 17 shall survive the expiration or earlier termination of the Agreements.

18.   INSURANCE.

      18.1 Railroad Protective Liability Insurance. Before any period of construction of any portion of the System or Facilities (including preliminary surveys and inspections), Pathnet shall purchase, or cause its contractor(s) to purchase, and to maintain in full force and effect, Railroad Protective
Liability Insurance ("RPL") naming Railroad as the insured. Said RPL policy shall be written on the form prescribed in the Federal Aid Highway Program Manual, Volume 6, Chapter 6, Section 2, Subsection 2, as amended from time to time, or as superseded by the AAR/AAHSTO form, and shall provide available limits of not less than $5,000,000 per occurrence, $10,000,000 aggregate for bodily injury and property damage (unless Pathnet designates a hazardous material Rail Corridor as a Conduit Right-of-Way, and then $10,000,000 per occurrence, $20,000,000 aggregate). The original of said RPL policy shall be furnished to and approved by Railroad, prior to the commencement of any entry or other operations under the Agreements.

      18.2 Liability Insurance. Pathnet shall purchase and maintain, until all of its obligations under the Agreements have been fully discharged and performed, the following insurance coverage: (a) Commercial General Liability Insurance ("CGL"), including any applicable umbrella policy, with contractual liability covering actions assumed in the Agreements by Pathnet, providing for available limits of not less than $5,000,000 single limit, bodily injury and/or property damage combined, for damages arising out of bodily injuries to or death of all persons in any one occurrence and for damage to or destruction of property, including the loss of use thereof, in any one occurrence, including Federal Employers Liability Act claims ("FELA") against the Railroad, or other liability arising out of or incidental to railroad operations; (b) Workers' Compensation, Employer's Liability Insurance and Occupational Disease Insurance; and (c) Business Automobile Liability Insurance. If any motor vehicles are used in connection with the work to be performed under the Agreements, Pathnet shall purchase and maintain Business Automobile Liability Insurance with limits of not less than $2,000,000 single limit, bodily injury and/or property damage combined, for damages to or destruction of property including the loss of use thereof, in any one occurrence. If, in Railroad's reasonable opinion, a higher limit of liability is necessary for any insurance policy required hereunder, Railroad shall so notify Pathnet and Pathnet shall, within thirty (30) days of receipt of such notice, provide a copy of the endorsement to the appropriate policy increasing the liability coverage to the required limit.

      18.3 Policy Requirements. All insurance required hereunder shall be effected by valid and enforceable policies issued by insurer(s) of financial responsibility and authorized to do business in the states where the System and/or Facilities are located, all subject to the reasonable prior approval of Railroad. Except for the RPL policy (on which Railroad shall be the named insured), Pathnet's liability insurance policies shall name Railroad as an additional insured and will not have any exclusions for liability relating to railroad operations by endorsement. The Pathnet's Workers' Compensation and property insurance policies shall include waivers of subrogation rights endorsements. All policies shall contain a provision for thirty (30) days' written notice to Railroad prior to any expiration or termination of, or any change in, the coverage provided. The insurance company shall be required to provide Railroad with at least thirty (30) days' written notice prior to such expiration, termination or change in any insurance coverage. Prior to any entry upon the Rail Corridor pursuant to the Agreements and upon Railroad's request thereafter, Pathnet shall provide Railroad with the original RPL policy and with certificates of insurance for all other coverages showing that the required coverages are in effect for the term of the Agreements. The liability assumed by Pathnet under the Agreements, including, but not limited to, Pathnet's indemnification obligations, shall not be limited to the insurance coverage stipulated herein.

19.   NOTICES.

      19.1 General. Unless otherwise provided herein, all notices, communications and deliveries required or permitted under the Agreements shall be in writing and shall be (a) delivered personally, (b) sent by facsimile transmission with subsequently transmitted confirmation of receipt, (c) sent by overnight commercial air courier (such as Federal Express), or (d) mailed, postage prepaid, certified or registered mail, return receipt requested; to the parties at the addresses or facsimile numbers hereinafter set forth:

Pathnet:                                 Railroad:
- --------

Pathnet, Inc.                            CSX Real Property, Inc.
1015 31st Street, NW                     301 West Bay Street, Suite 800 (J915)
Washington, D.C.  20007                  Jacksonville, Florida  32202
Attention:     President                 Attention:  Assistant Vice President
               Network Services
Facsimile No:  (202) 625-7369            Real Estate Operations
                                         Facsimile No. (904) 633-4586


With a Copy To:                          With a Copy To:
- --------------

Pathnet, Inc.                            CSX Transportation, Inc.
1015 31st Street, NW                     500 Water Street (J150)
Washington, D.C.  20007                  Jacksonville, Florida  32202
Attention:     General Counsel           Attention:  Assistant General Counsel
Facsimile No:  (202) 625-7369            Facsimile No. (904) 359-7518

or at such other address(es) or facsimile number(s) as a party shall have duly notified the other party.

In addition to the foregoing, any notice, communication or delivery required or permitted under Sections 17 and 18 shall also be sent to:


                                     CSX Corporation
                                     500 Water Street (J907)
                                     Jacksonville, Florida 32202
                                     Attention:    Risk Manager
                                                   Risk Management Department
                                     Facsimile No. (904) 633-5096

Any such notice, communication or delivery shall be deemed delivered upon the earliest to occur of: (a) actual delivery; (b) the same day as facsimile transmission (or the first business day thereafter if faxed on a Saturday, Sunday or legal holiday); (c) one (1) business day after shipment by commercial air courier as aforesaid; or (d) upon receipt if sent by certified or registered mailing as aforesaid.

      19.2 Planning, Design, Installation and Construction Phase Access Notice. During the Planning and Design and the Installation and Construction Phases, Pathnet shall, except in the case of emergency, give Railroad's Engineer at least ten (10) days' written notice before commencing construction or bringing any vehicle or equipment onto the Rail Corridor or other Railroad property, and forty-eight (48) hours' notice before any other entry. Any such written notice shall state the name(s) of Pathnet employee(s) in charge or contractor(s) or subcontractor(s) performing work or making such entry.

      19.3 Maintenance and Operation Phase Access Notice. During the Maintenance and Operation Phase, in order to secure safety of operated trains, crews, passengers and cargo of Railroad, and safety of Pathnet employees and/or contractors, Pathnet shall give CSXT's local Director of Dispatch, (904) 381-2765 and (904) 359-7551, as representative of Engineer, advance telephone or telegraph notice of entry onto any portion of the Rail Corridor, which entry shall be subject to consent and approval of Railroad's Engineer as to method and timing, which approval may be withheld in his or her sole discretion. Any such notice shall state the name(s) of Pathnet's employee(s) or contractor(s) or subcontractor(s) performing work or making such entry.

      19.4 Emergency Notice. In case of disaster (such as a train derailment or System failure) or other emergency demanding immediate examination or repairs to the existing System or Facilities, notice shall be given by either party to the other in person or by telephone to the Emergency Response Center(s) designated on Exhibit H attached hereto or as otherwise designated in writing by each party to the other. Such initial verbal or telephonic notice, however, must be confirmed in writing within forty-eight (48) hours. Each party will cooperate with the other to permit restoration of each party's operations as promptly as feasible after such emergency.

20.   RELOCATIONS; ALTERATIONS.

      20.1 Relocation to Accommodate Railroad. If Railroad determines that any Pathnet Facilities or System must be changed, altered or relocated after initial construction because of Railroad's own track or facility relocations or rail operational needs or plans (including additions, changes to track(s) to accommodate freight or passenger customers of Railroad), or any governmental agency or requirement, Railroad shall promptly give written notice thereof to Pathnet of such needs, plans or requirements. Within sixty (60) days of receipt of such notice, Pathnet shall protect or move the Pathnet Facilities and System, at Pathnet's sole cost and expense, and in a manner satisfactory to Railroad; provided, however, that Railroad shall reimburse Pathnet for any such costs or expenses received by Railroad from a governmental entity or other entity in connection with such relocation.

      20.2 Relocation to Accommodate Third Party. In the event of a Railroad relocation to accommodate any third party other than as provided in Section 20.1, Pathnet shall protect or move its Facilities and System upon receipt from Railroad of an agreement, in writing, obligating such third party to reimburse Pathnet for all costs and expenses incurred by Pathnet, including reasonable administrative and overhead, in connection therewith, or, if Railroad is unable to obtain such an agreement from such third party, Railroad's agreement to reimburse Pathnet for the foregoing costs (not to include any reimbursement of lost income). Pathnet shall submit any invoice to Railroad within ninety (90) days after such relocation work is completed.

      20.3 Replacement Land. In the event of any relocation of Pathnet's System or Facilities under Section 20.1, Railroad shall not be required to purchase for Pathnet any replacement land or right-of-way or to pay Pathnet the cost to secure same if there is not available Rail Corridor. However, Railroad agrees to allow Pathnet to relocate to any other available adjacent or nearby Rail Corridor or other land owned by Railroad at Pathnet's sole cost; provided, however, that Railroad shall not be entitled to any additional payment for such replacement Railroad land or Rail Corridor and the total mileage of such Rail Corridor or replacement land to which Pathnet relocates shall be deducted from and the abandoned Rail Corridor shall be added to the total mileage of Designated Rail Corridor permitted under the License Agreement.

21.   LINE SALES; ABANDONMENT.

      21.1 In the event of a sale or other transfer of any portion of the Designated Rail Corridor, such sale shall be made expressly subject to the Agreements and the rights of Pathnet thereunder. Notwithstanding any provision herein to the contrary, Railroad shall have the absolute right, in its sole discretion, to effect an Abandonment of all or any portion of the Rail Corridor.

22.   CONDEMNATION.

      22.1 Severance of Interests. In the event that any portion of the Designated Rail Corridor becomes the subject of a condemnation or appropriation proceeding or offer to acquire, Pathnet's interest (in its Facilities and/or System and in its occupation of the Segment) shall be severed from Railroad's interest (both physical and ownership rights) in such proceedings, and the parties agree to have any such condemnation or appropriation awards specifically allocated between Pathnet's interest and Railroad's interest.

      22.2 Removal of Facilities. Should any Segment of the Designated Rail Corridor used by Pathnet for a part of Pathnet's Fiber Optic Communications System or Facilities be condemned, appropriated and/or acquired by any governmental agency (or other party cloaked with the power of eminent domain) for public purpose or use, then to the extent required by the condemning authority, any Facilities or System of Pathnet within such Designated Rail Corridor not condemned, appropriated and/or acquired by such agency or authority shall be promptly removed by Pathnet at Pathnet's cost, unless Pathnet makes other arrangements with the condemning or appropriating agency or authority.

      22.3 Notice. Railroad shall promptly notify Pathnet of any condemnation or appropriation action filed against any portion of the Designated Rail Corridor. Railroad shall also promptly notify Pathnet of any threatened condemnation or offer to acquire by any governmental agency (or other party cloaked with the power of eminent domain) affecting the Designated Rail Corridor (provided the Railroad employees administering this Agreement have actual knowledge thereof). Further, any voluntary sale to the condemning or appropriating agency or authority pursuant to any threatened condemnation or offer to acquire shall be in accordance with the provisions of Article 21.

23.   PATHNET DISCONTINUANCE.

      23.1 In the event of any Discontinuance by Pathnet of its Facilities, System, Segment or any substantial portion thereof, Railroad shall have the option, to be exercised in Railroad's sole discretion, to terminate this Agreement as to the affected Segment(s) upon written notice to Pathnet. Upon such termination, removal of Pathnet's Facilities and System within such affected Segment(s) shall be governed by Section 26.2 hereof.

24. RAILROAD'S RIGHT TO TERMINATE OR REQUIRE SUSPENSION OF ACTIVITIES; FAILURE TO MAKE TIMELY PAYMENT

      24.1 Material Breach; Remedy. If Pathnet or Railroad fails to perform, violates or defaults under any material terms or conditions of the Agreements ("Material Breach"), and fails to remedy any such Material Breach in accordance herewith, then and in that event, the non-defaulting party shall have the following rights and remedies:

           (i) if the Material Breach (a) adversely affects railroad safety or operation, or (b) relates to the payment of any fees and expenses due to Railroad under the Agreements, Railroad shall have the right to terminate this Agreement upon written notice to Pathnet; and

           (ii) if the Material Breach is not of the type and nature described in Subsection 24.1(i), Railroad shall have the right, upon written notice to Pathnet, to suspend immediately all then pending and future installation, construction, maintenance and/or deployment on the entire Rail Corridor until such time as the applicable Material Breach is cured and Pathnet demonstrates to Railroad's reasonable satisfaction that Pathnet has taken such steps and/or implemented such procedures so that the particular Material Breach in question will not recur.

Upon termination as provided in this Section 24.1, removal of Pathnet's Facilities and System shall be governed by Section 26.2 hereof. Railroad's right to terminate this Agreement shall be limited to occurrences of Material Breaches of the type and nature described in Subsection 24(i) above.

      24.2 Examples of Material Breach. For purposes of this Article, any substantial noncompliance, or any repeated noncompliance, each of which might be considered minor or singular, may when considered in the aggregate constitute a Material Breach. In illustration, but without limitation, failure to give required notices, or failure to give required approvals without cause, or failure to comply with final decisions under the Dispute Resolution provisions of Article 25, may constitute a Material Breach.

      24.3 Notice and Cure Period. Pathnet and Railroad agree that neither party shall proceed against the other for any alleged Material Breach before the offending party has had written notice and reasonable time to respond and cure such breach; provided, however, that neither party shall be required to give time to respond and cure if any such delay will cause irreparable harm or increased risk of liability or injury. Reasonable time to respond and cure shall for purposes of Subsections 24.1(i)(b) and 24.1(ii) be presumed to be thirty
(30) days, and for purposes of Subsection 24.1(i)(a) be presumed to be forty-eight (48) hours. If such breach cannot reasonably be cured within the applicable cure period, but the party proceeds promptly to cure the same and prosecutes such cure with due diligence, the time for curing such breach shall be extended for such reasonable period of time as may be necessary under the circumstances to complete the cure, but under no circumstances shall such additional period extend beyond, (i) for purposes of Subsection 24.1(ii), one hundred eighty (180) days without the specific written approval of the non-breaching party, which such approval may be withheld in such party's reasonable discretion, and (ii) for purposes of Subsection 24.1(i)(a) and (b), thirty (30) days. With respect to any Material Breach (i) which is not cured by the breaching party within the applicable cure period, or (ii) for which an opportunity to cure is not required to be given, the non-breaching party may, at its sole option, cure any such breach in the manner it deems appropriate. In such event, the breaching party, within thirty (30) days of written demand and without deduction, set-off or abatement, shall reimburse the non-breaching party for any and all expenses incurred as a result of the non-breaching party's curing of such default together with interest at the Default Rate. Nothing contained herein shall create an obligation on the part of the non-breaching party to cure any uncured breach existing at any time under the Agreements.

      24.4 No Continuing Waiver. Any waiver by any party at any time of any of its rights under the Agreements shall not be deemed to be a continuing waiver of any breach or default or other matter subsequently occurring.

      24.5 Waiver of Certain  Damages.  Except as otherwise  provided in Section
6.5 of the License Agreement, neither party shall be liable to the other party for any consequential, indirect, special, exemplary or punitive damages, including, but not limited to, damages attributable to or based upon any loss of present or future profits, any loss of or injury to customer goodwill, or any lost or foregone investments and opportunities.

25.   LIAISON; COORDINATION AND DISPUTES RESOLUTION.

      25.1 Specified Disputes. The parties intend that any disputes which may arise between them relating to access to the Rail Corridor, or the design, plan, construction, installation, operation, maintenance, repair, replacement, and removal of Pathnet's Facilities or System or the safe and uninterrupted operation of the rail system of Railroad (a "Specified Dispute") be resolved as quickly as possible, which may, in certain instances, involve immediate decisions. When such quick resolution is not possible, or depending upon the phase of installation of Pathnet's Facilities and System, the parties agree to resolve such Specified Disputes as herein provided.

      25.2 Field Representatives. Within thirty (30) days after the designation by Pathnet of the Route Plan as provided in Exhibit B, Railroad and Pathnet shall each designate in writing the division or field representative(s) as point(s) of contact for decision making concerning the Specified Disputes.

      25.3 Railroad Operations. Questions of Railroad operations or track safety shall in all instances be referred to Railroad's Engineer, whose decision shall, for any emergency situation, be made within twenty-four (24) hours, or for any non-emergency situations, be made as provided in Section 25.7.

      25.4 Access. Specified Disputes concerning Pathnet's right of access to the Rail Corridor during the Planning and Design and Installation and Construction Phases, including use of an on-rail plow installation machine under Exhibit B, or during the Maintenance and Operation Phase, or access to or copies of Railroad's documents, shall be referred initially to the designated representative of the Engineer, who shall render such decision within twenty-four (24) hours. Decisions of the Engineer's designated representative shall be referable within twenty-four (24) hours of such decision, by Pathnet to the Engineer of Railroad, whose decision shall be issued within twenty-four (24) hours of the notice from Pathnet of dispute with the authorized representative of Engineer.

      25.5 Reserved.

      25.6 Communications Facilities. Specified Disputes arising out of or in conjunction with the communications System or Facilities of Pathnet, of Railroad, or of both, or the capacity and/or installation, maintenance and/or use of the same, shall be referred initially to Pathnet's system manager (or other representative designated by Pathnet) for decision, which shall be rendered, in writing, within thirty (30) days after submission.

      25.7 Remaining Specified Disputes. Any other Specified Dispute between the parties shall be referred initially to the Engineer for decision, which shall be rendered, in writing, within fifteen (15) days after submission.

      25.8 Mediation or Arbitration. Either party may appeal any decision made pursuant to Sections 25.2 through 25.7 by requesting either arbitration or mediation within thirty (30) days after the date of receipt of such decision in writing. Failure to request mediation or arbitration within such thirty (30) day period shall result in such decision becoming final and conclusive. The selected arbitration or mediation shall proceed in Jacksonville, Duval County, Florida, in accordance with the Arbitration or Mediation Resolution Procedures attached hereto as Exhibit K. Any arbitration decision or mediation agreement, or other final decision herein, may be enforced by any court having jurisdiction hereof.

      25.9 Work Pending Resolution of Specified Dispute. During the period in which any Specified Dispute is unresolved, any work on the Rail Corridor by or for Pathnet shall commence or proceed only with maximum security for Railroad operations, as determined by Railroad's Engineer, and the determination or allocation of any costs or additional costs therefor shall be resolved thereafter in accordance with this Article.

26    TERMINATION; REMOVAL.

      26.1 Partial Termination. Pathnet may terminate the Agreements with respect to any individual Segments of the Designated Rail Corridor at any time during the Term by providing Railroad with six (6) months' prior written notice of such termination. Such termination shall be only with respect to the specified Segment(s) of the Designated Rail Corridor identified in the termination notice and shall not affect the continuation of the Agreements with respect to the remaining Segments of the Designated Rail Corridor. With such partial termination, all further obligations (other than obligations which arose prior to such termination and any provisions hereof which are intended to survive the expiration or other termination) shall cease only as to affected Segment(s) and all terms and conditions of the Agreements shall remain unchanged and in full force and effect as to the remaining Segments within the Designated Rail Corridor. In the event of any partial termination hereunder, Pathnet shall not be entitled to any refund, rebate or set off relating to the consideration paid or given pursuant to the License Agreement nor any adjustment to the mileage bank.

      26.2 Removal Upon Termination. Within ninety (90) days of the expiration or earlier or partial termination of the Agreements (or such longer period as may be reasonably necessary to remove Pathnet's Facilities and System provided Pathnet begins removal within such ninety (90) day period and continues diligently to completion), Pathnet, at its own risk, cost and expense, shall remove all above ground Facilities, System and appurtenances from the Designated Rail Corridor, all underground Optical Fibers, and such other underground Facilities, System and appurtenances as Pathnet desires or Railroad reasonably requests so as to avoid interference with Railroad operations, and restore the Designated Rail Corridor and other affected property of Railroad to the functional or operational condition existing prior to the construction or installation of such Facilities, System and appurtenances. If Pathnet fails to timely remove the System and Facilities and restore the Designated Rail Corridor and other affected property as provided in the preceding sentence, Pathnet shall be deemed to have abandoned such Facilities and System in place, in which event such Facilities and System shall become the property of Railroad, for purposes of resale, use or operation by Railroad in any manner and for any purpose Railroad deems appropriate, in its sole discretion; or Railroad may cause such removal and restoration to be performed and all costs incurred by Railroad in such removal and restoration, together with interest thereon at the Default Rate, shall be due and payable by Pathnet to Railroad upon written demand.

      26.3 Continuing Obligations. The expiration or earlier termination of the Agreements shall not release any party from any liability or obligation incurred prior to such expiration or termination or terminate any right or obligation which would have continuing relevance after such expiration or termination of this Agreement. Without limiting the foregoing, the indemnification obligations of Pathnet, the rights of Railroad to review Pathnet's books and records, and such other provisions which are reasonably intended to have continuing validity, shall survive the expiration or earlier termination of the Agreements.

27.   DOCUMENT CONFIDENTIALITY.

      27.1 General. Railroad and Pathnet understand and agree that the Agreements, and all materials, maps, documents and other information that are referred to therein or attached thereto, exchanged between the parties in negotiating the Agreements, or utilized in fulfilling the provisions and intent hereof or thereof, are and shall be confidential, except as may be required by law or regulation. Any public announcement or press release concerning the Agreements by either party shall be subject to the prior approval of the other party, which approval shall not be unreasonably withheld.

      27.2 Restricted Distribution. Railroad and Pathnet each agree to respect such confidentiality, and shall restrict the distribution of the Agreements and such materials only to those Persons designated to implement the provisions hereof, and shall not disclose or furnish to any third parties copies of the Agreements or any materials referred to herein, without the prior written consent of the other party hereto or, subject to Section 27.3, a Court Order or Administrative Subpoena requiring same, except as may be required by law or regulation. The parties agree that in distributing copies or portions of these materials to Persons necessary to implement the same, such copies or materials shall be clearly marked as confidential, and indicating that the further distribution, copying or reproduction of the same is expressly prohibited.

      27.3 Redacted Copy. The parties shall jointly prepare redacted copies of the Agreements which may be furnished, as necessary to implement the provisions hereof, to (a) Arbitration Panel, (b) Court, (c) Administrative Tribunal, (d) mortgagee(s) or other financial backers of either party, and (e) prospective users of Pathnet's Conduit (Innerduct), Cable, Optical Fiber or other Facility authorized in accordance with the Agreements.

      27.4 Injunctive Relief. The parties recognize and acknowledge that any actual or threatened disclosure of such confidential information by either party, its agents, employees or contractors, will cause irreparable harm to the other party, such that monetary remedies available at law will not provide adequate relief, and therefore the aggrieved party shall be entitled to receive injunctive relief as an equitable remedy.

      27.5 No Right to Non-Material Information. Neither party shall have the right to obtain any information or documents from the other which are not material to the provisions or implementation of the Agreements.

28.   GENERAL TERMS.

      28.1 Entire Agreement. The Agreements, and any exhibits or amendments which may be attached thereto from time to time, constitute the entire agreement between the parties hereto with respect to the subject matter thereof and may be modified only by a writing executed by both parties.

      28.2 Incorporation by Reference. The Agreements, as amended by the parties from time to time in accordance therewith, shall be incorporated by reference into any Build Supplement, separate finance agreement or other document executed between the parties, and such incorporation shall include all amendments and exhibits to the Agreements, even if made or attached subsequent to the date of the Agreements.

      28.3 No Third Party Beneficiaries. Except as otherwise provided in the Agreements, nothing contained therein, in any provision or exhibit thereof, or in any agreement or provision included by reference, shall operate or be construed as being for the benefit of any third person.

      28.4 Interpretation. Neither the form of the Agreements, nor any provision therein, shall be interpreted or construed in favor of or against either party hereto as the sole drafter thereof.

      28.5 Force Majeure. The parties agree that a party shall not be liable for its failure to perform its obligations under the Agreements during any period in which such performance is delayed by fire, flood, war, embargo, riot, labor strike or unrest, the intervention of any government authority, train derailment, or any other event or condition outside the reasonable control of such party, provided that such party promptly notifies the other party of the delay and the reason(s) for such delay. The provisions of this paragraph shall not apply to Pathnet's payment obligations under the License Agreement.

      28.6 Reasonableness. Wherever the term "reasonable" is used in the Agreements, the term shall mean: for Railroad, application of standard and established railroad engineering, operating and safety rules, regulations and procedures; for Pathnet, application of standard and established carrier engineering and operating rules.

      28.7 Approval or Consent. Wherever the term "approval" or "consent" is used in the Agreements, unless otherwise specifically qualified, the term shall mean that such "consent" or "approval" shall not be unreasonably withheld, delayed or conditioned.

      28.8 Parties. Wherever used in the Agreements, the terms "Railroad" and "Pathnet" shall be construed in the singular or plural as the context may require or admit, and shall include the permitted successors and assigns of such parties.

      28.9 Severability. The Agreements are executed under the current interpretations of applicable federal, state, county, municipal and local statutes, ordinances and laws. However, each separate division (section, paragraph, clause, item, term, condition, covenant or agreement) thereof shall have independent and severable status for the determination of the legality thereof. If any separate division is determined to be void or unenforceable for any reason, such determination shall have no effect upon the validity or enforceability of each other separate division, or any combination thereof.

      28.10 Governing Law; Venue. The Agreements shall be construed and governed under the laws of the State of Delaware. It is the particular intent of the parties that the indemnification obligations contained in the Agreements shall be enforceable and shall not be deemed to be against public policy. The parties consent to the personal jurisdiction of and to exclusive venue in the United States District Court in and for the Middle District of Florida, Jacksonville Division.

      28.11 Assignability.

            (a) Except as otherwise specifically provided in the Agreements, Pathnet shall not assign or transfer any right or interest in the Agreements without the prior written consent of Railroad, which consent may be withheld in Railroad's sole discretion. The above requirement for consent shall not apply to
(i) any  disposition of all or  substantially  all of Pathnet's stock or assets;
(ii) any corporate merger, consolidation or reorganization, whether voluntary or involuntary, involving Pathnet; or (iii) a sublease or assignment of the Agreements (in whole or in part) by Pathnet to a subsidiary, affiliate, or parent company, controlled by, under common control with, or controlling, either indirectly or directly, Pathnet, provided that no assignment not consented to by Railroad shall relieve Pathnet of any of its obligations or liabilities under the Agreements and, provided further, that such Assignee agrees in writing to be bound by the terms of the Agreements. Nothing herein shall prohibit Pathnet (i) from involving contractors, or strategic or co-development partners in construction and operation of the fiber optic facilities, on such terms as Pathnet may determine in its sole discretion, provided all such activities are conducted in accordance with the terms of the Agreements, and that Pathnet remains fully liable for all obligations thereunder; and (ii) from granting liens or other security interests in the fiber optic facilities or Pathnet's rights under the Agreements in connection with financing or investments made available to Pathnet; provided that all such parties agree that, if and to the extent they acquire an ownership interest thereunder, they shall be bound by and shall comply with the terms of the Agreements.

            (b) Upon request by Pathnet, Railroad shall execute reasonable documentation to be provided by Pathnet acknowledging the rights of Pathnet's lender(s) ("Lender") to obtain ownership of any fiber optic facilities if the Agreements are still in effect and Pathnet is in material default under the terms of Pathnet's loan to Lender, provided, however, that in such case Lender shall agree in writing that it shall become an assignee to the Agreements and shall become subject to all rights and obligations of Pathnet under the terms of the Agreements (and Pathnet also shall remain subject to all obligations of Pathnet under the Agreements). In addition to the rights granted to Pathnet under the Agreements, Pathnet's Lender shall have the additional right to take possession, sell, assign or otherwise transfer any fiber optic facilities, including the right to operate, or permit a third-party to operate, any fiber optic facilities, provided such operation shall be subject to all terms and conditions of the Agreements and provided further that Railroad shall approve such party, in Railroad's reasonable discretion.

            (c) Railroad may assign the Agreements to any Affiliate, any purchaser(s) of the Designated Rail Corridor to the extent applicable to such Rail Corridor, or any Person in connection with any merger or consolidation of Railroad, provided that any such assignment shall be subject to the terms and conditions of this Agreement.

      28.12 Time is of Essence. Time is of the essence in the performance of each party's obligations under the Agreements.

      28.13 Incorporation of Exhibits. All exhibits attached to the Agreements are incorporated by this reference and made a part of the Agreements for all purposes.

      28.14 Multiple Counterparts. Each of the Agreements may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute one and the same instrument.

      28.15 WAIVER OF JURY TRIAL. RAILROAD AND PATHNET HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE AGREEMENTS OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS, RIGHTS OR OBLIGATIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THE AGREEMENTS (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THE AGREEMENTS OR ANY CLAIMS OR DEFENSES ASSERTING THAT EITHER OF THE AGREEMENTS WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO AND ACCEPT THE AGREEMENTS.

      28.16 Authorization. Railroad and Pathnet represent and warrant that each has obtained all necessary corporate approvals authorizing the execution and delivery of the Agreements, and that the execution and delivery of the Agreements will not violate the articles of incorporation or by-laws of such corporation, and will not constitute a material breach of any contract by which such corporation is bound.

            EXECUTED as of the Effective Date.



Witness:                            CSX TRANSPORTATION, INC.,

                                    For  itself  and as  Operator  for New  York
                                    Central Lines LLC, a wholly-owned subsidiary of Consolidated Rail Corporation


   /s/ Shawn illegible                  By: /s/ J. Randall Evans
- --------------------                     --------------------------------
   illegible                          Name:
- --------------------                Title:

Witness: illegible                   PATHNET TELECOMMUNICATIONS, INC.
      Matthew Harris
                                       By:   /s/ Richard Jalkut
                                         --------------------------------
                                      Name:
                                     Title:  CEO

                                   EXHIBIT A-1

                 [To be provided upon designation of the route]

                                   EXHIBIT A-2

                 [To be provided upon completion of the route]

                                    EXHIBIT B

1.   ROUTE DESIGNATION; DOCUMENTATION; INSPECTION; ACCESS.

     1.1 Documentation. Railroad shall furnish to Utility, electronically if available, at Utility's cost, copies of Valuation Maps with available indices thereto within thirty (30) days of the date of Utility's written request. Railroad shall make available to Utility, for reproduction at Utility's cost, all available Railroad engineering documents relating to bridges, overpasses or tunnels on or along such Route Plan. Railroad shall also furnish, at Utility's cost, copies of maps or other documents to assist Utility in determining the identity and location of other users of those portions of Railroad's Rail Corridor designated on Utility's Route Plan. The furnishing of maps, documents or other materials hereunder, however, shall not be a guarantee by Railroad of the accuracy or completeness of same.

     1.2 Inspection. Railroad agrees to participate with Utility in a joint inspection of those portions of the Railroad Corridor designated on Utility's Route Plan for the purpose of identifying problem areas and defining final Conduit Right-of-Way routes or alternatives. Railroad also agrees to participate in any additional joint inspections that may be required for the purpose of detailing and developing solutions for problem areas.

     1.3 Route Plan. Prior to the preparation of detailed Construction Plans as contemplated in Section 1.7, Utility shall submit to Railroad a proposed Route Plan marked on Railroad Valuation Maps. Railroad shall review and, through its Engineer, approve or reject the proposed Route Plan. If rejected for reasons other than Railroad's plans to Abandon a Segment of the Railroad Corridor, Railroad shall cooperate with Utility to locate an alternative mutually acceptable route along Railroad's Rail Corridor to the extent available. Upon Railroad's approval of Utility's proposed Route Plan, such approved Route Plan shall be attached to this Agreement as Exhibit A-1, for the purpose, among other things, of defining the Designated Railroad Corridor.

     1.4 Planning and Design Phase. From and after the date of submission by Utility to Railroad of Utility's Route Plan, Utility and its designated employees, agents and representatives shall have the right to enter upon any portion of Rail Corridor shown on such Route Plan for a period of one hundred eighty (180) days for the purpose of surveying and inspecting the same, subject to all applicable notice, approval and other applicable requirements contained in this Agreement (the "Planning and Design Phase").

     1.5 Conditions of Right of Entry. All surveys or route inspections (or any other entry by Utility hereunder) shall be made upon reasonable advance notice to and at times satisfactory to Railroad, in a manner so as not to interfere with operations of Railroad, and shall be at the sole risk, cost and expense of Utility. Rights of entry shall not be unreasonably withheld or delayed.

     1.6 Construction Planning Schedule. Utility shall furnish to Railroad a proposed schedule of construction and installation (commencement and completion dates) on each portion of the Designated Rail Corridor to be utilized for Utility's System. Said schedule of construction shall be sufficient to allow the coordination of Railroad, Utility and construction personnel and operating train movements. Utility shall schedule installation and construction to avoid disruption of Railroad operations (including operation of freight and passenger trains. Utility may request Railroad to reschedule or divert trains, where possible, to minimize disruption of Utility's construction schedule, and, to the extent possible and practical, as solely determined by Railroad's Engineer, Railroad shall make such diversion or rescheduling. Utility further recognizes that regulations of the Federal Railroad Administration (FRA) may require "Slow Orders" to be issued by Railroad to trains operating in areas of Utility's construction, and that such "Slow Orders" may cause delays in train movements, including delays in movement of freight and passenger trains. Additional costs, expenses or losses to Railroad generated by any "Slow Order", rescheduling, delay or diversion (including detours or rerouting) resulting from any request of or actions or omissions of Utility, its employees, agents, contractors or subcontractors, or which results from any Fouling of Track(s), plus any damage to or destruction of Railroad's signals, tracks or other facilities resulting therefrom, shall be reimbursed by Utility.

     1.7 Construction Plans. Whenever Utility desires to install or construct any part or portion of its Facilities or System, including any structural attachments, within the Designated Rail Corridor, Utility shall submit written notice (the "Construction Notice") in two (2) signed counterparts, accompanied by four (4) copies of the relevant Construction Plans, to Railroad's Engineer for consent and approval of Railroad, which approval shall not be unreasonably withheld or delayed. Upon approval by Railroad, one (1) signed counterpart of the Construction Notice shall be returned by Railroad. Upon receipt of the signed counterpart of the construction Notice by Utility, the Construction Notice and the Construction Plans so approved shall be considered as being incorporated into and made a part of this Agreement for all purposes.

     1.8 Limited Scope of Approval. Railroad's right of approval of Construction Plans, and the location of Utility's Facilities and System, and the nature of Transmission Technology shall apply only to the extent that construction or use of Facilities, System or Transmission Technology may affect train or signal operations or the use of Railroad's Rail Corridor.

     1.9 Installation and Construction Phase. From and after the date of Railroad's approval of Utility's Construction Plans, as provided in Section 1.7, Utility, its employees, agents and/or contractors, shall have the right, for a period of one hundred eighty (180) days, to enter and construct and install Utility's Facilities and System on that Segment designated in the Construction Plans. Utility shall coordinate with, and secure advance written approval from Railroad's Engineer, for all access to track and Restricted Working Area of Rail Corridor, understanding that the operation of Railroad trains over any Rail Corridor shall have priority. Construction and installation shall also be in accordance with Fiber Optic Installation SOP (Standard Operating Procedure, MWI 1905-01, Issued 6/30/98), a copy of which is attached hereto as Exhibit M.

     1.10 As-Built Drawing. Within ninety (90) days after completion of construction and installation of each Segment of Utility's System, Utility shall furnish to Railroad an As-Built Drawing, referencing Railroad stationing, Valuation Maps and mileposts for such Segment, which, when approved by Railroad and as amended from time to time, shall be collectively attached hereto as Exhibit A-2.

     1.11 Maintenance and Operation Phase. Only after construction of each Segment of Utility's System and approval by Railroad's Engineer of the applicable As-Built Drawing, shall Utility, its employees, agents and/or contractors, be permitted operational and maintenance access to such Segment, in accordance with the provisions of this Agreement. With respect to each independent Segment, the period after the Planning and Design Phase but prior to the approval of the applicable As-Built Drawing is herein sometimes called the "Installation and Construction Phase" and the period after the approval of the As-Built Drawing is herein sometimes called the "Maintenance and Operation Phase."

     1.12 Reinstallation, Replacement and Removal. The provisions of this
Article 1 shall apply to any reinstallation, replacement or removal of any Facilities by Utility.

2.   SURVEYS AND RECORDS; COSTS.

     2.1 Railroad Maps and Surveys. Railroad shall, at Utility's cost and upon Utility's written request, furnish to Utility a copy of its current System Map, System Diagram Map and Valuation Maps for Segments identified in the Route Plan as System Segments. Railroad, however, shall not be deemed to have guaranteed the accuracy of any map, survey or related records made available to Utility.

     2.2  Utility Maps, Surveys and Records.

          (a) If Utility performs or contracts to perform formal surveys of the Rail Corridor, or any constructed Conduit Right-of-Way, Utility shall furnish Railroad, upon request, a copy thereof, at Utility's cost, subject to lawful limitations of survey contracts and applicable laws. Utility shall not be deemed to have guaranteed the accuracy of such surveys. If Utility is required or chooses to secure and/or file any surveys for any of its Facilities, Utility shall bear the total cost thereof.

          (b) Any copies or records made or data compiled by Utility relating to Railroad's Rail Corridor (including but not limited to: maps; plans; photos; video tapes; motion pictures; notes; survey data; cassette tapes and other types of records and measurements) shall become the sole property of Utility. However, subject to the document confidentiality provisions hereof, Utility shall provide such data or records to Railroad.

          (c) Utility shall, at its expense, furnish Railroad, annually, a map of Utility's Fiber Optic Communication System ("Fiber Optic System Map") depicting the location of Utility's Facilities and System on the Designated Rail Corridor and fiber count by Segment.

          (d)  Utility shall update its Fiber Optic System Map after each new

Segment is constructed, and shall include a copy of the relevant portion thereof with each As-Built Drawing required in Section 1.10.

3.   LOCATION OF UTILITY FACILITIES.

     3.1  Perimeter  Location.  Occupation  by  Utility  of  the  Rail  Corridor
(including any portion that shall pass along or through an active operated Railroad yard, terminal or station) shall be confined where practical to the outer perimeter of the Rail Corridor, yard, etc. Minimum distance to the centerline of the nearest track shall be eleven feet (11') unless otherwise specifically agreed in writing by Railroad. The exact location and depth shall be determined on a case-by-case basis during the Planning and Design Phase for the Facilities.

     3.2 Railroad Tunnels. The installation of Cable in Railroad tunnels shall be avoided whenever possible, by the installation of Cable over Railroad tunnels within Railroad Rail Corridor. Where such installation over the tunnel is not reasonably possible, and after specific written approval by Railroad's Engineer, Cable shall be laid or installed within existing conduits or ducts, where available and in usable condition, or within suitable conduit (nonflammable, inert material pipe) installed by Utility on the floor level of the tunnel, at a point farthest away as practical from the nearest operated rail or track.

     3.3 Entrance into Tunnel or onto Bridge. Any entrance by Utility or its employees, agents or contractors into Railroad's tunnel, onto Railroad's bridge, or on Railroad's property adjacent to a bridge or tunnel for any purposes, shall be in accordance with the provisions of Article 12 of this Agreement.

4.   CONDUIT (INNERDUCT)/CABLE INSTALLATION AND CONSTRUCTION.

     4.1 Underground Installation. In all situations where reasonably possible, Conduit (Innerduct) or Cable shall be installed by Utility, or its contractor(s), underground, and in accordance with the "Specifications for Underground Cables Occupying Railroad Rail Corridor" attached hereto as Exhibit
E. Notwithstanding any contrary provisions contained in Exhibit E, the installation depths and limits of Cable or Conduit (Innerduct) shall be as follows:

          (a) Where Cable crosses underneath tracks, whether mainline, secondary or industrial, Cable must be installed in Conduit (Innerduct);

          (b) Cable to be installed within fifteen linear feet (15') of the centerline of any tracks, shall be installed in Conduit (Innerduct);

          (c) Conduit (Innerduct) installation is not required for Cable to be installed more than fifteen linear feet (15') from the centerline of any tracks;

          (d) The depth of Conduit (Innerduct) under tracks shall be no less than sixty inches (60") below the bottom of ties, for a length at least two linear feet (2') beyond the outer end of such ties;

          (e) Where on-rail plowing is authorized, as provided herein, Cable and/or Conduit (Innerduct) shall be installed at a depth of no less than forty-two inches (42") below ground surface;

          (f) Cable or Conduit (Innerduct) to be installed within twelve linear feet (12') of the centerline of the nearest track shall be at a depth of no less than forty-two inches (42") below ground surface;

          (g) Cable or Conduit (Innerduct) to be installed twelve linear feet (12') or more away from the centerline of the nearest track shall be installed at a depth of no less than thirty-six inches (36") below ground surface.

     4.2 On-Rail Plow. Subject to the sole discretion and approval of Railroad's Engineer for exact location of use, scheduling and utilization of an on-rail plow machine, Utility shall have the right to utilize such machine for construction purposes. If such use is approved, Railroad will provide all necessary work trains and crews at Utility's sole cost and expense to facilitate use of such machine. When within fifteen feet (15') of any signal wires, culverts, grade crossings or other Railroad facilities, Utility must cease all rail plow installation and (a) utilize only hand-trenching, behind (trackside of) any Railroad facilities or obstructions (signals, signal boxes, relay cases, etc.) which have wire or Cable connections to any track, and/or (b) place Utility Conduit (Innerduct) or Cable only to the front (fieldside) thereof. Utility shall pay for any repairs to signal wires, culverts, grade crossings or other Railroad facilities damaged by said plowing or trenching.

     4.3 Aerial Attachments. In situations where Utility determines that underground installations are not reasonably practicable, installations shall be by aerial attachments in accordance with the Association of American Railroads "Communications Manual Part 1-B-1, Paragraphs A through S" and "Specifications for the Construction of Railroad Communication Pole Lines, Section K", copies of which are attached hereto collectively as Exhibit F. Details of each aerial section of Cable shall be shown where appropriate as a part of the Construction Plans and As-Built Surveys furnished to Railroad for approval as required under this Agreement.

     4.4 Water Crossings. In the event that Utility elects to perform submarine Conduit (Innerduct) or Cable installation rather than installation by attachment to Railroad's existing pole lines or fixed or movable bridges, such submarine installation shall be performed by Utility or its contractor(s) at Utility's sole risk, cost and expense.

     4.5 Bridge Attachments. Attachment to all Railroad bridges, where attachment to an adjacent parallel pole line is not desired by Utility, shall be as prescribed in the "Specifications for the Attachment of Cables to Railroad Bridges", a copy of which is attached hereto as Exhibit G.

     4.6 Public Roadway Crossings. Cable or Conduit (Innerduct) crossing under public roadways shall be at a location and depth as required by any applicable federal, state or local laws, regulations or lawful orders. To the extent not pre-empted by such authorities, such installation shall also be in accordance with Exhibit E.

     4.7 Public Utility Crossings. Cable or Conduit (Innerduct) crossing over or under public utilities shall be located and installed in accordance with all applicable federal, state and local laws, regulations and lawful orders, and such lawful requirements as may be stipulated by any governmental agency (including operators of rail passenger services) or public authority. If in the conduct of any work, any changes or alterations in pipelines, sewers, drains, conduits, fences, power, signal or communication lines or other utility or Railroad facilities are necessary (either temporary or permanent) by reason of the foregoing or the requirements of Railroad, such changes shall be made or caused to be made solely by Utility at Utility's sole risk, cost and expense; provided, however, that costs and expenses for any such work, changes or alterations necessitated by any other third party shall be paid by such third party.

     4.8 Emergency Repair. Emergency Cable installation, maintenance or repair methods shall be as set forth in Exhibit H attached hereto.

                                    EXHIBIT C

                                      LEASE

     THIS LEASE, made as of this ____ day of ______________, ______, between CSX TRANSPORTATION, INC., a Virginia corporation, [as operator for New York Central Lines LLC, a Delaware limited liability company] whose address is 500 Water Street, Jacksonville, Florida 32202 ("Lessor"), and Pathnet Telecommunications, Inc., a Delaware corporation, whose address is 1015 31st Street N.W., Washington, D.C. 20007 ("Lessee"):

                                    RECITALS

     A. Lessor and Lessee have entered into those certain Fiber Optic Access and License Agreement and Right of Way Operating Agreement dated as of ____________________, as amended and supplemented from time to time by the parties (the "Base Agreement").

     B. The Base Agreement contemplates Lessee's use of certain land owned by Lessor for the placement of non-cable facilities including Repeater (Regen) Sites, or power or auxiliary power stations, or sites for construction facilities or temporary storage of materials and fuel for power stations.

     C. In order to implement the provisions of the Base Agreement, Lessor and Lessee desire to enter into this Lease for the premises described herein and on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the rental to be paid by Lessee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.   INCORPORATION OF RECITALS.

               The parties represent and acknowledge that the foregoing recitals are true and correct and are incorporated herein by this reference.

2.   DESCRIPTION OF PREMISES.

               Lessor does hereby lease unto Lessee that certain parcel of unimproved land (exclusive of tracks and roadbed) located and more particularly described or depicted on Exhibit "A" attached hereto and by this reference made a part hereof (the "Premises").

3.   CERTAIN DEFINITIONS.

     3.1 General Interpretive Principles. For purposes of this Lease, except as otherwise expressly provided herein or unless the context otherwise requires:
(i) the terms used herein include the plural as well as the singular, (ii) the use of any gender herein shall be deemed to include the other gender, (iii) the word "including" means "including, but not limited to," and (iv) the headings used herein shall not describe, interpret, define or limit the scope, extent or intent of any provision hereof.

     3.2 Definitions. Except as otherwise expressly defined in this Article 3 or otherwise herein, the capitalized terms used in this Lease shall have the meanings set forth in the Base Agreement.

               3.2.1 "Lessee"  shall mean Lessee as defined in the  introductory
paragraph   of  this  Lease,   any   successor  by  merger,   consolidation   or
reorganization, and its permitted assigns.

               3.2.2 "Lessor" shall mean Lessor as defined in the introductory paragraph of this Lease, any of its predecessor railroads, any successor by merger, consolidation or reorganization, and its permitted assigns.

               3.2.3 The term "damages" shall mean any and all damages, including, but not limited to, civil, criminal, compensatory, consequential, direct, indirect, treble, punitive, exemplary and special damages and all other damages and penalties of any kind available at law and/or in equity.

4.   PERMITTED USE.

     Lessee shall use and occupy the Premises in accordance with Section 21of the Base Agreement, and for no other purpose (the "Permitted Use").

5.   RENT.

     Lessee shall pay to Lessor, as base rent for the Premises, the sum of * DOLLARS ($*.00) per * payable * in advance from the date hereof for the duration of the Term ("Base Rent"). Lessee shall pay all real estate taxes levied against the Premises and the cost of any Lessee improvements placed on the Premises and all costs of or charges for water, sewage, electricity, heat and any other utilities furnished to the Premises. If any of the foregoing is paid by Lessor, Lessee shall reimburse Lessor, as additional rent, within thirty (30) days after presentation to Lessee of bills therefor ("Additional Rent"). The payment by Lessee of any sum in advance shall not create an irrevocable lease for the period for which the same is paid. Lessor reserves the right to periodically adjust the Base Rent any time after the expiration of twelve (12) months (and to adjust any adjusted rent thereafter), by giving notice of such adjustment to Lessee at least sixty (60) days prior to the effective date of such adjustment. Lessee's continued occupation of the Premises after such effective date shall be deemed an acceptance of such adjusted Base Rent.

6.   APPROVAL OF PLANS, TRACK CLEARANCE.

     Lessee, prior to placing any improvement on the Premises, shall submit plans to, and secure approval in writing of, Lessor, which such approval may be withheld in Lessor's sole discretion. Lessee shall not erect, place or allow to be erected or placed on the Premises any buildings, structures, fixtures or obstructions of any kind, either temporary or permanent, within twenty-five feet (25') of the centerline of the nearest track, unless Lessee obtains the prior written consent of Lessor, which may be withheld in Lessor's sole discretion; provided that the foregoing shall not be construed to permit any track clearance less than the minimum required by any applicable law, rule, order or regulation. Any approval by Lessor of any improvement or alteration made by Lessee, or failure of Lessor to object to any work done or material used, or the method of construction or installation, shall not be construed as an admission of responsibility by Lessor or as a waiver of any of Lessor's rights under this Lease.

7.   FIRE PREVENTION.

     Lessee shall cooperate with the Risk Management Department of Lessor and shall promptly comply with fire prevention measures requested by said Department. Lessee shall make no electrical installations or alterations in and to the improvements or electrical or other circuits (whether for power, light, heat or other purposes) now or hereafter located on the Premises, except by a duly licensed electrician, and shall make no installation of natural gas, propane, kerosene or other combustion fuel heating or cooling units, except by licensed heating or cooling contractor. No such alterations or installations shall be made without prior written approval of Lessor's Risk Management Department, which may be withheld in its sole discretion.

8.   PERMITS, ORDINANCES, REGULATIONS:

     8.1 Lessee, at Lessee's sole cost and expense, shall obtain any applicable permits and shall comply with all applicable permits, ordinances, rules, regulations, requirements and laws of any Governmental authority having jurisdiction over the Premises or the Permitted Use thereof or the placement or use of any improvements thereon, including but not limited to zoning, health, safety, building or environmental matters. Lessee shall supply Lessor with copies of all permits and letters or certificates of such authority's consent to and/or approval of Lessee's use of the Premises.

     8.2 Lessee shall further defend, indemnify and hold Lessor harmless from all losses, damages, costs of defense (including attorneys' fees) and costs of compliance relating to any ordinance, rule, regulation, law, citation, order or notice, any violation thereof, any penalty, levy, fine or assessments therefrom, including any penalty, levy, fine, assessment, compliance cost or remedial charge levied during the Term, or after termination of this Lease for events arising during this Lease.

9.   MAINTENANCE, REPAIRS AND COSTS.

     Lessee will not create or permit any nuisance in, on or about the Premises, and Lessee shall repair and maintain, at its sole cost and expense, the Premises and any improvements thereon, in a neat and clean condition to the reasonable satisfaction of Lessor.

10.  SERVICES, UTILITIES.

     Lessor will be under no obligation to furnish the Premises with water, gas, sewage, electricity, heat, or other services and supplies that may be necessary or desirable in connection with Lessee's use and occupancy of the Premises.

11.  ADJACENT AREAS.

     Except as provided in Article 12 hereof, Lessee shall not use any property of Lessor other than the Premises herein leased without first obtaining Lessor's prior written consent and complying with all requirements of Lessor applicable thereto, including payment of such charges, costs or fees as Lessor deems appropriate, in its sole discretion.

12.  INGRESS AND EGRESS.

     Lessee shall have the right to use, in common with Lessor and others authorized by Lessor, existing driveways or other property designated by Lessor as the means of ingress to and egress from the Premises. Lessor shall be under no obligation with respect to the condition or maintenance of said driveway(s) or other property, and Lessee's use of same shall be subject to all of the covenants, terms and conditions of this Lease.

13.  PIPE AND WIRE LINES.

     Lessor shall at all times have the right to maintain and/or construct, and to permit others to maintain and/or construct, overhead and/or underground pipe and/or wire lines now or hereafter installed upon or across the Premises, and to use, repair, renew, replace and remove the same.

14.  CLAIM OF TITLE.

     Lessee shall not at any time claim ownership of or any right, title or interest in or to the Premises, nor shall the exercise of this Lease for any length of time give rise to any right, title or interest in or to the Premises, other than the leasehold herein created.

15.  MECHANIC'S LIENS.

     Lessee shall promptly pay all debts incurred by, and shall promptly satisfy all liens of, its contractors, subcontractors, mechanics, laborers and material men in respect to any construction, alteration, maintenance or repair of, in or to the Premises, and any improvements thereon, and shall indemnify, defend and hold Lessor harmless from and against all losses, damages, penalties, fines and legal costs and charges, including attorneys' fees incurred, in any suit involving any lien, the enforcement or satisfaction thereof, or encumbrance caused by the same, with respect to the Premises or any part thereof or any improvements thereon. Further, Lessee shall have no authority to create any liens for labor or material on or against Lessor's or Lessee's interest in the Premises, and shall so specify in all contracts let by Lessee for any construction, erection, installation, alteration, maintenance or repair of the Premises or any improvement thereon.

16.  TERM, TERMINATION, BREACH, REMOVAL:

     16.1 The initial term of this Lease shall be one (1) year, and shall thereafter run year-to-year (the "Term"). This Lease may be terminated by either party for any reason and at any time upon not less than three (3) months' written notice. Notwithstanding the foregoing, in the event of a breach by Lessee of any covenant, term or condition of this Lease or of the Base Agreement, Lessor may, at its sole option, terminate this Lease immediately.

     16.2 Upon the expiration or earlier termination of this Lease, Lessee shall immediately vacate the Premises. Within ninety (90) days of the expiration or earlier termination of this Lease, Lessee, at its own risk, cost and expense, shall remove all improvements erected or used by Lessee on the Premises and shall restore the Premises to the functional and operational condition existing prior to the execution of this Lease. If within such ninety (90) day period, Lessee fails to remove such improvements and restore the Premises accordingly, Lessee shall be deemed to have abandoned its improvements in place, in which event such improvements shall become the property of Lessor, for purposes of resale, use or operation by Lessor in any manner and for any purpose Lessor deems appropriate, in its sole discretion; or Lessor may cause such removal and restoration to be performed and all costs incurred by Lessor in such removal and restoration, together with interest thereon at the highest non-usurious interest rate allowed by law, shall be due and payable by Lessee to Lessor upon written demand.

     16.3 The expiration or earlier termination of this Lease shall not release either party from any liability or obligation incurred prior to such expiration or termination nor terminate any right or obligation reasonably intended to have continuing validity hereunder.

17.  RELOCATION.

     Lessor shall have the sole and absolute right to require the relocation of the Premises, including any improvements thereon. The terms and conditions applicable thereto shall be as stated in the Base Agreement.

18.  LIABILITY, INDEMNITY.

     18.1 In addition to the indemnification obligations stated elsewhere herein, Lessee hereby releases Lessor, assumes responsibility for and shall defend, indemnify and hold Lessor harmless from and against all losses, damages, claims, fines, costs (including attorneys' fees) and expenses arising from or relating to:

          (a)  any breach of this Lease by Lessee,

          (b) any violation by Lessee of any law, rule, regulation, order, notice, ordinance or any other requirement of a public or governmental authority, including Lessee's failure to obtain any necessary approval, consent or permit,

          (c) any damage (including environmental damage) to the Premises, improvements or other property,

          (d) any bodily injury, including death, of any person, including, without limitation, the agents, employees, contractors, licensees, permittees and invitees of Lessor or Lessee and trespassers, which occurs on the Premises or relates to any action or omission on the Premises, and

          (e) any liability arising from or relating to the condition of the Premises, or Lessee's use or occupancy thereof or placement or use of any improvements thereon,

whether caused by the fault, failure or negligence of Lessee, Lessor or otherwise.

     18.2 Lessee agrees it shall not have and hereby completely and absolutely waives its right to any claim against Lessor for damages or any other legal or equitable relief on account of any deficiencies in Lessor's title to the Premises. Lessee shall indemnify and hold Lessor harmless from and against all claims, litigation and damages for trespass, slander of title, overburden of easement, or other claims arising out of or based upon Lessee's use or occupancy of the Premises or any placement or use of any improvements thereon.

     18.3 Nothing contained herein shall amend, alter, modify, abridge or affect the provisions of the Base Agreement relating to indemnification or the allocation of liability.

     18.4 The provisions of this Article 18 shall survive the expiration or earlier termination of this Lease.

19.  INSURANCE AND LIABILITY.

          Each and every policy of insurance required under the Base Agreement shall, prior to and during Lessee's use or occupancy of the Premises or any placement or use of any improvements thereon, be amended or modified to provide such coverage for Lessee's obligations hereunder, Lessee's use and occupancy of the Premises and Lessee's placement or use of improvements thereon. Lessee shall provide Lessor's Risk Management Department, 500 Water Street (J-907), Jacksonville, FL 32202 with certified copies, except that, in the case of the Railroad Protective Liability ("RPL") Policy, the original, of the insurance policies amended or modified in accordance herewith. If, in Lessor's sole opinion, higher limits of insurance coverage are necessary, Lessor shall so notify Lessee and Lessee shall, within thirty (30) days of receipt of such notice, provide to Lessor's Risk Management Department a certified copy (or the original for the RPL Policy) of the endorsement to the appropriate policy increasing the liability coverage to the required limit. The liability assumed by Lessee under this Lease, including, but not limited to, Lessee's indemnification obligations, shall not be limited to the insurance coverage stipulated herein.

20.  CONDEMNATION.

     Should the Premises or any part thereof be condemned, appropriated and/or acquired for public use, then Lessor, at its sole option, may terminate this Lease. No part of any damages or award shall belong to Lessee, except to the extent of any specific award from the governmental authority for improvements of Lessee. The Premises shall be valued as vacant land, without consideration of this Lease or Lessee's improvements on the Premises as an enhancement or detriment to said value. Improvements of Lessee not so condemned, appropriated and/or acquired shall be removed in accordance herewith.

21.  SUCCESSORS, ASSIGNS; NO TRANSFER, SUBLEASE OR ASSIGNMENT.

     21.1 The terms, covenants and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of Lessor and the successors and permitted assigns of Lessee.

     21.2 The foregoing notwithstanding, Lessee shall not transfer, assign, encumber or sublet this Lease or any part of the Premises or any rights or privileges herein granted, without the prior written consent of Lessor, which may be withheld in Lessor's sole discretion. The foregoing covenant shall also apply whether such sale or transfer is made voluntarily by Lessee or involuntarily in any proceeding at law or in equity to which Lessee may be a party whereby any of the rights, duties and obligations of Lessee shall be sold, transferred, conveyed, encumbered, abrogated or in any manner altered. Any sale, conveyance, transfer, assignment, sublease, abrogation or encumbrance of this Lease, all or any portion of the Premises or any of the rights and privileges hereunder in violation of this Article 21 shall be null and void and Lessor, at its sole option, may terminate this Lease.

22.  BANKRUPTCY RIGHTS.

     It is expressly understood and agreed that in the event of any assignment for the benefit of creditors, or in the event a petition in bankruptcy shall be filed by Lessee, or if Lessee shall be adjudged bankrupt or insolvent by any court, or if a trustee in bankruptcy or a receiver of Lessee or Lessee's property shall be appointed in any suit or proceeding brought by or against Lessee, and if at such time this Lease is in default by Lessee, then and in such event Lessor, at its sole option, may (i) immediately terminate this Lease, or
(ii) may request an  election of  affirmance  or  rejection  of this Lease under
Section 365 of the Bankruptcy Act by giving Lessee or any such assignee, trustee, or receiver written notice of such demand for election. If Lessee, or such assignee, trustee or receiver, fails to elect affirmance and fails to furnish adequate assurances as to the payment of Lessee's existing and future indebtedness to Lessor and continued performance under the Lease, Lessee shall be deemed to have rejected the same. If Lessee or such assignee, trustee or receiver shall reject or be deemed to have rejected this Lease, this Lease shall be deemed immediately terminated. If Lessee or such assignee, trustee or receiver shall affirm this Lease, it shall thereupon be bound by all terms hereof, including, without limitation, the obligation to make payment of all sums then or thereafter due from Lessee hereunder.

23.  SEVERABILITY, GOVERNING LAW, WAIVER, NOTICES.

     23.1 Each and every separate division (paragraph, clause, item, term, condition, covenant or agreement) herein contained shall have independent and severable status from each other separate division, or combination thereof, for the determination of legality, so that if any separate division herein is determined to be unconstitutional, illegal, violative of trade or commerce, in contravention of public policy, void, voidable, invalid or unenforceable for any reason, that separate division shall be treated as a nullity, but such holding or determination shall have no effect upon the validity or enforceability of each and every other separate division herein contained, or any other combination thereof.

     23.2 This Lease shall be governed by the laws of the State in which the Premises are located. Nothing contained herein shall amend, alter, modify, abridge or affect the provisions of the Base Agreement relating to the parties' choice of governing law as to the rights and obligations contained therein.

     23.3 No waiver by Lessor of any breach of any covenant, condition or agreement herein contained shall operate as a permanent waiver of such covenant, condition, or agreement, or of any subsequent breach thereof. No payment by Lessee or receipt by Lessor of a lesser amount than the installments of rent or other sums due hereunder shall be deemed to be an acceptance thereof or a waiver of any of Lessor's rights hereunder or a discharge of any obligation of Lessee hereunder. Lessor shall have the right, in its sole discretion, to apply such payment to any indebtedness owing from Lessee to Lessor. No endorsement or statement on any payment or letter accompanying such payment shall be deemed an accord and satisfaction, and Lessor may accept such payment without prejudice to Lessor's right to recover any outstanding balance or to pursue any other remedy provided in this Lease. No re-entry by Lessor after a breach or termination shall be considered an acceptance of a surrender of the Premises unless specifically agreed to in writing by Lessor.

     23.4 All notices and communications required or permitted under or otherwise concerning this Lease shall be addressed to Lessor or to Lessee, as appropriate, at their respective addresses set forth herein, or at such other address as either party may designate in writing to the other party. Copies of any notices or communications required or permitted under Section 18 or 19 shall be provided to Lessor's Risk Management Department, 500 Water Street (J-907), Jacksonville, FL 32202.

24.  OTHER PROVISIONS.

     None

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, in duplicate, as of the day and year first above written.

                                    "LESSOR"
                                    CSX TRANSPORTATION, INC.
                                    [as operator for New York Central Lines LLC, a Delaware limited liability company]

Witnesses:

____________________________        By:_________________________________
                                    Name:_______________________________
____________________________        Title:______________________________

                                    "LESSEE"
                                    PATHNET TELECOMMUNICATIONS, INC.
                                    Name:_______________________________
____________________________        Title:______________________________

                                    EXHIBIT D
                                   ---------

                                   [LOGO ART]

                 When working along the Rail Road Right of Way

Make sure you have all the other RR Tenants notified before digging. Long Distance Telecommunications Companies use RR ROW to route very small Fiber Optic Cables which carry huge volumes of Telecommunications traffic including:
Banking, Stock Markets, Point of Sale, 911, FAA and Government. Not to mention YOUR Family trying to call one another.

        LONG DISTANCE PHONE CO.

WORLDCOM                 1-800-248-0133
AT&T                     1-800-252-1133
MCI                      1-800-624-9675
SPRINT                   1-800-521-0579
QWEST                    1-800-283-1237
Interstate FiberNet      1-800-374-2350

           ONE-CALL CENTERS

Alabama                  1-800-292-8525
Connecticut              1-800-922-4455
DC                       1-800-257-7777
Delaware                 1-800-282-8555
Florida                  1-800-432-4770
Georgia                  1-800-282-7411
Illinois (Chicago)       1-312-744-7000
Illinois                 1-800-892-0123
Indiana                  1-800-382-5544
Kentucky                 1-800-752-6007
Louisiana                1-800-272-3020
Massachusetts            1-888-344-7233
Maryland                 1-800-257-7777
Maryland                 1-800-282-8555
Maine                    1-888-344-7233
Michigan                 1-800-482-7171
Mississippi              1-800-227-6477
North Carolina           1-800-632-4949
New Hampshire            1-888-344-7233
New Jersey               1-800-272-1000
New York City
 (Long Island)           1-800-272-4480
New York                 1-800-962-7962
Ohio                     1-800-362-2764
Pennsylvania             1-800-242-1776
Rhode Island             1-888-344-7233
South Carolina           1-800-922-0983
Tennessee                1-800-351-1111
Virginia (South)         1-800-552-7001
Virginia (North)         1-800-257-7777
Vermont                  1-888-344-7233
West Virginia            1-800-245-4848



                                       .48

                                 CSXT EXHIBIT E

SPECIFICATIONS FOR UNDERGROUND COMMUNICATIONS AND POWER CABLE CROSSINGS AND LONGITUDINAL OCCUPANCY UNDER TRACKS AND RIGHTS OF WAY

A.     PURPOSE OF SPECIFICATIONS

       The purpose of these specifications is to govern the location and installation of underground communication and power cables crossing under the track(s) and/or CSXT right of way in a manner that will not interfere with present and future CSXT construction operations.

B.     GENERAL LOCATION OF UNDERGROUND FACILITIES

       1. The cable or duct system of proposed underground crossings shall be laid as straight and direct as possible between the points where the underground line enters and leaves the property of CSXT.

       2. Manholes, pull and splice boxes, and terminals in the underground crossings should be located off CSXT's right of way where possible, or at the outer edge of the right of way when on Railroad property. If the structures must be located further from the right of way line, and nearer the track(s), they must be installed below ground, and marked with identification flush with the ground.

C.     DESIGN CRITERIA FOR UNDERGROUND FACILITIES

       1. The tops of conduits and/or ducts and cable system structures of underground cable crossings shall be located at a depth of not less than 60 inches below the bottom of the crossties. In addition, the installations shall be at least 36 inches below the bottom elevations of ditches or 42 inches below ground level for parallel installations with the lowest depth governing. Where rail-plow is authorized, conduit or cable shall be at a depth of not less than 42 inches below ground level.

              When installations are proposed by rail plowing, the minimum offset from the centerline of the near track shall not be less than 15 feet. When installations are proposed by tractor plowing, they shall be located more than 15 feet from the centerline of the near track. Tractor plowing will not be permitted on railroad embankments without specific site approval. The proposed conduit installations shall not be located less than 5 feet from CSXT code cables. Plowing through public or private road crossings will not be permitted. All drainage structures will be located and marked prior to plowing or trenching.

              Unless otherwise approved, manholes, hand hole/splice boxes shall be located at least 25 feet from the centerline of the near track where right of way is available. Unless otherwise approved, bored conduits shall clear signal control building and appurtenance foundations by 5 feet vertically. The conduits are to be clear such facilities horizontally by 5 feet if trenched and 10 feet if bored.

       2. Underground crossings of power supply cables with a maximum voltage of 750 volts may be installed by pushing or boring a galvanized steel pipe under the tracks at a depth specified above to serve as a conduit, provided such pipe extends at least 25 feet beyond the outside rail on each end of the crossing and the top of pipe casing is buried at least 60 inches below the bottom of the crossties and 36 inches below ditch bottoms at all other points on the property of CSXT. Longitudinal occupancy shall be approved by the Chief Engineer to ensure that such proposed occupancy does not impair the normal functioning of Train Control equipment.

              Measurements to the ends of the conduits shall be to the head of the outside rail and made at right angles to the track. Additional lengths will be required for crossings in fill sections and those at angles of less than ninety degrees (90 degrees) and for multi-track crossings. Generally, on fills, two feet beyond the toes of the  slopes  or three  feet  beyond  the  ditch  should be sufficient, (refer to Attachment No. 1 and No. 2). All ducts and/or encasement beneath the tracks must be capable of withstanding E-80 loading and conform to A.R.E.MA. Part 5, Section
              5.3. Conduits and/or encasement larger than four (4) inches shall be governed by the specifications which normally cover pipelines. Jacking or boring installation is preferred, and no water is to be used in the installation of the encasement.

       3. Underground crossings of communications cables of low voltage shall conform to number "2" above, except that encasement may, at the discretion of the Chief Engineer or his authorized representative, be restricted to 15 feet beyond the outside rail of spur or sidetracks measured at right angles to the track. As in number "2" above, additional lengths will be required for crossings in fill sections, etc. These criteria shall also apply to paved street sections.

       4. Underground crossings of power supply cables operating above 750 volts will be installed at depths specified above. In addition, between the points where the underground crossings enter or leave CSXT property, the cable is to be enclosed in galvanized steel pipe or in an approved concrete encased duct for mechanical protection of the cable. No cable of this potential, which is unprotected, will be permitted. Longitudinal occupancy shall be approved by the Chief Engineer to ensure that such proposed occupancy does not impair the normal function of Train Control equipment. If risk to inductive interference is perceived, a further examination by a third party may be required.

       5. Owners of the conduits and cables shall designate the locations of such installations to aid in the prevention of damage to the cable as a result of use of Railroad's property. Signs or markers shall be placed and maintained preferably at or near the CSXT right of way line. The signs/markers shall describe the underground facility and include a telephone number of the facility owner clearly visible on each side of the track.

       6. In addition to the requirements of these specifications, the underground crossing is to conform to the requirements of the National Electrical Safety Code, as published by the National Standards Institute, Inc., the latest revised edition of same being controlling. The crossing is also to conform to the requirements of any local or state laws or regulations of any local code enforcing authority that may be in effect at the time of the installation.

       7. All applications for underground facilities described in this document shall be submitted to the appropriate Division Engineer or Manager, or his or her designated representative(s) having jurisdiction and must be accompanied by complete location and construction plans referenced to CSXT's milepost. No work is to be performed on CSXT property prior to granting of authority from the Division Engineer or Manager. All work on the property will be performed under the supervision of the Division Engineer or Manager. The applicants shall bear any expense incurred by CSXT or its forces, will execute the appropriate agreement and pay all fees and rentals as required by established standards or as negotiated.

       8. Conduit shall be so installed as to prevent the formation of a waterway under the railroad, with an even bearing throughout its length, and shall slope to one end (except for longitudinal occupancy).

       9. Bored or jacked installation shall have a bored hole with the diameter essentially the same as the outside diameter of the conduit plus the thickness of any protective coating. If voids should develop or if the hole diameter is greater than the outside diameter of the conduit (including coating) by more than one (1) inch, remedial measures, as approved by the railroad's Chief Engineer, shall be taken. Boring operations shall not be stopped if such stoppage would be detrimental to the railroad.

       10. Conduits and cables shall be installed by plowing methods where practical. Directional boring, and trench and back fill techniques shall be used in those locations where plowing is impractical. In all cases, the condition of the right of way will be restored, including vegetation and erosion controls to CSXT's satisfaction, and in accordance with current CSXT specifications for grading work.

       11. All bridge attachment designs must be approved by CSXT. All designs are to provide for attachment to the outside of the bridge structures. Insertions or burial of casing and/or conduit where the ballast is carried across bridge decks will not be approved except for aesthetic or historic reasons. Steel pipe casing with adequate provision for contraction and expansion shall be used to support the conduit. Core drilling for installation of casing through bridge back walls, head walls, and wing walls shall be located not less than one core diameter from the top or outside face of the wall. Steel sleeves secured by approved grout material shall be installed in bores through concrete walls prior to the installation of casing. All FRA and OHSA safety rules for bridge worker safety shall apply when work is performed on bridges. Care must be taken to ensure metallic conduit shall not impair or circumvent Train Control circuitry.

              Excavation by blasting methods shall be employed only as a last resort, must be approved by CSXT in writing in each instance, and must comply with Sections 1..3..5..9.. of the Manual for Railway Engineering, refer to Attachment No 3.

       12. Point of Presence, Regeneration and Junction Sites are to be located not less than 25 feet from the centerline of the near track. Service and access roads are to be located not less than 25 feet from the centerline of the near track. These site installations shall not interfere with existing drainage structures and systems, or service roads. Sites involving buildings or other types of sight obstructions shall be located in accordance with CSXT crossing sight distance criteria, refer to Attachment No. 4 and No. 5.

       13. The owners of the proposed installations are responsible for coordination with all existing utilities located on the right of way during design and construction, and maintaining the proper clearances. The owners of the proposed installations are responsible for obtaining all construction and environmental permits, and compliance with their requirements. The owners of the proposed installations are responsible for confirmation of title to right of way through CSX -- Real Property, Inc.

       14. Design Plans - All plans shall be submitted to CSXT for review and approval. No work is to be initiated without approved plans on site. Plans shall be drawn to scale showing the relation of the proposed cable system to railroad tracks, railroad signals and control facilities, angles of crossings, locations of bores, manholes, hand holes, railroad survey stations, railroad mile posts with prefixes, right of way lines and general layout of tracks and facilities, etc. Also, drawings must show number of conduits, size and location of cable in the conduit, fiber count in each cable, and details of bridge attachments. A general location map together with a legend indicating line and symbol designations with on/off milepost (nearest 0.1 mile) is to be included. CSXT reserves the right to require plan modifications during construction to protect railroad facilities and operations.

D.     CONSTRUCTION OPERATIONS

       Construction operations shall be planned and organized to minimize conflicts with railroad operations. All operations are to be conducted in accordance with CSXT Safe Way policies and procedures, and are subject to CSXT approval.

       1. Pre-construction conferences shall be held prior to beginning work on the right of way. Additional progress meetings and/or teleconferences may be required during the course of the work. Coordination shall be provided as outlined in CSXT MWI 1905. Complete work schedules will be presented at the pre-construction conference. The schedules are to be updated monthly at a minimum.

       2. All construction operations shall be conducted in compliance with CSXT MWI 1905 and the CSXT Fiber Optic Program Safety Requirements approved 09-09-98, refer to Attachment No. 6.

              All personnel on the projects shall have received CSXT Safe Way (including FRA OTS) training prior to entering the right of way. Proof of training may be required at anytime. Construction operations shall be conducted in accordance with FRA and OSHA regulations, and coordinated with and subject to the approval of the CSXT Chief Engineer for Design and Construction, the CSXT Service Lane or Business Unit Division Engineer, the CSXT Flagmen and Signalmen, and the consultant inspection personnel assigned to the projects by CSXT. Permissions shall be obtained from CSXT to enter the right of way before beginning operations.

              All personnel shall receive safety briefings by a CSXT Flagman or designated CSXT representative each day before beginning work on the right of way. Additional briefings may be required when conditions and/or work sites are changed. Requests for flagmen deployments and train orders shall be submitted to the lead flagman or the designated CSXT representative by 3:00 PM each day for the following workday.

       3. The owners of the facilities shall have construction managers in responsible charge on site at all times and shall provide production quantities on a daily basis to the CSXT designated representative or the consultant inspection personnel assigned to the project.

       4. Accurate notes and records shall be maintained during the course of the work to enable the preparation of complete "as-built plans" upon completion of the project(s). The "as-built plans" shall accurately depict and describe the location of all facilities installed on the right of way. As-built plans shall be submitted for approval as specified in the contract with CSXT.

       5. Unless otherwise approved or directed, all plowing shall be performed with plow cutting edge perpendicular to the ground surface. Plow lines are to be backfilled and compacted, as required, as conduit installation progresses. All plow areas are to be backfilled before work is suspended for the day. Follow up restoration work will be required whenever settlement or erosion is observed.

              In the event of equipment breakdowns, severe weather, or railroad emergencies that preclude completing and closing excavations or disallow complete removal of equipment or materials, the areas are to be surrounded with orange construction fence to the satisfaction of the CSXT representative. Flashing construction barricades may be required if the sites are in or near walk ways, switches, signal control cabinets, or services roads used by CSXT personnel during night time hours.

              Excavations shall comply with OSHA requirements and be promptly backfilled and compacted in accordance with the drawings and specifications approved by the CSXT Chief Engineer, refer to Attachment No. 7.

       6. Fouling of the track, ties and ballast will not be permitted. Approved ballast stone shall be available on the project at all times. Ballast contaminated or disturbed shall be replaced and/or reshaped immediately.

              All obstructions located within 15 feet of the center of the near track or on or adjacent to the walk areas, switches, and signal control devices and cabinets are to be removed by the end of each workday.

              Conduit at the end of plow lines, directional bores, and trenches shall be cut off and buried as the work progresses. In the event that it becomes necessary to leave exposed ends or sections of conduit due to emergencies or inclement weather, they are to be surrounded with orange construction fences until they are connected or buried. Messages are to be sent to the CSXT dispatcher advising of potential crew or operational hazards.

              Casings and directional bore holes that have failed and are abandoned shall be sealed to prevent them from becoming conduits for drainage. Excavations associated with abandoned casings and bores are to be backfilled and compacted as shown in the specifications.

              The telecom owners are responsible for clearing and grubbing vegetation that conflicts with the construction and disposal of the debris off the right of way.

       7. Cables and/or wires temporarily installed to monitor or guide directional boring operations shall be subject to the following:

              a) CSXT permission is required if they are to be attached to railroad structures and the flagmen are to be kept advised of all installations.

              b) Clearances over waterways must be maintained to allow free unobstructed passage of boat traffic.

              c) Wires and supports located on the ground must be clearly marked and located such that they do not conflict with railroad personnel and operations. Control wires are not to be installed in advance of beginning operations and work deferred.

              d) When directional bores are monitored by electronic devices that do not use wire, and the work crosses streets or highways; traffic control devices, approved by the State DOT, are to be placed when personnel are on the highway right of way and/or interfere with traffic.

              e) All wires and supports are to be removed from the site promptly after work is completed.

       8. Areas disturbed by construction operations shall be reshaped to drain, seeded, mulched or surfaced with crushed stone as required to prevent erosion and ensure CSXT personnel and equipment can safely use all areas at all times. Restoration of right of way disturbed by construction operations shall be scheduled to coincide with the installation of conduit and hand hole/splice boxes and other appurtenances.

              The owners of the facilities shall comply with all applicable CSXT, Federal, State and local environmental laws and regulations. The owners shall also prevent construction material and debris from entering waterways, wetlands, and detention and retention ponds. Any material that inadvertently escapes during construction operations shall be recovered and properly disposed of at an acceptable site. Erosion control materials such as silt fencing, bale checks and mulch shall be available and installed where necessary to protect potentially environmentally sensitive areas.

              Existing riprap or other erosion control structures disturbed or damaged during the course of the work shall be promptly repaired to the satisfaction of CSXT. Completed work shall be re-evaluated following storms or other construction activities to ensure that the right of way is maintained in a satisfactory manner during the course of the work.

       9. The right of way shall be restored to a condition equal to or better than the condition prior to beginning the project before final acceptance will be approved. Conduit and cable reels, and other debris are to be removed from the right of way as the work progresses. Failure to remove such materials and perform restoration promptly may result in a suspension of work order until satisfactory progress has been demonstrated.

       10. Final inspections of the right of way condition and restoration will be scheduled at CSXT convenience prior to construction personnel and equipment leaving the project. Punch lists shall be responded to prior to issuance of an acceptance memorandum signed by the Division Engineer or his/her designated representative.

E.     COMPLIANCE WITH SPECIFICATIONS

       1. All work performed and materials furnished shall be in reasonably close conformity with the provisions contained in the plans and specifications approved by CSXT for the project and the provisions contained in this document. In the event that materials or the finished work are not in reasonably close conformity with the plans and specifications, CSXT will determine if the work or materials shall be removed and replaced or otherwise corrected to the satisfaction of CSXT.

       2. No revisions to existing installations will be required under these specifications. When necessary to install, relocate or replace existing facilities, these specifications will govern.

       3.     These   specifications  will  become  effective  on  the  date  of signature below and will remain in effect until revised by the Office of Chief Engineer CSX Transportation.


                                      Approved: [SIG]
                                               --------------------------------
                                                      Chief Engineer

                                      Date: Mar. 16, 1999
                                           ------------------------------------

                                      Approved: [SIG]
                                               --------------------------------
                                                Chief Engineer Train Control

                                      Date: 3-18-19
                                           ------------------------------------




       Prepared by:  B.H. Ortgies, P.E., V.P.
                     Wilbur Smith Associates
                     Tallahassee, FL
                     Revised Dec. 28, 1998

                                                                ATTACHMENT NO. 1




            [LENGTH OF CASING FOR VARIOUS CROSSING ANGLES DIAGRAM]

                                                                ATTACHMENT NO. 2





                                [FILL DIAGRAM]

                                                                ATTACHMENT NO. 3


               MANUAL FOR RAILROAD ENGINEERING, SECTION 1..3..5..9

1..3..5..9 Controlled Blasting of Rock

The contractor shall make all necessary arrangements satisfactorily to the engineer for controlled blasting in the vicinity of the track and shall provide all safeguards required by the railway.

Within the entire area of the contract, complete and continuous precaution shall be taken by the contractor to prevent any damages to persons, vehicles, trains, power or communication lines, structures, private dwellings or other installations by reason of concussion, vibration or flying material.

The contractor shall be familiar with and comply with all regulations governing the transportation, storage, handling and use of explosives at the location of the work. He shall obtain such permits as are required.

The contractor shall take all necessary precautions against the effects of induced currents caused by radio transmitters and receivers, power lines, transformers, cables, radar beams or any other energy or wave force which might result in premature firing of the blasting circuits.

All blasting shall be done with extreme care by experienced licensed powder men, in accordance with procedures approved by the engineer in writing.

The contractor shall submit, in advance of drilling, a drilling and loading pattern for blasting to the engineer. All drill dust shall be blown out of the holes and holes shall be protected with suitable plugs or covers.

Approved blasting signals shall be used at all times. All blasting shall be carried out under strict traffic regulations. Each blast shall be subject to clearance by the contractor from the engineer to avoid any blasting while a train is nearby.

When necessary to protect property or facilities, all blasts shall be suitably covered with blasting mats or other approved protective material, weighted and secured in such a manner as to prevent projection of debris. The contractor is fully responsible for the method used in blasting rock and carrying out the approved procedures and for the prompt removal of all debris deposited on the track. Approval of the engineer shall not relieve the contractor in any degree whatsoever of full responsibility for damages caused by blasting operations.

                                                                ----------------
                                                                ATTACHMENT NO. 4
                                                                ----------------


               [ROAD CROSSING SIGHT CLEARANCE DISTANCES DIAGRAM]

                                                                ----------------
                                                                ATTACHMENT NO. 5
                                                                ----------------



               [ROAD CROSSING SIGHT CLEARANCE DISTANCES DIAGRAM]

                                                                ATTACHMENT NO. 6


                               CSX TRANSPORTATION
                               FIBER OPTIC PROGRAM
                               SAFETY REQUIREMENTS

GENERAL

- -      All fiber optic workers must receive CSXT SAFETY AWARENESS training and have a verification card and/or hard hat sticker. CSXT Safety Rules and Contractor Policies will apply to fiber optic workers, where applicable to the specific work performed.

- -      All personnel must wear proper Personal Protection Equipment, which includes a minimum of a hard a hat, safety glasses, steel toed shoes, hearing protection, and orange vests with reflective stripes on or around road crossings. When working beyond 25 feet from the nearest rail of a main track, hard hats, safety glasses, and laced work boots will be required.

- - All "FRA Bridge Worker Safety" rules will apply to fiber optic workers performing bridge attachments, including proper fall protecting rules.

- -      All test holes or pits less than 15 feet from the centerline of main tracks, will be filled or covered prior to passing of trains. No open pits or holes will be left over night. All pits and trenches will be shored according to OSHA requirements.

- -      No dirt or debris will be allowed to foul the ballast section of the tracks.

- - All excavation or plow trenches will be back filled and compacted immediately after the work is done.

- - All public utilities, CSXT Engineering, and the Railroad Train Control Office, will be notified prior to any construction.

- -     Job Briefings will be conducted each morning and throughout the day when conditions or job scope changes.

WORKING ON OR AROUND TRACKS

- -      All work in the FRA Red Zone (within 4 feet from outside rail on each side of the track) will be done only with a CSXT, FRA qualified flagman or watchman as specified by the local Engineering representative. All work beyond 4 feet from the outside rails and within 25 feet, must be done under the supervision of a CSXT qualified inspector or flagman.

- -     Certain types of work done beyond 25 feet from the outside of the rails, and with equipment that will not reach beyond this point, may be done without flagging protection or a watchman, IF APPROVED BY THE LOCAL ENGINEERING REPRESENTATIVE, AND PROTECTED BY A CONSTRUCTION FENCE, IF WORK IS STATIONARY (WILL NOT BE USED FOR CAT PLOWING).

- -      All work must be stopped while trains are passing within the work zone.

- - All workers will remain off the tracks. If necessary to perform the work on track, protection will be provided as stated above.

ALL VIOLATION OF ANY CSXT SAFETY RULES OR POLICY, MAY RESULT IN REMOVAL OF CONTRACTOR OR PERSONNEL FROM THE RIGHT OF WAY.

CSXT/LLG Rev. 09-02-98 Approved by: Manager Safety 09-09-98

                                                                ----------------
                                                                ATTACHMENT NO. 7
                                                                ----------------


                     [COMPACTION SPECIFICATIONS DIAGRAM]

                                                                       EXHIBIT F

                        Association of American Railroads
                              Communication Manual

1989                                                                                        Part 1-B-1
- -------------------------------------------------------------------------------------------------------
                 Recommended Practices for Communication Lines
                        Crossing the Tracks of Railroads
                     Revised 1988 (76 Pages) (DOC. 1-B-1A)

                                Table of Contents
                               -----------------
                                                                                            Paragraphs
                                                                                           ------------
Section A -- Purpose................................................................         A-1 to A-2
Section B -- Definitions............................................................        B-1 to B-10
   Communication Lines..............................................................         B-1 to B-4
   Supply Lines.....................................................................         B-5 to B-7
   Voltage of a Circuit.............................................................                B-8
   Minor Tracks.....................................................................                B-9
   Major Tracks.....................................................................               B-10
Section C -- General................................................................         C-1 to C-8
   Permits and Notices..............................................................        C-1 and C-2
   Marking Poles....................................................................                C-3
   Fire Hazard......................................................................                C-4
   Protection for Moving Vehicles...................................................                C-5
   Inspection.......................................................................         C-6 to C-8

                          Part I -- Overhead Crossings
                            ----------------------------
Section D -- General................................................................         D-1 to D-8
   Relative Levels of Supply & Communication Wires..................................         D-1 to D-3
   Protection of Metals Against Corrosion...........................................                D-4
   Vertical Pull....................................................................                D-5
   Length of Crossing Span..........................................................         D-6 to D-8
Section E -- Clearances.............................................................         E-1 to E-7
   General..........................................................................                E-1
   Side Clearances from Rails.......................................................                E-2
   Vertical Clearance Above Rails for Fixed Supports................................        E-3 and E-4
   Vertical Clearances Between Wires Not on the Same
      Supporting Structures.........................................................                E-5
   Increased Clearances.............................................................                E-6
   Clearance of Conductor of a Communication Line
      From the Supports of Another Line.............................................                E-7
Section F -- Loading Assumptions....................................................         F-1 to F-3
Section G -- Poles..................................................................        G-1 to G-10
   Material.........................................................................                G-1
   Sizes............................................................................                G-2
   Gains............................................................................                G-3
   Setting..........................................................................         G-4 to G-6
   Pole Mounts......................................................................                G-7
   Spliced Poles....................................................................                G-8
   Stub Reinforced Poles............................................................       G-9 and G-10
Section H -- Crossarms and Brackets.................................................         H-1 to H-5
Section J -- Crossarm Braces........................................................        J-1 and J-2
Section K -- Pins...................................................................                K-1
Section L -- Insulators.............................................................        L-1 and L-2
Section M -- Tie Wires..............................................................                M-1
Section N -- Conductors.............................................................         N-1 to N-5
Section P -- Sags...................................................................                P-1

                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                                         1989
- -------------------------------------------------------------------------------------------------------
                                                                                            Paragraphs
                                                                                           ------------
Section Q -- Guys...................................................................        Q-2 to Q-22
   Material.........................................................................                Q-1
   Side Guys........................................................................        Q-2 and Q-3
   Head Guys........................................................................        Q-4 and Q-5
   Guying at Corners and Terminals..................................................         Q-6 to Q-8
   Omission of Guys................................................................         Q-9 to Q-11
   Guying in Special Cases..........................................................               Q-12
   Guy Leads........................................................................               Q-13
   Methods of Anchoring Guys........................................................               Q-14
   Guy Rods.........................................................................               Q-15
   Anchors..........................................................................               Q-16
   Method of Securing Guy Strand....................................................               Q-17
   Guards for Guys..................................................................               Q-18
   Pole Braces......................................................................               Q-19
Section R -- Suspension Strand......................................................         R-1 to R-8
   Material.........................................................................                R-1
   Sizes............................................................................        R-2 and R-3
   Attachment to Poles..............................................................         R-4 to R-7
   Sags.............................................................................                R-8
Section S -- Cable Attachments to Suspension Strands................................                S-1

                        Part II -- Underbridge Crossings
                        --------------------------------
Section T -- General................................................................         T-1 to T-4
   Avoidance of Attachments.........................................................                T-1
   Attachments......................................................................                T-2
   Clearance from Abutments.........................................................                T-3
   Clearance from Bridge Structure..................................................                T-4

                        Part III -- Underground Crossings
                       ---------------------------------
Section U -- General................................................................        U-1 to U-14
   Arrangement for Work.............................................................                U-1
   Location.........................................................................                U-2
   Side Clearance from Rail.........................................................                U-3
   Clearance Below Base of Rail.....................................................        U-4 and U-5
   Arrangement of Conduit System....................................................                U-6
   Protection of Ducts..............................................................        U-7 and U-8
   Excavation.......................................................................                U-9
   Shoring..........................................................................               U-10
   Grading and Drainage.............................................................               U-11
   Backfilling......................................................................               U-12
   Removing Surplus Material........................................................               U-13
   Concrete.........................................................................               U-14

                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------
                                  A -- Purpose
                                   ------------
A-1 These recommended practices are for construction and maintenance of communication lines crossing the tracks and associated parallel communication lines of steam and electrified railroads, except street railways.

A-2 Where any requirements of this specification do not meet municipal or state requirements, such municipal or state requirements shall govern.

                                B -- Definitions
                                 ----------------

B-1 Communication Lines: Communication lines as used in this manual part mean telegraph, telephone and other communication wires and cables and their supporting or containing structures which are located outside of buildings and are used for public or private communication service and which operate at not exceeding 400 volts to ground or 750 volts between any two points of the circuit, and the transmitted power of which does not exceed 150 watts. For such communication wires, when operating at less than 150 volts between wires or to ground, no limit is placed on the capacity of the system.

B-2 Interlocking, automatic signal and other similar wires (not including electric light and supply wires), which operate at not exceeding the voltage and power requirements of communication wires, should be classed as communication wires.

B-3 Communication circuits used exclusively in the operation of supply lines should, in general, be considered as supply circuits of the highest voltage to which they are exposed, and should be constructed in accordance with Manual Part 7-1 (Recommended Practices for Crossings of Electrical Supply Lines and Facilities of Railroads), but in no case need the communication conductors meet the requirements for supply conductors in excess of 8,700 volts between conductors.

B-4 Where, however, such communication circuits are below the supply conductors in the operation of which they are used, at all points throughout their length or throughout the section in which the railroad crossing occurs, provided such section of the communication circuits is isolated from the remainder of the system by transformers or other means,

                                       -4-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                 1989
- ------------------------------------------------------------------------------

     they may be considered as ordinary communication circuits and so constructed, if either of the following conditions obtain:
     (a) Such communication circuits occupy a position below all other conductors or equipment or other lines at crossings, conflicts, or on commonly used poles throughout the section to which reference is made.

     (b) Such communication circuits are protected by fuseless lightning arresters, drainage coils, or other suitable devices to prevent the communication circuit voltage form normally exceeding 400 volts to ground.

B-5 Supply Lines: Electrical supply lines mean those conductors and their necessary supporting or containing structures which are located entirely outside of buildings and are used for transmitting a supply of electrical energy.

B-6 Except as specified in Paragraphs B-4 and B-7, communication and railway signaling wires exceeding the voltage or power limitations specified in Paragraph B-1, are supply lines within the meaning of this manual part and should be so constructed.

B-7 Circuits used for supplying power solely to apparatus forming part of a communication system may be run either in open wire or cable as follows:
     (a) Where run in open wire, such circuits should have the strength of construction, clearances, insulation, etc., prescribed for communication or supply circuits of the voltage concerned.

     (b) Where run in effectively grounded continuous metal sheath cable or in cable which is attached to effectively grounded suspension strand by means of metal rings or spirally wound lashing wire, the strength of construction, clearances, locations, etc., prescribed in this manual part for communication cables should apply.

B-8 Voltage of a Circuit: Voltage of a circuit means the highest effective voltage between any two conductors of the circuit concerned, except that in a grounded multi-wire circuit of 750 volts or less between any two conductors, it means the highest effective voltage between any wire of the circuit and that point or conductor of the circuit that is grounded.

                                       -5-
                        Association of American Railroads
                              Communication Manual
1989                                                                 Part 1-B-1
-------------------------------------------------------------------------------



B-9 Minor Tracks: Minor tracks mean railroad tracks included in the following:
     (a) Spur tracks less than 2,000 ft. long and not exceeding two tracks in the same crossing span.

     (b) Narrow-gauge or other tracks on which standard rolling stock cannot, for physical reasons, be operated.

     (c) Tracks used only temporarily for construction or similar purposes for a period not exceeding one year.

     (d) Tracks not operated as a public utility, such as industrial railways used in logging, mining, etc.

     (e) By agreement between the parties at interest, other similar minor tracks than those listed under (a), (b), (c) and (d) above.

B-10 Major Tracks: Major tracks mean any tracks not included under the definition of minor tracks.


                                C-General

C-1 Permits and Notices: A party planning to erect wires across the tracks of a railroad shall give to the Superintendent of Communication or other designated officer of the railroad, written notice at least 30 days in advance of starting construction. Such notice shall include information regarding the location and general plan of the crossing, clearances and other data indicated on Typical Communication Line Crossing Data Sheet, Appendix L, and on Figures 1B1-1, 1B1-3, 1B1-4 and 1B1-5, and any other pertinent information in sufficient detail so that it can be determined whether or not the proposed construction will conform to this specification.

C-2 In cases where 30 days' notice is impracticable because of service demands or emergency, the parties concerned should cooperate to avoid unnecessary delay in the construction of the crossing.

C-3 Marking Poles: Crossing poles should be plainly marked by means of stencils or metal characters showing the name, initials or trade mark of the owning company. Where lines are located on railroad right-of-way for at least three poles adjacent to the crossing and it is the standard practice of the owning company to so mark at least every fifth pole in the line, the above requirement should be considered as having been met.

                                       -6-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                 1989
- ------------------------------------------------------------------------------

C-4 Fire Hazard: Crossing poles or other supporting structures shall be located as far distant as practicable from inflammable structures and the space around the poles or other supporting structures kept free from inflammable material.

C-5 Protection from Moving Vehicles: Supporting structures adjacent to traveled highways shall be located with a view to reducing, as far as practicable, the danger of being struck by moving vehicles. Structures which are exposed to abrasion by moving vehicles or to other damage which would affect their strength materially, shall be protected by guards.

C-6 Inspection: The construction shall be subject to the inspection of the railroad company and shall comply with the requirements of this manual part. Defective material shall be rejected and replaced with acceptable material.

C-7 All parts of the supporting structures of overhead crossings should be inspected at such intervals as are necessary to assure adequate maintenance. All defective parts shall be promptly restored to a safe condition and, with the exception of wood poles, should be replaced when they have deteriorated to 50% of their required initial strength. Wood poles should be replaced when they have deteriorated to two-thirds their required initial strength. (The ground line circumference of various classes and species of poles whose strengths have deteriorated to two-thirds their strength when new is given in Appendix G.) In the replacement inspection of treated poles where decay is usually internal, the extent of the decay shall be determined and evaluated in terms of external decay so that the tables in Appendix G may be applied.

C-B Underground crossings should be properly maintained.


                           Part I - Overhead Crossings
                                    D-General

D-1 Relative Levels of Supply and Communication Wires: Every reasonable effort should be made in the construction or reconstruction of a crossing to arrange or rearrange the lines so that supply wires should be at a higher level than the communication wires. This does not apply in the case of trolley contact wires or their associated feeders, which must, of necessity, occupy a position below all other wires at the crossing.

                                       -7-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1

D-2 Where communication lines cross over tracks and a supply line in the same span, or where supply wires are carried in the lower position on the same crossing poles as the communication wires, the construction of the crossing should be as follows, depending upon the voltage of the supply circuits:

        (a) Where the supply line is open wire and the voltage does not exceed 750 volts ac or dc to ground, constructions should be in accordance with this manual part.

        (b) Where supply circuits of any voltage are carried in cable having effectively grounded continuous metal sheath or on effectively grounded suspension strand, the construction should be in accordance with this manual part.

        (c) Where the supply line is open wire or is in cable not meeting the requirements of (b) above and the voltage exceeds 750 volts ac to ground but does not exceed 5,000 volts between conductors (2,900 volts to neutral or ground), the construction should be in accordance with this manual part, except that the communication conductors should be not smaller than No. 6 AWG (0.162 in. in diameter) copper or No. 6 Stl WG (0.192 in. in diameter) steel, or wires the equivalent thereof.

        (d) Where the supply circuits involved are in excess of the ac voltage limitations in (c) above, or in excess of 750 volts dc to ground, the construction should not be made except with the approval of all parties concerned.

D-3 Supply wires or cables carried on the poles supporting communication circuits crossing over railroad tracks should be constructed in accordance with the Manual Part 7-1 (Recommended Practices for Crossings of Electrical Supply Lines and Facilities of Railroads) For construction of signal supply circuits not in excess of 550 volts and 3,200 watts, located below communication wires Manual Part l-A-6 (Recommended Practices for Construction of Railroad communication Pole Lines).

D-4 Protection of Metals Against Corrosion: All pole line hardware should be of material that will not corrode excessively under the prevailing conditions. Where galvanizing is used, it should meet the requirements of the specifications for galvanizing of the American Society for Testing & Materials.

                                       -8-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------
D-5 Vertical Pull: The vertical distance from the top crossarm of a crossing pole to a straight line connecting the top crossarm of the next adjacent poles on either side of this crossing pole should not exceed the values given in Table D-l.

                                    Table D-l
                            Recommended Vertical Pull

Average Length of Two                                                          Allowable Vertical
Adjacent Spans in Feet                                                         Distance in Feet
- ----------------------                                                         ----------------
         Less than 100                                                                8
         101 to 130                                                                  10
         131 to 150                                                                  12
         Over 150                                                                    14

D-6 Length of Crossing Span: The crossing span should, where practicable, not exceed 100 ft. in the heavy loading district, 125 ft. in the medium loading district and 150 ft. in the light loading district. Where practicable, the adjacent spans should not exceed the length of the crossing span by more than 50%.

D-7 Where practicable, the supports for the crossing and next adjoining spans should be located in a straight line.

D-8 The crossing and each adjoining span should be kept free from decayed trees and as far as practicable from overhanging trees, which might fall into the line.

                                  E-Clearances

E-l General: The conditions under which all clearances are specified are 15.5C(60F) and no wind. Clearances should be measured between the nearest parts of the objects concerned. The clearances required by this section should be maintained at not less than the specified values.

E-2 Side Clearances from Rails: Poles or towers supporting the crossing span should, where practicable, be so located as to provide a minimum horizontal clearance of 17 ft. from the nearest track rail and a minimum horizontal clearance of 8 ft. between the nearest track rail and any crossarm, guy or other attachment. Where it is impracticable or undesirable to provide these clearances, they may be reduced if the approval of the railroad concerned is obtained. Where necessary to provide safe operating conditions, which require uninterrupted view along the tracks for signals, signs, etc., the parties concerned should cooperate to provide greater clearances than those specified above.

                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------
E-3 Vertical Clearance Above Rails for Fixed Supports: The vertical clearance between the lowest wire, guy, or cable and the top of rail should be not less than given in Table E-l.

                                    Table E-l
                   Recommended Vertical Clearance Above Rails

                                                                       Vertical Clearance
                                                                               in Feet
                 For Wires...............                                      27 (a) (b)
                 For guys, or cables carried
                      on suspension strands.                                   25 (b)

        (a) Where the wires are paralleled on the same street or highway by a trolley contact conductor at a lower level, this clearance may be reduced to 25 ft.

        (b)      Where  agreed  to  by  the  railroad   concerned,   in  special
                 situations, less clearance may be provided if safety will not be decreased thereby.

E-4 The clearances specified in Paragraph E-3 are applicable for crossing span lengths up to 175 ft. in the heavy loading district, 250 ft. in the medium loading district, and 350 ft. in the light loading district. Where crossing span lengths greater than these are involved, the clearances should be increased in accordance with Paragraph E-6 (a).

E-5     Vertical Clearances Between Wires Not on the Same Supporting Structures:
        The vertical clearances between conductors of the crossing span and conductors of other lines should be not less than the values shown in Table E-2. These clearances apply under the following conditions:

        (a) Where the conductors at the upper level have fixed supports (pin or strain type insulators) or are supported on suspension type insulators in a suspended position at both supports, or are arranged so that they are restrained from displacement toward the crossing.

        (b) Where the length of the span of the conductors in the upper position is not greater than 175 ft. in the heavy loading district, 250 ft. in the medium loading district, or 350 ft. in the light loading district.

                                      -10-
                        Association of American Railroads
                              Communication Manual


Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------
                               Notes for Table E-2

        (a)      These clearances apply also to inverted levels.

        (b) Except where neutral conductors of primary supply circuits are concerned, a clearance of 2 ft. is permitted where the supply conductor is above the communication conductor, provided the crossing is not within 6 ft. of any pole concerned in the crossing and the voltage to ground of the supply conductor does not exceed 300 volts.

        (c) This clearance should be increased to at least 6 ft. above trolley contact conductors of more than 750 volts to ground. This increased clearance should also be provided over trolley contact conductors of lower voltage, unless the crossover conductors are beyond reach of a trolley pole leaving the trolley contact conductor, or are suitably protected against damage from trolley poles leaving the trolley contact conductor.

        (d) A conductor which is effectively grounded throughout its length, such as a multi-grounded neutral wire, and is associated with a circuit of 750 to 15,000 volts between conductors, may have the clearances specified for open supply wires of 0 to 750 volts between conductors.

        (e) This clearance should be increased to 6 ft. where the supply wires cross over the communication line within 6 ft. horizontally of a communication pole.

        (f) This clearance should be increased to 4 ft. where communication cables cross over open supply service wires.

        (g) Where the required clearance is 2 ft., and where conditions are such that the sag in the upper conductor would increase more than 1.5 ft. at the crossing point, under full load conditions, the 2 ft. clearance should be increased by the amount of sag increase less 1.5 ft.

        (h) Multi-grounded wye circuits not exceeding 8,700 volts to ground may have a 4 ft. clearance if the lowest supply wire at the crossing is not lower than a straight line joining the points of support of the highest communication conductor, provided the crossing does not occur within 6 ft. horizontally of a communication pole.

                                      -11-
                        Association of American Railroads
                              Communication Manual

1989                                                                 Part 1-B-1
- ------------------------------------------------------------------------------

                                    TABLE E-2
             Recommended Minimum Vertical Clearance In Feet Between
                        Wires Not on the Same Structures

     (All voltages are between wires, except where otherwise stated,or for trolley contact wires where voltages are to ground.)


                                     Nature of Wires at Higher Level (a)
                                     Open supply wires,
                                     0-750 volts; supply                                     Guys,
                    Communication    cables, all voltages           Open supply            span wires,
Nature of           wires, cables    having effectively             wires and               lightning
wires crossed       and suspension   grounded metal sheath          service drops           protection
Over (a)            strand           or suspension strand               (d)                   wires
                                                                    750 to   8,700 to
                                     Line wires   Service         8,700     50,000
                                     and cables    drops          Volts     Volts



Communication
wires, cables and
suspension strand    2(g)            4(b) (g)      2(g)            4(e)      6(h)               2



Trolley contact      4(c)           -----          -----          ------    ------             4(c)
conductors

Guys and span wires,
lightning protection
wires, supply service
drops of 0 to 750
volts                2(f)             2            2              4            4               2(j)





         (j) Completely insulated sections of guys attached to supporting structures having no conductor of more than 8,700 volts may have less than this clearance from each other.


E-6 Increased Clearances: Conductors in the upper position at the crossing, except guys or cables supported by suspension strand, should have greater clearances than given in Paragraphs E-3 and E-5 under the following conditions. The increases in (a), (b) and (c) below are cumulative. An example illustrating the method of determining the clearance between power wires and communication wires where an open wire communication line crosses over railroad tracks and under an open wire power line in the same span is given in Appendix K.

                                      -12-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                 1989
- ------------------------------------------------------------------------------
         (a) For crossing spans longer than specified in Paragraphs E-4 and E-5 (b), clearances should be increased as follows:

                  (1) The  clearances  given in  Tables  E-l and E-2  should  be increased by the following amounts for each 10 ft. by which the crossing span length exceeds the limits specified in Paragraphs E-4 and E-5(b):

                                    Table E-3
                   Recommended Clearance Increase Increments

                                    Amount of Increase per 10 ft.
       Loading District        Large Conductors          Small Conductors*
Heavy and Medium                    0.15 ft.                    0.30 ft.
Light                               0.10 ft.                    0.15 ft.

* A small conductor is a conductor having an overall diameter of metallic material equal to or less than the following values:

                              Outside Diameter of Conductor (Inch)
             Material             Solid            Stranded
All copper                        0.160             0.250
Other than all copper             0.250             0.275

         (2) If the crossing point is located elsewhere than at mid-span of the conductors in the upper position, the required clearance may be obtained by multiplying the clearance determined in (1) above by the appropriate reduction factors specified in Table E-4. The factors to be used in any case will depend upon the basic clearance required by Tables E-l and E-2, and in no case should the clearance, after the reduction factor has been applied, be less than such basic clearance. In applying these factors, the point of crossing in the case of a railroad crossing is the track rail which is farthest from the nearer support of the crossing span. In other situations, it is the location under the conductors of any topographical feature which is the determinant of the clearance.

                                      -13-
                        Association of American Railroads
                              Communication Manual
 1989                                                              Part 1-B-1
- ------------------------------------------------------------------------------
                                    Table E-4
                     Recommended Clearance Reduction Factors

Distance from Nearer Support                                      Basic Clearance
of Crossing Span to Point of
Crossing, in Percent of
Crossing                                               4 Ft.      6 Ft.     27 Ft.
                        Span Length                         Reduction Factor
                             5                         0.35       0.47      0.85

                            10                         0.47       0.58      0.88

                            15                         0.60       0.68      0.91

                            20                         0.71       0.78      0.94

                            25                         0.82       0.85      0.96

                            30                         0.90       0.92      0.98

                            35                         0.96       0.98      0.99

                          40-50                        1.00       1.00      1.00

        Interpolate for intermediate values

         (b) For voltages in excess of 50,000 volts between wires, the vertical clearances given in Table E-2 shou1d be increased at the rate of 1/2-in. for each 1,000 volts of excess.

         (c) Where the conductors of the line in the upper position at a crossing over a communication line are supported by suspension type insulators, the clearances should be increased by such an amount that the values specified in Table E-2 will be maintained in case of a broken conductor in either adjacent span, provided such conductor is supported as follows:

                  (1) At one support by suspension type insulators in a suspended position and at the other support by insulators not free to swing (including semistrain-type insulators).

                  (2) At one support by strain insulators, and at the other support by semistrain-type insulators.

E-7 Clearance of Conductors of a Communication Line from the Supports of Another Line: Where conductors of a communication line are carried near a supporting structure of any other line and not attached thereto, they should have a clearance from any part of such structure not less than the larger value required by either (a) or (b) below:

                                      -14-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------


         (a)      3 ft., if practicable.

         (b) 6 in. plus 1 in. for each 2 ft. of the distance from the supporting structure of the line passed to the nearest supporting structure of the communication line.

                              F-Loading Assumptions
F-1 Three degrees of severity are recognized for the loading due to weather conditions and are designated, respectively, as heavy, medium and light loading. The classification of the United States on the basis of the districts in which these loadings should be considered to apply is shown on the loading map, Appendix A. Crossing wires and supporting structures should be designed for heavy, medium and light loading, dependent upon the district in which they are located.

F-2 In those states in which detailed local districting of loading areas has been prescribed by state administrative authority, this districting should be employed in lieu of that given in Appendix A. Where such districting has not been prescribed, detailed districting or different loading assumptions from those given in this specification may be employed where agreed to by all parties concerned, including such administrative authority as may have jurisdiction.

F-3 The specific transverse and longitudinal loadings which should be assumed in determining the size of poles or the strength of guys in each of the loading districts are indicated below:

         (a)      Transverse Loading (Poles and Side Guys):

                  (1) Heavy Loading: A horizontal wind pressure at right angles to the direction of the line of 4 lb./sq. ft. upon the projected area of the cylindrical surfaces of all supported conductors and cables, together with their supporting suspension strand when covered with a layer of ice 1/2-in. in radial thickness and on surfaces of poles without ice covering.

                           For supporting structures, other than unguyed poles at crossings over major tracks, carrying more than 10 wires, not including cables supported by suspension strand, the transverse load due to the open wires should be calculated on two-thirds of the total number of such wires, with a minimum of 10 wires.

                                      -15-
                        Association of American Railroads
                              Communication Manual


1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------

                  (2) Medium Loading: A horizontal wind pressure at right angles to the direction of the line of 4 lb./sq. ft. foot of the projected area of cylindrical surfaces of all supported conductors and cables, together with their supporting suspension strand, when covered with a layer of ice 1/4-in, in radial thickness and on the surfaces of the poles without ice covering.

                           For supporting structures, other than unguyed poles at crossings over major tracks, carrying more than 10 wires, not including cables supported by suspension strand, the transverse load should be calculated on 2/3 of the total number of such wires, with a minimum of 10 wires.

                  (3) Light Loading: A horizontal wind pressure at right angles to the direction of the line of 9 lb./sq. ft. upon the projected area of cylindrical surfaces of all supported conductors and cables, together with their supporting suspension strand, and poles, without ice covering.

         (b) Longitudinal Loading (Poles and Head Guys): The longitudinal loading should be assumed equal to a pull in the direction of the crossing of all open wire conductors supported, the pull of each conductor being taken as 50% of its ultimate strength in the heavy loading district, 33-1/3% in the medium loading district, and 22-1/4% in the light loading district.

                                     G-Poles
G-1 Material: Wood poles should be of suitable and selected timber free from observable defects that would decrease their strength or durability. Poles of Northern White Cedar, Western Red Cedar, Chestnut, Southern Pine, Lodgepole Pine and Douglas Fir shall meet the requirements of the American National Standards Institute for poles of these species. For convenience, tables giving the dimensions of various classes and lengths of these species of poles, ANSI Standard 05.1-1987(Specifications and Dimensions for Wood Poles) are given in Appendix J. In the absence of specifications covering other species of poles, they should be considered on the basis of the ANSI standard for the species of pole having the nearest equivalent ultimate fiber stress. A table giving the ultimate fiber stresses of the species of poles in more common use in communication plant is included in Appendix
         H. The use of treated poles is recommended where practicable, but is not required, except in the case of timbers subject to rapid decay.

                                      -16-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------

G-2 Sizes: Poles should be of a size not less than the class specified in Table G-l for the corresponding number of wires carried. If guys are omitted, poles must be of sufficient strength to meet the requirements specified in Paragraph Q-9.

                                    Table G-1
                                    ---------
                 Recommended Minimum Class (ANSI Classification)
                 -----------------------------------------------
                 10 Wires     11 to 20     21 to 40     Over 40
                 or less        Wires        Wires       Wires
Heavy and
Medium
Loading
Districts           7           6             5            4

Light
Loading
District            7           6             6            5

G-3      Gains: Gains should not be cut to a depth of more than 1/2-in.

G-4 Setting: Table G-2 specifies the minimum depth of setting for unguyed poles in average soil and in rock.

G-5 Where crossing poles are head and side guyed, the depth of setting of poles normally employed by a constructing company in the construction of its lines may, in general, be used. However, in no case should the depth of setting of a pole at a crossing be more than 1 ft. less than the depths given in Table G-2, where the pole is set in earth or more than 1/2-ft. less when set in rock.

G-6 Where soil conditions are such that the above depths of setting will not develop the strength of the pole, the pole should be set to an additional depth or other means used to properly secure the pole.

G-7 Pole Mounts: Where a crossing pole is to be set on surface rock, a concrete bridge abutment, or other masonry or stone structure, approved pole mounts may be used.

G-8 Spliced Poles: Spliced poles should not be used to support the crossing span.

G-9 Stub Reinforced Poles: Stub reinforced poles should not be used at crossings over major tracks. At crossings over minor tracks, the use of stub reinforcements is permitted, provided:

                                      -17-
                        Association of American Railroads
                              Communication Manual
1989                                                                 Part 1-B-1
- ------------------------------------------------------------------------------

                                    Table G-2

             Recommended Minimum Depth of Setting for Unguyed Poles

  Length of         Depth in Feet in Average Soil for Different Classes of Poles          Depth in Feet
     Pole                                                                                    in Rock
   in Feet         Class 1 And 2    Class 3 And 4       Class 5 And 6       Class 7        All Classes
      16              -----            -----                4                3-3/4             3

      18              -----            -----                4-1/4            4                 3-1/4

      20              4-3/4            4-1/2                4-1/4            4                 3-1/4

      22              5                4-3/4                4-1/2            4-1/4             3-1/2

      25              5-1/2            5-1/4                4-3/4            4-1/2             3-3/4

      27              5-3/4            5-1/2                5                4-3/4             4

      30              6                5-3/4                5-1/4            5                 4-1/4

      35              6-1/2            6                    5-1/2            5-1/4             4-l/2

      40              6-3/4            6-1/4                5-3/4            5-1/2             4-3/4

      45              7                6-1/2                6                5-3/4             5

      50              7-1/4            6-3/4                6-1/4            6                 5-1/4

      55              7-1/2            7                    6-1/2            -----             5-1/2

      60              7-3/4            7-1/4                6-3/4            -----             5-3/4

      65              8                7-1/2                7                -----             6

      70              8-1/2            8                    7-1/2            -----             6

      75              9                8-1/2                8                -----             6

      80              9-l/2            9                    8-1/2            -----             -----

      85              10               9-1/2                9                -----             -----

      90              10-1/2           10                   9-1/2            -----             -----


                                      -18-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------


         (a) The pole above the ground line is in good condition and is of sufficient size to develop its required strength.

         (b) The stub should have a ground line circumference at least as great as would be required for a new pole in the same location.

         (c) The stub should be set to a depth at least as great as that required for the pole being stubbed. (See Paragraph G-4.)

         (d) The stub should be attached to the pole by a method which will develop at all times the required strength of the pole.

G-10 Stubs should, in general, be set at the side of the pole in a plane perpendicular to the direction of the line. Where the direction of the line changes at the pole being stub reinforced, the stub should be at the side of the pole in a plane bisecting the angle of the corner and in the direction of the corner pull. Where head guys are omitted, as permitted in Paragraph Q-9, the stub should be set on the track side of the pole in line with the crossing span.

                            H-Crossarms and Brackets

H-1 Wood crossarms supporting the crossing span should be of fir, treated yellow pine or other suitable timber. They should have a nominal cross-section of not less than the values given in Table H-1.

                                    Table H-1
                    Recommended Dimensions of Wood Crossarms

Number    Nominal  Length       Nominal Cross-section
of Wires  (Feet)  (Inches)             (Inches)

 2          1        4-1/2      2-5/16 by 3-5/16
 4          3        4-1/2      2-5/16 by 3-5/16
 6          6        0          2-3/4  by 3-3/4
10          8        6          2-3/4  by 3-3/4
10         10        0              3  by 4
12*        10        0          3-1/4  by 4-1/4
16**       10        0          3-1/4  by 4-1/4

*        Where crossarms are bored for 1/2-in. steel pins, 3-in. by 4-1/4 in.
         crossarms may be used.

** Permitted in medium and light loading districts only.

                                      -19-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------


H-2 Galvanized or painted iron or steel crossarms of strengths equal to those of the wood crossarms specified in Table H-1 may be used.

H-3 Double crossarms should be provided on crossing poles and shall be attached to the pole by means of a 5/8-in. crossarm bolt. Double crossarms longer than two-pin should be equipped with double arming bolts at a point near each end of the crossarms.

H-4 Wood pole brackets may only be used at crossings over minor tracks and should be in duplicate so as to afford two points of support for each conductor.

H-5 Single metal brackets, drive hooks or fixtures may be used to support distributing wire at railroad crossings provided such bracket, drive hook or fixture and the attachment of the wire thereto is such as to withstand the ultimate breaking strength of the wire.

                                J-Crossarm Braces

J-1 Crossarms and buckarms, except two-pin crossarms, should be so braced as to safely support the loads to which they may be subjected in use, including lineman working on them. This strength may be obtained by the use of one pair of crossarm braces. Steel crossarm braces should have a cross section of not less than 1/8-in. by 1-1/8 in. and a length not less than 20 in.

J-2 The braces should be attached to the pole by a drive screw not less than 1/2-in. by 3 in. and to the crossarm by bolts 3/8-in. in diameter.

                                     K-Pins

K-1 Insulator pins should have strength sufficient to withstand the loads to which they may be subjected. Steel or iron pins should have a diameter of shank not less than 1/2 in. Wood pins shall be sound and straight grained with a diameter of shank not less than 1-1/4 in.

                                  L-Insulators

L-1 Each insulator should be of such pattern, design and material that, when mounted on its pin, it will withstand, without injury and without being pulled off the pin, the ultimate strength of the conductor which it supports.

L-2 Each conductor (not including paired wire) unless dead-ended, should be tied to two supporting insulators in such a manner that they will securely hold the conductor to its supporting insulators at each crossing pole.

                                      -20-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------


                                   M-Tie Wires

M-1 A type of tie should be used which will develop the greatest practicable holding power without injury to the line conductors.

                                  N-Conductors

N-1 Conductors should be of material or combinations of materials which will not corrode excessively under the prevailing conditions.

N-2 Conductors of material other than those specified in Table N-1 should be of such size and so erected as to have a mechanical strength not less than that of the sizes of copper conductors specified in Table N-1

N-3 The minimum allowable sizes of conductors in a span crossing over a railroad which does not in the same span also cross over supply conductors in excess of 750 volts to ground, should be as given in Table N-1.

                                 Table No. N-1
                         Recommended Minimum Wire Sizes

                                                      Spans Exceeding 125 Ft.
   Conductor           Spans 125 Ft. or Less          up to 150 FT. (Note)

                                      Diameter                          Diameter
                       Gage           Inches          Gage              Inches

   Copper,
   hard-drawn           10 AWG        0.102           9 AWG             0.114

   Steel,
   Galvanized:
       In general       10 BWG        0.134           8 BWG             0.165
       In rural
       districts
       of arid
       regions          12 BWG        0.109          10 BWG             0.134

Note: If spans in excess of 150 ft. are necessary, the size of conductors specified above, or the sags of the conductors, should be correspondingly increased.

N-4 Paired or single distributing wires without a suspension strand should in no case be used for spans longer than 100 ft. in a heavy loading district, 125 ft. in the medium loading district, and 150 ft. in the light loading district. Each wire of a pair not supported by a suspension strand should have an ultimate strength of not less than 170 lb. Single distributing wires not supported by suspension strand should have an ultimate strength of not less than 340 lb.

                                      -21-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------

N-5 Splices should, so far as practicable, be avoided in the crossing and adjacent spans, unless they are of such a type and so made as to have a strength substantially equal to that of the conductors in which they are placed. Taps should be avoided in the crossing span where practicable, but if required, they should be of a type which will not impair the strength of the conductors to which they are attached.

                                     P-Sags

P-1 Table P-1 specifies recommended sags for wires shown in Table N-1. Where, however, the wires in the communication line are strung in accordance with recognized practices, the stringing tensions employed in the line, generally will be satisfactory in the crossing span.

                                    Table P-1
                         Recommended Wire Stringing Sags
                       Heavy and Medium Loading Districts

Span Length                       Temperature Deg. F
  in Feet        100      80      60      40      20       0      -20

                                  Sag in inches

   70            5-1/2    4-1/2   3-1/2   2-3/4   2-1/4   1-3/4   1-1/2

   80            7-1/2    6       4-1/2   3-1/2   2-3/4   2-1/2   2

   90            9-1/2    7-1/2   5-1/2   4-1/2   3-1/2   3       2-1/2

  100           11-1/2    9       7       5-1/2   4-1/2   3-3/4   3-1/4

  110           14       11       8-1/2   6-1/2   5-1/2   4-1/2   4

  120           17       13      10       8       6-1/2   5-1/2   4-1/2

  130           20       15      12       9-1/2   7-1/2   6-1/2   5-1/2

  140           23       18      14      11       8-1/2   7-1/2   6-1/2

  150           26       20      16      13      10       8-1/2   7

                                      -22-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------

                              Table P-1 (Continued)
                         Recommended Wire Stringing Sags
                             Light Loading District

Span Length                       Temperature Deg. F
  in Feet        120       100     80      60      40      20       0

                                  Sag in inches

   90           7-1/2     6-1/2    5-1/2   4-1/2   3-1/2   3       1-1/2

  100           9-1/2     8        6-1/2   5-1/2   4-1/2   3-3/4   3-1/4

  110          11-1/2     9-1/2    8       6-1/2   5-1/2   4-1/2   4

  120          14        11-1/2    9       7-1/2   6-1/2   5-1/2   4-1/2

  130          16        13       11       9       7-1/2   6-1/2   5-1/2

  140          18        15       13      10-1/2   8-1/2   7-1/2   6-1/2

  150          21        18       15      12      10       8-1/2   7

                                     Q-Guys

Q-1 Material: Guys should be of galvanized steel or other material that will not corrode excessively under the prevailing conditions.

Q-2 Side Guys: Poles supporting the crossing span should be side-guyed with guys having strengths specified in Appendix B, except as provided in Paragraphs Q-9 and Q-l0. The strength specified in this appendix may be obtained by using various combinations of standard guys, which, when taken together, will give strength at least as great as that specified.

Q-3 For the purpose of side-guying, aerial cables and their suspension strands should have the wire equivalents given in Table Q-1.

                                    Table Q-1
                          Recommended Wire Equiva1ents

                                Equivalent Number of Open Wires

Diameter of Cable       Heavy Loading   Medium Loading   Light Loading
                        District        District         District

Less than 1-1/4 in.           3               4                10
1-1/4 to 2-1/4 in.            4               5                15
Over 2-1/4 in.                5               6                20

                                      -23-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

Q-4 Head Guys: Poles supporting the crossing span should be head-guyed away from the crossing span with guys having strengths specified in Appendix C, except as provided in Paragraph Q-9. The strength specified in this appendix may be obtained by using various combinations of standard guys, which, when taken together, will give strength at least as great as that specified. For lines carrying both open wire and aerial cable, head guying need be provided only for the number of wires in excess of 10 if the cable is supported by a 6,000-lb. suspension strand or for the number of wires in excess of 20 if the suspension strand is 10,000-lb. or stronger.

Q-5 Head guys should be installed so as not to increase tension in the crossing span. In order to facilitate the installation of the head guys, a section of 6,000-lb. strand may be placed between the crossing poles so as to provide an additional support for pulling up the head guys.

Q-6 Guying at Corners and Terminals: Where the line terminates or changes direction or has substantially unbalanced tension at any crossing support, such additional guying as may be necessary should be provided to take care of the additional load.

Q-7 Where a line crossing a railroad changes direction more than ten degrees at either crossing support, the side guy within the angle may be omitted and the head guy, if required, should be placed in the direction of the adjacent span unless the angle of turn is greater than 60 degrees. Where the angle is greater than 60 degrees, the head guy should be placed in a direction away from the crossing span.

Q-8 Corner guys should conform to standard guying requirements unless the guying prescribed in Appendix B is greater, in which case the latter guying shall be provided.

Q-9   Omission of Guys: Guys may be omitted in the following cases:

      (a) Side guys may be omitted where the poles when new will not be stressed to more than 25% of their ultimate strengths, when subjected to the transverse load specified in Paragraph F-3 (a), except as otherwise permitted in Paragraph Q-10. The maximum number of wires which can be carried by poles of various classes to meet this requirement is given in Appendix D.

      (b) Head guys may be omitted where the poles when new will not be stressed to more than 66-2/3% of their ultimate strengths when subjected to the longitudinal load

                                      -24-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                 1989
-------------------------------------------------------------------------------

        specified in Paragraph F-3 (b). The maximum number of wires of various sizes which can be carried by poles of various classes to meet this requirement is given in Appendix F.

Q-1O Where a communication line paralleling a railroad track on the right-of-way of the railroad crosses any of the minor tracks listed under Subparagraphs (a), (c), (d) and (e) of Paragraph B-9, the side guys may be omitted, provided the crossing poles when new will not be stressed to more than 33-1/3% of their ultimate strengths when subjected to the transverse load specified in Paragraph F-3 (a). The maximum number of wires which can be carried by poles of various classes to meet this requirement is given in Appendix E.

Q-11 If, however, under the conditions stated in Paragraph Q-l0, there is an angle in the line at either crossing pole, corner guys sufficient to withstand the unbalanced load on such poles should be installed. Head guys may be omitted unless conductor tensions are not balanced at one or both poles due to the dead-ending of any of the wires. Where conductors are dead-ended, guys of strengths specified in Appendix C should be provided.


Q-12 Guying in Special Cases: Where, on account of physical conditions, it is impracticable to side guy the crossing poles, as specified in Paragraph Q-2, or to provide the strength of an unguyed pole specified in Paragraphs Q-9 and Q-l0, the requirements may be met by head-guying and side-guying the line as near as practicable to the crossing, provided the line is approximately straight and the intermediate poles are not of a class lower than those specified in Paragraph G-2 and that a strand of strength equivalent to the load in pounds for which head-guying is required, is run between the two guyed poles. Where such guying is employed, it should meet the requirements of paragraphs Q-2 to Q-5, inclusive, and should be applied at a distance not exceeding 500 ft. from the nearest crossing pole. The strand should be attached to the guyed poles close to the point at which the head guys are attached, and should be securely attached to every pole between the guyed poled.

Q-13 Guy Leads: Guy anchors should, where practicable, be located so that the horizontal distance from the ground line of the pole to the guy or guy rod will be not less than the height above ground of the attachment of the guy to the poles for head guys, and not less than one-third that height for side guys. The guys should be attached as near to the center of the load as practicable. (See Figure 1B1-2 for method of measuring guy lead and height.)

                                      -25-
                        Association of American Railroads
                              Communication Manual
1989                                                                 Part 1-B-1
-------------------------------------------------------------------------------

Q-14 Methods of Anchoring Guys: The anchorage for guys shall in all cases be adequate to develop the required strength of the guys attached to them. Guys should preferably be attached to anchors set in earth or secured in rock. Where this is impracticable, guys may be attached to stubs or poles which are properly anchor guyed, or to buildings or other secure structures. Guys should not be attached to trees.

Q-15 Guy Rods: Guy rods not smaller than those specified in Table Q-2 should be employed. The length of guy rods should be sufficient so that where the anchor is set to adequate depth, the eye of the rod will not be below the surface of the ground.

                                    Table 0-2
                      Recommended Minimum Size of Guy Rods

           Size of Guy                                         Diameter of Guy Rod
            (Pounds)                                                (Inches)
             2,200                                                      1/2
             4,000                                                      1/2
             6,000                                                      5/8
            10,000                                                      3/4
            16,000                                                      7/8

Q-16 Anchors: Where expandable or screw anchors or screw anchors are used, manufacturer's specifications must be followed as to depth and size of anchor.

Q-17 Method of Securing Guy Strand: In securing guys, clamps, strand clamps or guy-grip dead-ends of suitable strength should be employed. A guy strand may be attached to the pole either by the wrapping method or by attachment to suitable eye bolts or approved connector. The size of the eye bolt or approved connector should be sufficient to develop the required strength of the guy.

Q-18 Guards for Guys: When anchor guys are located so that persons or livestock may come into accidental contact with them, they should be equipped with suitable guards.

Q-19 Pole Braces: Pole braces may be used in the place of guys called for in Paragraphs Q-2 to Q-8, inclusive, to provide equivalent strength.

                               R-Suspension Strand
R-1     Material:  Suspension  strands  should be of  galvanized  steel or other
        material  that  will  not  corrode   excessively  under  the  prevailing
        conditions.

                                      -26-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                 1989
-------------------------------------------------------------------------------

R-2 Sizes: For spans of 150 ft. or less, Table R-l gives the minimum sizes of suspension strand to be used for supporting different sizes of serial cable.

                                    Table R-1
                 Recommended Minimum Sizes of Suspension Strand

        Weights of Cable in                                 Suspension Strand (Nominal
          Pounds per Foot                                   Ultimate Strength in Pounds)
        Less than 2.25                                                  6,000
        2.25 to 5                                                      10,000
        Exceeding 5 and less than 8.5                                  16,000

R-3 For spans exceeding 150 ft. or for heavier cables, a proportionately larger suspension strand or other proportionately stronger means of support should be used.

R-4 Attachment to Poles: The suspension strand should be attached to the pole by means of standard cable suspension clamp secured by a bolt not less than 5/8 in. in diameter extending through the pole. Three-bolt suspension clamps should be used with 10,000 and 16,000 lb. suspension strand; single-bolt suspension clamps may be used for 6,000 lb. suspension strand.

R-5 Where one or both of the crossing poles is a corner pole and the corner pull is in excess of 5 ft., suspension clamps with flared grooves or other means that will prevent sharp bends in the suspension strand should be employed. Where the cable is carried on the inside of the corner, reinforcing links or other equivalent means should also be used where the corner pull exceeds the values given in Table R-2.

                                    Table R-2

             Size of
        Suspension Strand                                                     Pull on Corner
                6M                                                            15 ft. or over
               lOM                                                            15 ft. or over
               16M                                                            10 ft. or over

R-6 Safety straps, grade clamps, reinforcing bands or other equivalent devices which will prevent progressive stripping of cable from entering the crossing span should be placed at each crossing pole for cables 1-1/2 in. in diameter or larger.

R-7 Where the suspension strand is dead-ended on a crossing pole, it may be attached by the wrapping method or by attaching it to a suitable eye bolt or approved connector.

                                      -27-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------

        The size of the eye bolt should be sufficient to develop the required strength of the suspension strand.

R-8 Sags: Suspension strands for aerial cables should be strung so that when the cables are in place the sags will be not less than given in Table R-3.

                    S-Cable Attachments to Suspension Strands

S-1 Cables should be attached to the suspension strand in the crossing span by means of suitable metal rings or spirally wound lashing wire which will resist corrosion. The spacing of rings should not be greater than indicated in Table S-1. The spirals of lashing wire should be so spaced that they will safely support the cable and prevent appreciable sagging between points of support. The metal rings or lashing wire should be so installed that the protective coating will not be damaged.

                                    Table S-1
                       Recommended Spacing of Cable Rings

                  Weight of Cable in                                    Spacing of Cable Rings
                  Pounds per Foot                                            in Inches
                      Less than 5                                                20
                      5 to 8.5                                                   15

                         Part II - Underbridge Crossings
                                    T-General

T-1 Avoidance of Attachments: The line preferably should be so graded that it will be unnecessary to make attachment to the bridge structure. If, for any reason, it is impracticable to grade a cable line to pass under a bridge and it is undesirable to attach to the bridge, vertical runs may be made on poles adjacent to the bridge.

T-2 Attachments: Unless approved by the railroad company, attachments to railroad steel bridges should not be made by devices that require the drilling or cutting of the bridge structure or the removal of rivets, and the attachments should be so made that wires, cables and suspension strand will not be in metallic contact with the bridge structure.

T-2 Clearance from Abutments: The clearance of any conductor from the face of the abutment, when not attached thereto, should be not less than 3 ft. for steel bridges. Cables or paired wires and their suspension strand may be attached directly to the face of the abutment if located not less than 24 in. below the elevation of the bridge seat, and they should provide suitable clearance for pedestrians, vehicles, etc., as may be necessary.

                                      -28-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------

                                    Table R-3
                    Recommended Minimum Sags in Aerial Cables
                            (No Ice or Wind Loading)

Average Weight of              Size of                                Sags in inches for Spans
Cables in Pounds       Temp.   Strand       90       100       110        120       130        140        150
per Foot               F.                   Ft.       Ft.       Ft.        Ft.       Ft.        Ft.        Ft.
                        20                    5         6         7          8        10         11         13
Up to .6                60      6,000         5         7         8         10        11         13         15
                       100                    6         8        10         12        14         16         18

Exceeding .6 but        20                    6         7         9         10        12         14         16
not exceeding .8        60      6,000         6         8        10         12        14         16         18
                       100                    8         9        11         13        16         18         21

Exceeding .8 but        20                    7         9        11         13        15         17         20
not exceeding 1.1       60      6,000         8        10        12         14        17         19         22
                       100                    9        11        13         15        18         21         24

Exceeding 1.1 but       20                    9        11        13         16        19         22         25
not exceeding 1.4       60      6,000        10        12        15         17        20         24         27
                       100                   10        13        16         19        22         25         29

Exceeding 1.4 but       20                   10        13        16         19        22         25         29
not exceeding 1.8       60      6,000        11        14        17         20        23         27         31
                       100                   12        15        18         21        25         29         33

Exceeding l.8 but       20                   12        14        17         20        24         28         32
not exceeding 2.25      60      6,000        12        15        18         22        26         30         34
                       100                   13        16        20         24        28         32         37

Exceeding 2.25 but      20                    8        10        12         15        17         20         23
not exceeding 2.8       60     10,000         9        11        13         16        19         22         25
                       100                   10        12        15         17        20         24         27

Exceeding 2.8 but       20                   10        13        16         19        22         25         29
not exceeding 3.9       60     10,000        11        14        17         20        23         27         31
                       100                   12        15        18         21        25         29         33

Exceeding 3.9 but       20                   12        14        17         20        24         28         32
not exceeding 4.4       60     10,000        12        15        18         22        26         30         34
                       100                   13        16        19         23        27         31         36

Exceeding 4.4 but       20                   13        16        19         23        27         31         36
not exceeding 5.0       60     10,000        14        17        20         24        29         33         38
                       100                   14        18        22         26        30         35         40

                                      -29-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1

                              Table R-3 (Continued)

Average Weight of              Size of                                Sags in inches for Spans
Cables in Pounds       Temp.   Strand       90       100       110        120       130        140        150
per Foot               F.                   Ft.       Ft.       Ft.        Ft.       Ft.        Ft.        Ft.
                        20                   11        13       16          19       23         26         30
Up to 5.0 but           60     16,000        12        14       17          20       24         28         32
not exceeding 6.3      100                   12        15       18          22       26         30         24

Exceeding 6.3 but       20                   12        14       17          20       24         28         32
not exceeding 7.2       60     16,000        12        15       18          22       26         30         34
                       100                   13        16       20          24       28         32         37

Exceeding 7.2 but       20                   13        16       19          22       26         31         35
not exceeding 8.1       60     16,000        13        16       19          23       27         31         36
                       100                   14        17       20          24       29         33         38

Exceeding 8.1 but       20                   13        16       20          24       28         32         37
not exceeding 8.6       60     16,000        14        17       20          24       29         33         38
                       100                   14        18       22          26       30         35         40





T-4 Clearance from Bridge Structure: The clearance between any conductor attached to the bridge in open construction, and any portion of the bridge structure should preferably be not less than 6 in., but in no case less than 3 in. The clearance between any conductor not attached to the bridge and any portion of the bridge structure should preferably be not less than 1 ft., but in no case less than 6 in.

                        Part III - Underground Crossings
                                    U-General

U-1 Arrangement for Work: The work should be done at such time and in such a manner as not to interfere with the proper and safe use or operation of the property and tracks of the railroad company, previous arrangements having been made with the duly authorized representative of the railroad company for date and time of commencement. Where iron or mild steel pipes are used, as permitted in Paragraph U-7(d), consideration should be given to forcing or driving them under the roadbed instead of laying in an open trench.

U-2 Location: The underground system on the railroad property should be so located as to be subject to the least practicable disturbance. Railway tracks and underground structures, including catch basins, gas pipes, etc., should be avoided where practicable. The manholes, pull boxes, and terminals should, where practicable, be located away from the roadbed.

                                      -30-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------

U-3 Side Clearance from Rail: Where underground conduit construction terminates at terminal poles, the side clearance of such poles from the nearest track rail should be as provided in Paragraph E-2. Where manholes, handholes, etc., are employed, which project above the surface of the ground, the side clearance, unless physical conditions prevent, shall be not less than 17 ft. from the nearest track rail, except that at sidings, a clearance of 7 ft. may be allowed. At loading sidings, sufficient space shall be left for a driveway.

U-4 Clearance Below Base of Rail: The top of all conduit protection, except as specified in Paragraph U-8 should generally be located at a depth of not less than 48 in. below the base of rail. Where this is impracticable, or for other reasons, this clearance may be reduced by agreement between the parties concerned. In no case, however, should the top of the conduit protection extend higher than the bottom of the ballast section which is subject to working or cleaning.

U-5 Where unusual conditions exist or where proposed construction would interfere with existing construction, a greater depth than specified above may be required.

U-6 Arrangement of Conduit System: The arrangement of ducts in the conduit system contemplated under this specification should consist of not more than four ducts of vitrified clay, four impregnated fiber ducts or three creosoted wood ducts in width. Where other arrangements are contemplated, additional strength of construction and protection may be required.

U-7 Protection of Ducts: Ducts extending under the roadbed section of the right-of-way should be protected under the roadbed section as specified below and for a distance of at least 6 ft. beyond each outside rail. In other sections of the right-of-way, concrete, creosoted plank or other forms of protection should be provided where necessary to prevent injury to the conduit system.

        (a) Vitrified Clay Ducts: The ducts should be laid on at least 4 in. of concrete with at least 3 in. of concrete on the top and sides.

        (b) Impregnated Fiber and Other Tubular Composition Ducts: The ducts should be completely encased in concrete. The encasement should be at least 4 in. thick on bottom and at least 3 in. thick on top and sides.

        (c) Creosoted Wood Ducts: The ducts should be protected on the top and bottom by means of creosoted wood plank not less than 1-1/2 in. in thickness or by 3 in. of concrete.

                                      -31-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------

        (d) Iron or Mild Steel Pipes: Such pipes should normally be encased in concrete as provided in (b) above. However, where physical or chemical conditions will permit, a conduit system consisting of a group of not more than four iron or mild steel pipes not more than 4 in. in diameter may be laid beneath the roadbed without any form of protection.

U-8 Where physical and chemical conditions will permit, a conduit consisting of not more than two iron pipes, not exceeding 4 in. in diameter, or two creosoted wood ducts not exceeding 6 in. square, or one or more cables of a type designed for burying directly in the earth may be laid in the ground beneath railroad tracks without any form of protection at a minimum depth of 48 in. below the base of the rail, unless the worked ballast section of the roadbed exceeds 18 in., in which case the conduit shall be laid below the ballast section. Cables under main line tracks should preferably be installed in conduit to prevent disturbance to the roadbed at times of replacement.

U-9 Excavation: The excavated material shall be so placed as not to interfere with traffic. Ballast material excavated should be kept separate and free from earth.

U-10 Shoring: Where necessary to prevent caving, the sides of trench should be supported with suitable planks and bracing. No bracing shall extend above the base of the rail or be attached in any way to the rails or ties.

U-ll Grading and Drainage: The trench should be so graded that it will have a fall of at least 3 in. in l00 ft. toward the lower manhole or terminal, or from an intermediate point toward both manholes or terminals, and the bottom of the trench should be graded evenly. Where conditions require, a sump or other suitable drainage should be provided for manholes.

U-12 Backfilling: The trench should be backfilled with earth to the subgrade line and tamped. Track ballast shall be replaced under railroad supervision.

U-13 Removing Surplus Material: All surplus material remaining after the work has been finished should be removed, and if disposed of upon railroad property, it should be under railroad supervision.

U-14 Concrete: All concrete employed should be such that when tested in 6 by 12 inch cylinders after 28 days, it should withstand a compressive test of not less than 2,000 lb./sq. in. square inch without rupture. Concrete should be thoroughly tamped.

                                      -32-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------


                        Appendix A: District Loading Map




                        [DISTRICT LOADING MAP DIAGRAM]

                                      -33-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------


                                   Appendix B
             Recommended Strength of Side Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)

            Average of Crossing and Adjacent Spans 100 Feet or Less

Number    Ratio of Guy Lead to Height Not less than
of        1           2/3            1/2           1/3
Wires
                         Heavy Loading
                         -------------
  2       2,200       2,200          2,200         2,200
  4       2,200       2,200          2,200         2,200
  6       2,200       2,200          2,200         4,000
 10       2,200       2,200          4,000         4,000
 20       4,000       4,000          4,000         6,000
 30       4,000       4,000          6,000        10,000
 40       4,000       6,000         10,000        10,000
 50       6,000      10,000         10,000        12,000
 60       6,000      10,000         10,000        16,000
 70      10,000      10,000         12,000        16,000
 80      10,000      10,000         16,000        20,000

                                      -34-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------


                             Appendix B (Continued)
             Recommended Strength of Side Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)

            Average of Crossing and Adjacent Spans 100 Feet or Less

Number    Ratio of Guy Lead to Height Not less than
of        1           2/3            1/2           1/3
Wires
                         Medium Loading
                         --------------
  2       2,200       2,200          2,200         2,200
  4       2,200       2,200          2,200         2,200
  6       2,200       2,200          2,200         2,200
 10       2,200       2,200          2,200         2,200
 20       4,000       4,000          4,000         4,000
 30       4,000       4,000          4,000         6,000
 40       4,000       4,000          4,000         6,000
 50       4,000       4,000          6,000        10,000
 60       4,000       6,000          6,000        10,000
 70       4,000       6,000         10,000        10,000
 80       6,000       6,000         10,000        10,000

                                      -35-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------


                             Appendix B (Continued)

            Average of Crossing and Adjacent Spans 100 Feet or Less

Number    Ratio of Guy Lead to Height Not less than
of        1           2/3            1/2           1/3
Wires
                         Light Loading
                         -------------
  2       2,200       2,200          2,200         2,200
  4       2,200       2,200          2,200         2,200
  6       2,200       2,200          2,200         2,200
 10       2,200       2,200          2,200         2,200
 20       4,000       4,000          4,000         4,000
 30       4,000       4,000          4,000         6,000
 40       4,000       4,000          4,000         6,000
 50       4,000       4,000          6,000         6,000
 60       4,000       4,000          6,000        10,000
 70       4,000       6,000          6,000        10,000
 80       4,000       6,000         10,000        10,000

                                      -36-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                 1989
- -----------------------------------------------------------------------------

                             Appendix B (Continued)
              Recommended Strength of Side Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)

             Average of Crossing and Adjacent Spans 100 to 125 Feet

Number          Ratio of Guy Lead to Height Not less than
of             1            2/3           1/2           1/3
Wires
                                  Heavy Loading
                               -------------
  2            2,200        2,200         2,200         2,200
  4            2,200        2,200         2,200         2,200
  6            2,200        2,200         2,200         4,000
 10            2,200        4,000         4,000         6,000
 20            4,000        4,000         4,000         6,000
 30            4,000        6,000         6,000        10,000
 40            6,000       10,000        10,000        12,000
 50            6,000       10,000        10,000        16,000
 60           10,000       10,000        12,000        16,000
 70           10,000       12,000        16,000        20,000
 80           10,000       16,000        16,000        26,000

                                      -37-
                        Association of American Railroads
                              Communication Manual


1989                                                                 Part 1-B-1
- -----------------------------------------------------------------------------

                             Appendix B (Continued)

            Average of Crossing and Adjacent Spans 100 to 125 Feet

Number         Ratio of Guy Lead to Height Not less than
of             1             2/3           1/2           1/3
Wires
                                 Medium Loading
                               --------------
  2            2,200         2,200         2,200         2,200
  4            2,200         2,200         2,200         2,200
  6            2,200         2,200         2,200         2,200
 10            2,200         2,200         2,200         4,000
 20            4,000         4,000         4,000         4,000
 30            4,000         4,000         4,000         6,000
 40            4,000         4,000         6,000        10,000
 50            4,000         6,000         6,000        10,000
 60            6,000         6,000        10,000        10,000
 70            6,000        10,000        10,000        12,000
 80            6,000        10,000        10,000        16,000

                                      -38-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                 1989
- -----------------------------------------------------------------------------

                             Appendix B (Continued)
              Recommended Strength of Side Guys Required in Pounds
                (Combinations of Standard Size Guys May Be Used)

             Average of Crossing and Adjacent Spans 100 to 125 Feet

Number             Ratio of Guy Lead to Height Not less than
of             1            2/3           1/2           1/3
Wires
                                  Light Loading
                               -------------
  2            2,200        2,200         2,200         2,200
  4            2,200        2,200         2,200         2,200
  6            2,200        2,200         2,200         2,200
 10            2,200        2,200         2,200         2,200
 20            4,000        4,000         4,000         4,000
 30            4,000        4,000         4,000         6,000
 40            4,000        4,000         6,000         6,000
 50            4,000        6,000         6,000        10,000
 60            4,000        6,000         6,000        10,000
 70            6,000        6,000        10,000        10,000
 80            6,000        6,000        10,000        12,000

                                      -39-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------


                             Appendix B (Continued)

             Average of Crossing and Adjacent Spans 125 to 150 Feet

Number          Ratio of Guy Lead to Height Not less than
of                1          2/3        1/2         1/3
Wires

                              Heavy Loading
                              -------------

 2               2,200      2,200      2,200       2,200

 4               2,200      2,200      2,200       4,000

 6               2,200      2,200      4,000       4,000

10               4,000      4,000      4,000       6,000

20               4,000      4,000      6,000      10,000

30               6,000      6,000     10,000      10,000

40               6,000     10,000     10,000      16,000

50              10,000     10,000     12,000      16,000

60              10,000     12,000     16,000      20,000

70              10,000     16,000     16,000      26,000

80              12,000     16,000     20,000      26,000

                                      -40-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------


                             Appendix B (Continued)
             Recommended Strength of Side Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)

             Average of Crossing and Adjacent Spans 125 to 150 Feet


Number          Ratio of Guy Lead to Height Not less than
of                1          2/3        1/2         1/3
Wires

                             Medium Loading
                             --------------

 2               2,200      2,200      2,200       2,200

 4               2,200      2,200      2,200       2,200

 6               2,200      2,200      2,200       2,200

10               2,200      2,200      2,200       4,000

20               4,000      4,000      4,000       4,000

30               4,000      4,000      6,000       6,000

40               4,000      4,000      6,000      10,000

50               6,000      6,000     10,000      10,000

60               6,000     10,000     10,000      12,000

70               6,000     10,000     10,000      16,000

80              10,000     10,000     12,000      16,000

                                      -41-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------


                             Appendix B (Continued)


             Average of Crossing and Adjacent Spans 125 to 150 Feet


Number          Ratio of Guy Lead to Height Not less than
of                1          2/3        1/2         1/3
Wires

                             Light Loading
                             -------------

 2              2,200       2,200      2,200       2,200

 4              2,200       2,200      2,200       2,200

 6              2,200       2,200      2,200       2,200

10              2,200       2,200      2,200       2,200

20              4,000       4,000      4,000       4,000

30              4,000       4,000      4,000       6,000

40              4,000       4,000      6,000      10,000

50              4,000       6,000      6,000      10,000

60              6,000       6,000     10,000      10,000

70              6,000      10,000     10,000      12,000

80              6,000      10,000     10,000      16,000

                                      -42-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------


                             Appendix B (Continued)
             Recommended Strength of Side Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)


             Average of Crossing and Adjacent Spans 150 to 175 Feet


Number          Ratio of Guy Lead to Height Not less than
of                1          2/3        1/2         1/3
Wires

                             Heavy Loading
                             -------------

 2              2,200       2,200      2,200       2,200

 4              2,200       2,200      2,200       4,000

 6              2,200       2,200      4,000       4,000

10              4,000       4,000      6,000       6,000

20              4,000       6,000      6,000      10,000

30              6,000      10,000     10,000      12,000

40             10,000      10,000     12,000      16,000

50             10,000      12,000     16,000      20,000

60             10,000      16,000     16,000      26,000

70             12,000      16,000     20,000      30,000

80             16,000      20,000     26,000      30,000

                                      -43-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
- ------------------------------------------------------------------------------

                             Appendix B (Continued)

             Average of Crossing and Adjacent Spans 150 to 175 Feet

     Number                  Ratio of Guy Lead to Height Not less than
     of                  1               2/3             1/2             1/3
     Wires
                                    Medium Loading
                                    --------------
         2               2,200           2,200           2,200           2,200
         4               2,200           2,200           2,200           2,200
         6               2,200           2,200           2,200           4,000
        10               2,200           2,200           4,000           4,000
        20               4,000           4,000           4,000           6,000
        30               4,000           4,000           6,000          10,000
        40               4,000           6,000          10,000          10,000
        50               6,000          10,000          10,000          12,000
        60               6,000          10,000          10,000          16,000
        70              10,000          10,000          12,000          16,000
        80              10,000          10,000          16,000          20,000


                                      -44-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                  1989
- ------------------------------------------------------------------------------

                             Appendix B (Continued)

             Recommended Strength of Side Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)

             Average of Crossing and Adjacent Spans 150 to 175 Feet

     Number                  Ratio of Guy Lead to Height Not less than
     of                  1               2/3             1/2             1/3
     Wires
                                  Light Loading
                                 -------------
         2               2,200           2,200           2,200           2,200
         4               2,200           2,200           2,200           2,200
         6               2,200           2,200           2,200           2,200
        10               2,200           2,200           2,200           4,000
        20               4,000           4,000           4,000           4,000
        30               4,000           4,000           6,000           6,000
        40               4,000           6,000           6,000          10,000
        50               6,000           6,000          10,000          10,000
        60               6,000          10,000          10,000          12,000
        70               6,000          10,000          10,000          16,000
        80              10,000          10,000          10,000          16,000

                                      -45-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

                             Appendix B (Continued)

             Average of Crossing and Adjacent Spans 175 to 200 Feet

     Number                  Ratio of Guy Lead to Height Not less than
     of                  1               2/3             1/2             1/3
     Wires
                                  Heavy Loading
                                 -------------
         2               2,200           2,200           2,200           2,200
         4               2,200           2,200           2,200           4,000
         6               2,200           4,000           4,000           6,000
        10               4,000           4,000           6,000          10,000
        20               4,000           6,000          10,000          10,000
        30               6,000          10,000          10,000          16,000
        40              10,000          10,000          16,000          20,000
        50              10,000          16,000          16,000          26,000
        60              12,000          16,000          20,000          26,000
        70              16,000          20,000          26,000          30,000
        80              16,000          20,000          26,000          40,000

                                      -46-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------

                             Appendix B (Continued)

             Recommended Strength of Side Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)

             Average of Crossing and Adjacent Spans 175 to 200 Feet

     Number                  Ratio of Guy Lead to Height Not less than
     of                  1               2/3             1/2             1/3
     Wires
                                 Medium Loading
                                 --------------
         2               2,200           2,200           2,200           2,200
         4               2,200           2,200           2,200           2,200
         6               2,200           2,200           2,200           4,000
        10               2,200           2,200           4,000           4,000
        20               4,000           4,000           4,000           6,000
        30               4,000           6,000           6,000          10,000
        40               6,000           6,000          10,000          10,000
        50               6,000          10,000          10,000          16,000
        60              10,000          10,000          12,000          16,000
        70              10,000          10,000          16,000          20,000
        80              10,000          12,000          16,000          20,000

                                      -47-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------


                             Appendix B (Continued)

             Average of Crossing and Adjacent Spans 175 to 200 Feet

Number          Ratio of Guy Lead to Height Not less than
of                1          2/3        1/2         1/3
Wires

                              Light Loading
                              -------------

 2               2,200      2,200      2,200       2,200

 4               2,200      2,200      2,200       2,200

 6               2,200      2,200      2,200       2,200

10               2,200      2,200      2,200       4,000

20               4,000      4,000      4,000       6,000

30               4,000      4,000      6,000      10,000

40               4,000      6,000      6,000      10,000

50               6,000      6,000     10,000      12,000

60               6,000     10,000     10,000      16,000

70              10,000     10,000     10,000      16,000

80              10,000     10,000     12,000      16,000

                                      -48-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------


                                   Appendix C
             Recommended Strength of Head Guys Required, in Pounds
                (Combinations of Standard Size Guys May Be Used)


Number               Ratio of Guy Lead to Height Not less than
of
Wires             1-1/4       1         3/4        2/3        1/2

                                  Heavy Loading
                                   -------------

 2               4,000      4,000      4,000       4,000      4,000

 6               4,000      4,000      4,000       4,000      6,000

10               6,000      6,000      6,000      10,000     10,000

20              10,000     10,000     12,000      16,000     16,000

30              16,000     16,000     20,000      20,000     26,000

40              20,000     20,000     26,000      26,000     32,000

50              20,000     20,000     30,000      32,000     42,000

60              26,000     30,000     36,000      36,000     48,000

70              30,000     30,000     40,000      48,000     60,000

80              36,000     40,000     48,000      60,000     70,000

                                 Medium Loading
                                   --------------

 2               4,000      4,000      4,000       4,000      4,000

 6               4,000      4,000      4,000       4,000      4,000

10               4,000      4,000      6,000       6,000      6,000

20               6,000     10,000     10,000      10,000     12,000

30              10,000     10,000     12,000      16,000     16,000

40              12,000     16,000     16,000      16,000     20,000

50              16,000     16,000     20,000      20,000     26,000

60              20,000     20,000     26,000      26,000     30,000

70              20,000     20,000     26,000      30,000     36,000

80              26,000     26,000     30,000      32,000     40,000

                                      -49-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------


                             Appendix C (Continued)

Number               Ratio of Guy Lead to Height Not less than
of
Wires             1-1/4       1         3/4        2/3        1/2

                                  Light Loading
                                   -------------


 2               4,000      4,000      4,000       4,000      4,000

 6               4,000      4,000      4,000       4,000      4,000

10               4,000      4,000      4,000       4,000      4,000

20               4,000      6,000      6,000       6,000     10,000

30               6,000     10,000     10,000      10,000     12,000

40              10,000     10,000     10,000      12,000     16,000

50              10,000     10,000     16,000      16,000     20,000

60              12,000     16,000     16,000      16,000     20,000

70              16,000     16,000     20,000      20,000     26,000

80              16,000     20,000     20,000      26,000     30,000

                                      -50-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------

                                   Appendix D

                Recommended Maximum Number of Wires Which can be
               Supported by Poles of Various Classes Without
                Side Guys at Crossings over Railroad Tracks

        (For the Special Case Covered By Paragraph Q-10, See Appendix E)

Class          Average of Crossing and Adjacent Spans - Feet
of
Pole       100          125          150        175          200

                             Heavy Loading District
                           ----------------------

1           28          22           18          15           13

2           22          18           14          12           11

3           17          14           11          10            8

4           13          11            9           8            7

5           10           8            7           6            5

6            8           6            5           4            4

7            6           5            4           3            3

Class          Average of Crossing and Adjacent Spans - Feet
of
Pole       100          125          150        175          200

                             Medium Loading District
                           -----------------------

 1          53          41           33          28           24

 2          41          32           26          22           19

 3          32          25           21          17           15

 4          24          19           16          14           12

 5          18          15           12          10            9

 6          14          11            9           8            7

 7          10           8            7           6            5

                                      -51-
                        Association of American Railroads
                              Communications Manual
1989                                                                 Part 1-B-1
-------------------------------------------------------------------------------

                             Appendix D (Continued)


       (For the Special Case Covered By Paragraph Q-1O,  See Appendix E)

Class     Average of Crossing and Adjacent Spans - Feet
 of
Pole        100      125         150      175      200

                      Light Loading District
                      ----------------------
1           --        82          65       54       46

2           81        61          49       41       35

3           58        45          37       31       27

4           42        33          27       23       20

5           29        23          19       15       14

6           19        15          13       11        9

7           10        10           8        7        6

                                      -52-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------

                                   Appendix E
                Recommended Maximum Number of Wires Which can be
                 Supported by Poles of Various Classes Without
                 Side Guys at Crossings Over Minor Tracks Under
                   the Conditions Specified in Paragraph Q-10

Class              Average of Crossing and Adjacent Spans - Feet
 of
Pole            100       125       150         175        200
                             Heavy Loading District
                           ----------------------
1               62        48        39          33         28

2               48        38        31          26         23

3               38        29        24          20         18

4               29        23        19          16          9

5               22        17         9           8          7

6               16         9         8           7          6

7                8         7         6           5          4


Class              Average of Crossing and Adjacent Spans - Feet
 of
Pole            100       125       150         175        200

                             Medium Loading District
                           -----------------------
1               --        90        76          63         54

2               --        74        59          50         42

3               75        56        45          39         33

4               55        42        35          29         25

5               40        32        26          22         19

6               20        20        20          17          9

7               10        10        10           8          7

                                      -53-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

                             Appendix E (Continued)



Class            Average of Crossing and Adjacent Spans - Feet
 of
Pole            100       125       150         175        200

                             Light Loading District
                          -----------------------
1              --        --        --           81         68

2              --        --        75           61         52

3              --        70        55           46         39

4              65        50        40           34         30

5              45        35        29           24         21

6              31        25        20           17         15

7              10        10        10           10         10

                                      -54-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------

                                   Appendix F
                Recommended Maximum Number of Wires Which can be
             Supported by Poles of Various Classes Without Head Guys

                                   Ultimate                       Class of Pole
    Wire              Diameter     Strength
Gage & Material       (Inches)     (Pounds)       1      2      3      4      5     6      7

                                                           Heavy Loading District
                                                           ----------------------
10 AWG Copper          0.102          530         11     9      7      6      4     3      2

 9 AWG Copper          0.114          660          8     7      6      4      3     3      2

 8 AWG Copper          0.128          826          7     5      4      4      3     2      1

 8 BWG Copper          0.165        1,325          4     3      3      2      2     1      1

10 BWG Steel           0.134        1,200          4     4      3      2      2     1      1

 8 BWG Steel           0.165        1,710          3     2      2      2      1     1      0



                                   Ultimate                       Class of Pole
    Wire              Diameter     Strength
Gage & Material       (Inches)     (Pounds)       1      2      3      4      5     6      7

                                                           Medium Loading District
                                                           -----------------------
10 AWG Copper          0.102          530         16     13     11    8     6       5     4

 9 AWG Copper          0.114          660         13     11      9    6     5       4     3

 8 AWG copper          0.128          826         10      8      7    5     4       3     2

 8 BWG Copper          0.165        1,325          5      5      4    3     3       2     1

10 BWG Steel           0.134        1,200          7      6      5    4     4       2     1

 8 BWG Steel           0.165        1,700          5      4      3    2     2       2     1


    Where wires of other sizes or having other ultimate strengths, as in the case of various grades of steel, are used, the number of wires can be determined by selecting the wire in the table which has the nearest to the same ultimate strength as the wire under consideration.

                                      -55-
                        Association of American Railroads
                              Communication Manual
1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

                             Appendix F (Continued)

                                   Ultimate                       Class of Pole
    Wire              Diameter     Strength
Gage & Material       (Inches)     (Pounds)       1      2      3      4      5     6      7

                                                            Light Loading District
                                                            ----------------------
10 AWG Copper          0.102        530           24     21     16     13     10    8      6

 9 AWG Copper          0.114        660           20     16     13     10      8    7      5

 8 AWG Copper          0.128        826           16     13     10      8      6    5      4

 8 BWG Copper          0.165      1,325           10      8      6      5      4    3      2

10 BWG Steel           0.134      1,200           10      8      7      5      4    3      2

 8 BWG Steel           0.165      1,710            7      6      5      4      3    2      2

     Where wires of other sizes or having other ultimate strengths, as in the case of various grades of steel, are used, the number of wires can be determined by selecting the wire in the table which has the nearest to the same ultimate strength as the wire under consideration.

                                      -56-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------



                                   Appendix G
       Recommended Ground Line Circumference of Poles of Various Classes
                     and Species which have Deteriorated to
                       Two-Thirds their Strength when New

   Northern White Cedar and Other Species of Poles Having A Fiber Strength of
         3,600 Pounds per Square Inch. (See Group No. 1 in Appendix H)


Length                                                              Class of Pole
of Pole           1               2                 3                  4                    5                6                7
Feet                                                    Ground Line Circumference - Inches

20             34-1/2           32-1/2            30-1/2            28-1/2                 26-1/2          24-1/2            22-1/2

25             38               35-1/2            33-1/2            30-1/2                 29              27                25

30             41-1/2           38-1/2            36                33-1/2                 31              28-1/2            27

35             44               41                38-1/2            35-1/2                 33              30                28

40             46-1/2           43-1/2            40-1/2            37-1/2                 35              32-1/2            ------

45             48-1/2           45-1/2            42-1/2            39-1/2                 36-1/2          ------            ------

50             50-1/2           47-1/2            44-1/2            41                     38              ------            ------

55             52-1/2           49                46                42-1/2                 39-1/2          ------            ------

60             54               51                47-1/2            44                     40-1/2          -------           ------

                                      -57-
                        Association of American Railroads
                              Communications Manual
1989                                                                 Part 1-B-1
-------------------------------------------------------------------------------


                             Appendix G (Continued)

   Western Red Cedar and Other Species of Poles Having a Fiber Strength of
         5,600 Pounds per Square Inch. (See Group No. 2 in Appendix H)


Length                                                          Class of Pole
of Pole       1                 2                 3                   4                      5               6                7
Feet                                                 Ground Line Circumference - Inches

20           30                 28                26-1/2            24-1/2                 22-1/2            21            19-1/2

25           32-1/2             31                29                26-1/2                 25                23            21-1/2

30           35-1/2             33-1/2            31                28-1/2                 26-1/2            25            23-1/2

35           37-1/2             35-1/2            33-1/2            30-1/2                 28-1/2            26-1/2        24-1/2

40           40                 37-1/2            35                32-1/2                 30-1/2            27-1/2        ------

45           42                 39                37                34                     31-1/2            ------        ------

50           43-1/2             41                38-1/2            35                     32-1/2            ------        ------

55           45-1/2             42-1/2            39-1/2            37                     34                ------        ------

60           46-1/2             43-1/2            41                38                     -------           -------       ------

65           48-1/2             45                42                39-1/2                 -------           -------       ------

70           50                 46-1/2            43-1/2            40-1/2                 -------           -------       ------

75           50-1/2             47-1/2            44-1/2            41-1/2                 -------           -------       ------

80           52                 48-1/2            45-1/2            42                     -------           -------       ------

85           53                 49-1/2            46-1/2            -------                -------           -------       ------

90           56                 52-1/2            47-1/2            -------                -------           -------       ------

                                      -58-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------


                             Appendix G (Continued)
      Recommended Ground Line Circumference of Poles of Various Classes
                    and Species which have Deteriorated to
                       Two-Thirds their Strength when New

        Chestnut Poles - Fiber Strength, 6,000 Pounds per Square Inch

Length                                                         Class of Pole
of Pole       1                 2                 3                  4                     5                  6            7
Feet                                                  Ground Line Circumference - Inches

20           29                 27-1/2            25-1/2            24                     22                20-1/2        19-1/2

25           32-1/2             30-1/2            28-1/2            26                     24-1/2            22-1/2        21

30           34-1/2             32-1/2            30-1/2            28-1/2                 26                24            22-1/2

35           37                 34-1/2            32-1/2            30-1/2                 28                25-1/2        24-1/2

40           39                 36-1/2            34-1/2            31-1/2                 29-1/2            27            25-1/2

45           41                 38-1/2            36                33-1/2                 31                28-1/2        26-1/2

50           42-1/2             40                37-1/2            34-1/2                 32-1/2            30            27-1/2

55           44                 41-1/2            38-1/2            36                     33-1/2            30-1/2        ------

60           45-1/2             43                40                37                     -------           -------       ------

65           47                 44                41                38-1/2                 -------           -------       ------

70           48                 45-1/2            -------           -------                -------           -------       ------

                                      -59-
                        Association of American Railroads
                              Communications Manual
1989                                                                 Part 1-B-1
-------------------------------------------------------------------------------

                             Appendix G (Continued)

        Lodgepole Pine - Fiber Strength of 6,600 Pounds per Square Inch


Length                                                           Class of Pole
of Pole          1                 2                 3                4                    5                  6            7
Feet                                                         Ground Line Circumference - Inches

20           28-1/2             26-1/2            25                23                     21-1/2            20            19

25           31-1/2             29-1/2            27-1/2            25                     24                21-1/2        20-1/2

30           33-1/2             31-1/2            29-1/2            27-1/2                 25-1/2            23-1/2        22

35           35-1/2             33-1/2            31-1/2            29-1/2                 27                24-1/2        23-1/2

40           38                 35-1/2            33-1/2            30-1/2                 28-1/2            26-1/2        24-1/2

45           39-1/2             37                35                32-1/2                 30                27-1/2        25-1/2

50           41-1/2             38-1/2            36-1/2            33-1/2                 31-1/2            29            27

55           42-1/2             40                37-1/2            35                     32-1/2            30            ------

60           44                 41-1/2            39                36                     33                30-1/2        ------

65           45-1/2             42-1/2            40                37                     34-1/2            -------       ------

70           47                 43-1/2            41                38                     35-1/2            -------       ------

75           48                 45                42                39                     -------           -------       ------

80           49                 46                43                40                     -------           -------       ------

85           50-1/2             47                44                -------                -------           -------       ------

90           53                 49-1/2            45                -------                -------           -------       ------

                                      -60-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------


                                   Appendix G (Continued)
       Recommended Ground Line Circumference of Poles of Various Classes
                     and Species which have Deteriorated to
                       Two-Thirds their Strength when New

  Southern Pine, Douglas Fir and Other Species of Poles Having a Fiber Strength of 7,400 Pounds per Square Inch. (See Group No. 5 in Appendix H)

Length                                                          Class of Pole
of Pole        1                 2                 3                  4                   5                  6            7
Feet                                                 Ground Line Circumference - Inches

20           27-1/2             25-1/2            24                22-1/2                 20-1/2            19            18

25           30                 28                26-1/2            24                     23                21            19-1/2

30           32-1/2             30-1/2            28-1/2            26-1/2                 24-1/2            22-1/2        21

35           34-1/2             32                30-1/2            28-1/2                 26                24-1/2        22-1/2

40           36-1/2             34                32                29-1/2                 27-1/2            25-1/2        24

45           38-1/2             35-1/2            33-1/2            31                     29                26-1/2        25

50           40                 37                35                32-1/2                 30                28            26

55           41-1/2             39                36                33-1/2                 31                29            ------

60           42-1/2             40                37-1/2            35                     32                29-1/2        ------

65           44                 41                38-1/2            35-1/2                 ------            -------       ------

70           45                 42                39-1/2            36-1/2                 ------            -------       ------

75           46-1/2             43                40-1/2            ------                 -------           -------       ------

80           47                 44                41-1/2            ------                 -------           -------       ------

85           48                 45                ------            -------                -------           -------       ------

90           51                 48                ------            -------                -------           -------       ------

                                      -61-
                        Association of American Railroads
                              Communication Manual

1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

                                   Appendix H
             Recommended Ultimate Fiber Stress (Modulus of Rupture)
                        of Various Species of Wood Poles

       Group No. 1                                  (Pounds per Square Inch)
       -----------
       *Northern White Cedar                                  3,600
       Eastern White Cedar                                    3,600
       Red Wood                                               3,600

       Group No. 2
       -----------
       *Western Red Cedar                                     5,600
       Southern Red Cedar                                     5,600
       Washington Cedar                                       5,600
       Idaho Cedar                                            5,600
       Port Oxford Cedar                                      5,600
       Cypress                                                5,000

       Group No. 3
       -----------
       *Chestnut                                              6,000

       Group No. 4
       -----------
       *Lodgepole Pine                                        6,600

       Group No. 5
       -----------
       *Douglas Fir                                           7,400
       *Southern Pine, creosoted                              7,400

   *American National Standards Institute (ANSI)
Standard 05.1-1987 (Specifications & Dimensions of Wood Poles

                                      -62-
                        Association of American Railroads
                              Communication Manual


Part 1-B-1                                                                 1989
-------------------------------------------------------------------------------

                                   Appendix J
           Recommended Dimensions for New Poles of Various Species as Specified in ANSI Specifications 05.1 to 05.6, inclusive, of the American National Standards Institute

                              Northern White Cedar

                 Fiber Strength, 3,600 Pounds per Square Inch.
                               From ANSI 05.1-1979

Class of Pole                  1        2         3         4          5          6          7
Minimum Top
Circumference (Inches)         27       25        23        21         19         17         15

Length    Ground
of        Line Distance                  Minimum Circumference at Six Feet from Butt
Pole      from Butt                                       (inches)
Feet      Feet
16        3-l/2              ----       ----      ----      ----       26.0       24.0       22.0

18        3-1/2              ----       ----      32.5      30.0       28.0       25.5       23.5

20        4                  39.5       37.0      34.0      31.5       29.0       27.0       25.0

22        4                  41.0       38.5      36.0      33.0       30.5       28.0       26.0

25        5                  43.5       41.0      38.0      35.5       32.5       30.0       28.0

30        5-1/2              47.5       44.5      41.5      38.5       35.5       33.0       30.5

35        6                  50.5       47.5      44.0      41.0       38.0       35.0       32.5

40        6                  53.5       50.0      46.5      43.5       40.0       37.0       ----

45        6-1/2              56.0       52.5      49.0      45.5       42.0       ----       ----

50        7                  58.5       55.0      51.5      47.5       44.0       ----       ----

55        7-1/2              61.0       57.5      53.5      49.5       46.0       ----       ----

60        8                  63.5       59.5      55.5      51.5       ----       ----       ----

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                              Communication Manual

1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

                             Appendix J (Continued)


                               Western Red Cedar
                 Fiber Strength, 5,600 Pounds per Square Inch.
                               From ANSI 05.1-1979

Class of Pole               1        2         3         4          5          6          7
Minimum Top
Circumference (Inches)      27       25        23        21         19         17         15

Length    Ground
of        Line Distance               Minimum Circumference at Six Feet from Butt
Pole      from Butt                                    (Inches)
Feet      Feet
16        3-1/2             ----     ----      ----      ----       23.0       21.5       19.5

18        3-1/2             ----     ----      28.5      26.5       24.5       22.5       21.0

20        4                 34.5     32.0      30.0      28.0       25.5       23.5       22.0

22        4                 36.0     33.5      31.5      29.0       27.0       25.0       23.0

25        5                 38.0     35.5      33.0      30.5       28.5       26.0       24.5

30        5-1/2             41.0     38.5      35.5      33.0       30.5       28.5       26.5

35        6                 43.5     41.0      38.0      35.5       32.5       30.5       28.0

40        6                 46.0     43.5      40.5      37.5       34.5       32.0       ----

45        6-1/2             48.5     45.5      42.5      39.5       36.5       ----       ----

50        7                 50.5     47.5      44.5      41.0       38.0       ----       ----

55        7-1/2             52.5     49.5      46.0      42.5       39.5       ----       ----

60        8                 54.5     51.0      47.5      44.0       ----       ----       ----

65        8-1/2             56.0     52.5      49.0      45.5       ----       ----       ----

70        9                 57.5     54.0      50.5      47.0       ----       ----       ----

75        9-1/2             59.5     55.5      52.0      48.5       ----       ----       ----

80        10                61.0     57.0      53.5      49.5       ----       ----       ----

85        10-1/2            62.5     58.5      54.5      ----       ----       ----       ----

90        11                63.5     60.0      56.0      ----       ----       ----       ----

                        Association of American Railroads
                              Communication Manual
 Part 1-B-1                                                                1989
--------------------------------------------------------------------------------

                             Appendix J (Continued)

           Recommended Dimensions for New Poles of Various Species as
            Specified in ANSI Specifications 05.1 to 05.6. inclusive,
                  of the American National Standards Institute

                                    Chestnut

                  Fiber Strength, 6,000 Pounds per Square Inch.
                               From ANSI 05.1-1979

      Class of Pole                        1          2          3          4          5         6          7
      Minimum Top
      Circumference (inches)              27         25         23         21         19        17         15



      Length          Ground
      of              Line Distance             Minimum Circumference at Six Feet from Butt
      Pole            from Butt                                  (inches)
      Feet            Feet

      16              3-1/2               -----      -----      -----      -----      22.5      21.0       19.5

      18              3-1/2               -----      -----      28.0       26         24.0      22.0       20.5

      20              4                   33.5       31.5       29.5       27.0       25.0      23.0       21.5

      22              4                   35.0       33.0       30.5       28.5       26.5      24.5       22.5

      25              5                   37.0       34.5       32.5       30.0       28.0      25.5       24.0

      30              5-1/2               40.0       37.5       35.0       32.5       30.0      28.0       26.0

      35              6                   42.5       40.0       37.5       34.5       32.0      30.0       27.5

      40              6                   45.0       42.5       39.5       36.5       34.0      31.5       29.5

      45              6-1/2               47.5       44.5       41.5       38.5       36.0      33.0       31.0

      50              7                   49.5       46.5       43.5       40.0       37.5      34.5       32.0

      55              7-1/2               51.5       48.5       45.0       42.0       39.0      36.0      -----

      60              8                   53.5       50.0       46.5       43.5      -----     -----      -----

      65              8-1/2               55.0       51.5       48.0       45.0      -----     -----      -----

      70              9                   56.5       53.0      -----      -----      -----     -----      -----


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                              Communication Manual

1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------
                             Appendix J (Continued)

                                 Lodgepole Pine

                 Fiber Strength, 6,600 Pounds per Square Inch
                               From ANSI 05.1-1979

      Class of Pole                 1         2         3      4        5         6     7
      Minimum Top
      Circumference (Inches)        27        25        23     21       19        17    15




      Length       Ground
      of           Line Distance              Minimum Circumference at Six Feet from Butt
      Pole         from Butt                                    (inches)
      Feet         Feet

      16           3-1/2       -----        -----       -----       -----      22.0      20.5     19.0

      18           3-1/2       -----        -----        27.5        25.5      23.5      21.5     20.0

      20           4            32.5         30.5        28.5        26.5      24.5      22.5     21.0

      22           4            34.0         32.0        30.0        27.5      25.5      23.5     22.0

      25           5            36.0         33.5        31.0        29.0      27.0      25.0     23.0

      30           5-1/2        39.0         36.5        34.0        31.5      29.0      27.0     25.0

      35           6            41.5         38.5        36.0        33.5      31.0      28.5     26.5

      40           6            44.0         41.0        38.0        35.5      33.0      30.5     28.0

      45           6-1/2        46.0         43.0        40.0      . 37.0      34.5      32.0     29.5

      50           7            48.0         45.0        42.0        39.0      36.0      33.5     31.0

      55           7-1/2        49.5         46.5        43.5        40.5      37.5      34.5     -----

      60           8            51.5         48.0        45.0        42.0      38.5      -----    -----

      65           8-1/2        53.0         49.5        46.0        43.0      -----     -----    -----

      70           9            54.5         51.0        47.5        -----     -----     -----    -----

      75           9-1/2        56.0         52.5       -----        -----     -----     -----    -----


                                      -66-
                        Association of American Railroads
                              Communication Manual
Part 1-B-1                                                                 1989
--------------------------------------------------------------------------------
                             Appendix J (Continued)

           Recommended Dimensions for New Poles of Various Species as Specified in ANSI Specifications 05.1 to 05.6, inclusive, of the American National Standards Institute

             Southern Pine (Creosoted) and Douglas Fir (Creosoted)

                  Fiber Strength, 7,400 Pounds per Square inch.
                               From ANSI 05.1-1979

Class of Pole                             1      2     3     4     5     6   7
Minimum Top
Circumference (inches)                    27     25    23    21    19    17  15




     Length        Ground
     of            Line Distance                        Minimum Circumference at Six Feet from Butt
     Pole          from Butt                                              (inches)
     Feet          Feet

     16            3-1/2                -----             -----      ------            -----      21.5       19.5       18.0

     18            3-1/2                -----             -----       26.5             24.5       22.5       21.0       19.0

     20            4                    31.5              29.5        27.5             25.5       23.5       22.0       20.0

     22            4                    33.0              31.0        29.0             26.5       24.5       23.0       21.0

     25            5                    34.5              32.5        30.0             28.0       26.0       24.0       22.0

     30            5-1/2                37.5              35.0        32.5             30.0       28.0       26.0       24.0

     35            6                    40.0              37.5        35.0             32.0       30.0       27.5       25.5

     40            6                    42.0              39.5        37.0             34.0       31.5       29.0       27.0

     45            6-1/2                44.0              41.5        38.5             36.0       33.0       30.5       28.5

     50            7                    46.0              43.0        40.0             37.5       34.5       32.0       29.5

     55            7-1/2                47.5              44.5        41.5             39.0       36.0       33.5       -----

     60            8                    49.5              46.0        43.0             40.0       37.0       34.5       -----

     65            8-1/2                51.0              47.5        44.5             41.5       38.5       -----      -----

     70            9                    52.5              49.0        46.0             42.5       39.5       -----      -----

     75            9-1/2                54.0              50.5        47.0             44.0        -----     -----      -----

     80            10                   55.0              51.5        48.5             45.0        -----     -----      -----

     85            10-1/2               56.5              53.0        49.5            -----        -----     -----      -----

     90            11                   57.5              54.0        50.5            -----        -----     -----      -----



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                              Communication Manual

1989                                                                 Part 1-B-1
-------------------------------------------------------------------------------

                                   Appendix K
Here is an example of computation of clearance between power wires and communication wires where an open-wire communication line crosses over the tracks of a railroad and under an open-wire power line in the same span.

Assume the case in which the power line carries a single-phase, two-wire circuit of 6,900 volts between wires, the wires attached to pin-type insulators on wood crossarms and that each wire consists of two strands of solid copper and one strand of copper-covered steel, the overall diameter of which is 0.230 in. Assume also that the crossing is located in the heavy loading district and that the length of the power line span concerned is 255 ft. The method of determining the required clearance between the lowest power wire and the highest communication wire consists of the following steps:

1. Referring to Table E-2; the power line takes the classification of open supply wires, 750 to 8,700 volts and the basic clearance is, therefore, 4 ft.

2. Referring to Paragraph E-6(a); since the crossing is located in the heavy loading district, and the power line span exceeds 175 ft. in length, an increase in clearance is required. Referring to the second table in Subparagraph (1) of Paragraph E-6(a), the wire used in this example takes the classification of a "small conductor" since it is stranded, is other than all-copper and has an overall diameter less than
        0.275 in. Referring now to the first table in this same subparagraph, it will be seen that the amount of clearance increase for a "small conductor" in the heavy loading district is 0.30 ft. for each 10 ft. by which the span length exceeds 175 ft. The span length of 255 ft. exceeds 175 ft. by 80 ft., so that the clearance increase is 8 multiplied by
        0.30 ft., or 2.4 ft. The total clearance is, therefore, the sum of 4 and 2.4, or 6.4 ft.

3. This clearance is applicable if the communication line crosses under the power line at or near the middle of the power line span where the sags of the power wires will be greatest when they are loaded with ice. Since the increased sag of the power wires caused by ice loading is less near the power poles than at mid-span, the clearance need not be as great as 6.4 ft. if the point where the communication line crosses under the power line (crossing point) is other than at the middle of the power line span. To take account of this permissible decrease, another step is necessary.

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                              Communication Manual

Part 1-B-1                                                                 1989
-------------------------------------------------------------------------------

4. Referring to Table E-4; assume that the distance from the nearest power pole to the center line of the communication line is 51 ft. or 20% of the length of the power line span. The corresponding reduction factor given in the table for a basic clearance of 4 ft. is 0.71. Multiplying this by 6.4 gives a net clearance of 4.5 ft. which is the clearance that should be provided under the conditions assumed. If this clearance had been less than 4 ft., the basic clearance of 4 ft. should have been provided in accordance with the requirements of Subparagraph (2) of Paragraph E-6 (a).

5. The above assumes that the supply wires cross over the communication wires at a distance of more than 6 ft. horizontally from the nearest communication line pole. In accordance with Note (e) of Table E-2, if this horizontal distance is less than 6 ft., the basic clearance used in the above computations should be 6 ft. and the clearance under the conditions assumed above would be 8.4 ft. at mid-span or 6.6 ft. at the 20% point.

6. The above takes care of the clearance increase required by Paragraph E-6 (a). The next step is to determine the further increase required by the voltage of the power circuit as given in Paragraph E-6 (b). In the case assumed, since the voltage is less than 50,000 volts, no increase is required and the clearance as determined in Step (d) or (e) above would meet the combined requirements of Paragraphs E-6 (a) and E-6(b). Had the voltage been 69,000 instead of 6,900 volts, the basic clearance from Table E-2 would have been 6 ft., the clearance due to span length would have been that determined in Step (e) above to which would be added 1/2 in. for each 1,000 volts that the voltage exceeds 50,000 volts. This increase would amount to 9-1/2 in., or 0.8 ft., and the total clearance would have been 9.2 ft. at mid-span, or 7.4 ft. at the 20% point.

7. The final factor which enters into the determination of the clearance is the method of support of the power conductors as given in Paragraph E-6(c). The object of this clearance increase is to insure that a total clearance is provided such that at least the basic clearance called for in Table E-2 will be maintained in the event that the power conductor is broken in the span adjacent to the crossing in those situations where the conductor is more or less rigidly supported at one crossing structure and at the other crossing structure is supported by suspension or other type insulators which are free to swing and thereby permit a large increase in the sag of the power wire in the crossing span. Where the power conductor is supported by pin-type insulators at both crossing structures, as assumed

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                              Communication Manual

1989                                                                 Part 1-B-1
-------------------------------------------------------------------------------

         in the example in this appendix, this effect is not present and no increase in clearance is required for this item. The same result would have obtained had the power conductor been supported by suspension-type insulators at both crossing structures. This effect is important only where the method of supporting the power conductor is such as not to permit the same freedom of movement of the conductor at one crossing structure as at the other. The determination of the increase in sag which would result from such dissimilar supporting arrangements is complicated and since it is a type of construction which will rarely be encountered where this specification is involved, it will generally be found preferable to obtain the information from the engineers of the company owning the power line rather than attempt to compute it.

                                      -70-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------

                                   Appendix L
           Recommended Typical Communication Line Crossing Data Sheet

     A data sheet of the type illustrated below shall be filled out by the party planning to erect wires across the railroad and forwarded to the Superintendent of Communications or other designated officer, together with the plan and other pertinent information, as a part of the notice required by Paragraph C-1.

Name of party desiring crossing...............................................
Location of proposed crossing.................................................

 1. Poles - Kind of timber - Treated or untreated.............................
 2. Poles - Class and length..................................................
 3. Poles - Depth of setting..................................................
 4. Poles - Poles - Setting - Kind of earth, i.e., rock, firm earth or swampy ground....................................................
 5. Guys, Side - Number, kind and size........................................
 6. Guys, Side - Nominal breaking strength....................................
 7. Guys, Head - Number, kind and size........................................
 8. Guys, Head - Nominal breaking strength....................................
 9. Guy Clamps - Kind and size................................................
10. Guy Clamps - Number at pole end...........................................
11. Guy Clamps - Number at guy rod end........................................
12. Guy Rods - Kind and size..................................................
13. Anchors - Kind and size...................................................
14. Anchors - Depth of setting................................................
15. Crossarms - Number, immediate construction................................
16. Crossarms - Number, future construction...................................
17. Crossarms - Material......................................................
18. Crossarms - Size..........................................................
19. Crossarms - Number of pins per arm........................................
20. Pins - Material...........................................................
21. Pins - Type...............................................................
22. Pins - Size...............................................................
23. Pins - If metal, state if galvanized......................................
24. Insulators - Material.....................................................
25. Insulators - Type.........................................................
26. Wires - Material and number...............................................
27. Wires - Size and gage.....................................................
28. Wires, supply, involved in crossing - Voltage.............................
29. Suspension Strand - Kind and size.........................................
30. Suspension Strand - Nominal breaking strength.............................
31. Suspension Strand Attachment - Kind and size of through
    bolt......................................................................
32. Suspension Strand Attachment - Type of suspension clamp...................

                                      -71-
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1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

33. Suspension Strand Attachment - Type of safety strap.........................
34. Suspension Strand Attachment - Kind and size of safety
    strap bolt..................................................................
35. Suspension Strand Attachment - Type of reinforcing links....................
36. Suspension Strand Attachment - Kind and size of reinforcing link bolts..................................................................
37. Cable, if any, diameter, inches.............................................
38. Cable, if any, weight, pounds, per foot.....................................
39. Cable Rings - Material......................................................
40. Cable Rings - Type..........................................................
41. Cable Rings - Spacing.......................................................
42. Cable Lashing Wires, Size...................................................

                                      -72-
                        Association of American Railroads
                              Communications Manual

Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------

Figure 1B1-1: Typical Drawing for Communication Lines Crossing over Railroads

        [COMMUNICATION LINES CROSSING OVER RAILROADS DIAGRAM]

                                      -73-
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                              Communication Manual

1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

Figure 1B1-2: Guy Lead and Height and their Ratio

                         [GUY LEAD AND HEIGHT DIAGRAM]

                                      -74-
                        Association of American Railroads
                              Communication Manual

Part 1-B-1                                                                  1989
--------------------------------------------------------------------------------

Figure 1B1-3: Typical Arrangement of Underground Crossing

                 [ARRANGEMENT OF UNDERGROUND CROSSING DIAGRAM]

                                      -75-
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                              Communication Manual

1989                                                                  Part 1-B-1
--------------------------------------------------------------------------------

Figure 1B1-4:  Typical Drawing for Communication Line Crossing Under Bridges

              [COMMUNICATION LINE CROSSING UNDER BRIDGES DIAGRAM]

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                              Communication Manual
Part 1-B-1                                                                 1989
-------------------------------------------------------------------------------

Figure 1B1-5:  Typical Arrangement of Conduits for Underground Crossing

                  [CONDUITS FOR UNDERGROUND CROSSING DIAGRAM]

                                    EXHIBIT G

                        SPECIFICATION FOR THE ATTACHMENT
                          OF CABLES TO RAILROAD BRIDGES

I.   AVOIDANCE OF ATTACHMENTS

     The cable system preferably should be so graded that it will be unnecessary to make attachments to railroad bridge structures.

II.  ATTACHMENTS TO FIXED BRIDGES

     Unless separate written approval of the Railroad's Chief Engineer has been obtained, cable will be encased in steel conduit, and attachments to steel bridges shall be made with devices that do not require the drilling or cutting of the bridge structure or the removal of rivets. Attachments to each individual bridge shall be in accordance with drawings prepared by or for Utility and approved by the Railroad. Typical attachment drawings may be prepared for those types of bridges whose design and construction lend themselves to repetition of attachment method and detail. However, the Railroad shall make final determination as to the applicability of any typical attachment drawings to an individual bridge.

III. ATTACHMENTS TO MOVABLE BRIDGES

     All attachments to movable bridges require separate written approval of the Railroad's Chief Engineer and will be made in accordance with requirements prescribed for that particular bridge by the Railroad.

IV.  TEMPORARY RELOCATION OF ATTACHMENTS

     Temporary relocation of cable systems attached to bridges will be made promptly and without cost to Railroad when necessary for Railroad to perform bridge maintenance. Notification will not be less than 30 days prior to date that relocation must be complete, except in case of emergency. The attachment requirements set forth by the Railroad will locate the attachment, to the extent possible, such that the occurrence of such temporary relocations will be minimized.

V.   NEW BRIDGES

     In the event that new railroad bridges are to be constructed along the right-of-way occupied by Utility and Utility desires to locate its cable facility on such bridges, provision for Utility cable will be incorporated into the bridge design. Costs of design, construction, and materials attributable solely to Utility's use of the structure, as well as costs of any temporary relocation of Utility's facilities during bridge construction, will be paid by Utility.

                                    EXHIBIT H

                        EMERGENCY AND DISASTER RESPONSES

In the event of an emergency or disaster which results in actual damage to Facilities or System or to Railroad's facilities or operations, or creates a situation wherein it is reasonably possible that such damage may occur, immediate contact shall be established between Railroad's Operations Center, and applicable division personnel, and Utility's Operation Center and applicable Area Representatives. Detailed procedures effectuating the above notification shall be mutually established.

Railroad and Utility will fully cooperate with each other and coordinate their efforts to jointly and severally restore operation of their respective rail and communication systems, with each being solely responsible for all costs incurred in repairing its own facilities. In the event such cooperation results in one party incurring costs that are for the benefit of the other (e.g., Railroad providing railroad equipment to Utility), such costs shall be subsequently fully reimbursed.

Utility will maintain emergency material and repair kits at various points throughout its System.

Railroad shall have the right to establish priorities for making repairs which impact upon rail operations, but shall permit Utility to move forward in making repairs to Utility's System or Facilities when to do so would not impair rail operations.

                                                                       EXHIBIT I



                                       CSX
                                 TRANSPORTATION


Specifications for crossings of wires or cables of Telegraph, Telephone, Signal, and other Circuits of Similar character over CSXT Rights of Way, Tracks, or Lines of wires of the same classes.



1.  PURPOSE.

     The purpose of these specifications is to describe the general requirements of construction and maintenance of communication lines crossing the tracks and associated parallel communication lines of railroads. They are based on National Electrical Safety Code and A.A.R. communications section. Specification 1 3 1. For further details, see complete specifications.

     Wires covered by these specifications shall not carry more than 400 volts to ground.

2.  DRAWINGS.

     Complete drawings shall be furnished in duplicate before construction is commenced. These drawings shall show the general plan of the right of way, tracks and wires to be crossed and the construction proposed, including the locations of the poles supporting the crossing span and the adjoining spans on either side of the crossing span, the number, kind and size of wires, and the proposed clearances of the existing tracks and wires.

3.  LOCATION OF POLES.

     Spans crossing railroad rights of way, preferably should be supported upon poles placed outside of the right of way.

     The crossing span shall, where practicable, not exceed 175 ft. in the heavy loading district, 250 ft. in the medium loading district, and 350 ft. in the light loading district. Where practicable, the adjacent spans shall not exceed the length of the crossing by more than 50%. Wherever practicable, the poles supporting the crossing span and the adjoining span on each side thereof shall be in a straight line.

4.  CLEARANCES.

     General. The condition under which all clearances are specified are 60(degrees)F. and no wind. Clearances shall be measured between the nearest parts of the objects concerned. The clearances required by this section shall be maintained at not less than the specified values.

     Side Clearance From Rails. Poles or towers supporting the crossing span shall, where practicable, be so located as to provide a minimum horizontal clearance of twelve (12) feet from the nearest track rail (except at sidings a clearance of not less than eight (8) feet may be allowed) and a minimum horizontal clearance of eight (8) feet between the nearest track rail and any crossarm, guy, or other attachments. Where it is impracticable or undesirable to provide these clearances, they may be reduced if the approval of CSXT is obtained. Where necessary to provide safe operating conditions, which require uninterrupted view along the tracks for signals, signs, etc., the parties shall cooperate to provide greater clearances than those specified above.

     Vertical Clearance Above Rails for Fixed Supports. The vertical clearance between the lowest wire, guy, or cable and the top of rail shall not be less than the Table below:

                         VERTICAL CLEARANCE ABOVE RAILS

                                   Vertical Clearance
                                        in Feet
                                   ------------------

For wires                                  27

For guys or cables
  carried on suspension
  strands                                  25


Vertical Clearances Between Wires Not on the Same Supporting Structures.

     The vertical clearances between conductors of the crossing span and conductors of other lines shall be not less than the values shown in the following Table.

                   Minimum Vertical Clearance in Feet Between
                         Wires not on the same structure


     (All voltages are between wires, except where otherwise stated or for trolley contact wires where voltages are to ground.)



                                                            Nature of Wires at High Level

                                                                   Open supply of wires,
                                                                   0-750 volts, supply                                      Guys,
                                             Communication         cables, all voltages                                  span wires,
         Nature of                           wires, cables          having effectively             Open supply            lightning
       wires crossed                         and suspension        grounded metal sheath            wires and            protection
            over                                 strand            or suspension strand            service drops            wires

                                                                                                750 to     8,700 to
                                                                 Line wires        Service       8,700      50,000
                                                                 and cables         drops        Volts       Volts

Communication
  wires, cables and
  suspension strand                               2                   4               2            4           6               2

Guys and span wires,
  lightning protection wires,
  supply service drops of
  0 to 750 volts                                  4                   2               2             2          4               2





                               LOADING ASSUMPTIONS

     Three degrees of severity are recognized on the Railroad for the loading due to weather conditions and are designated, respectively, as Heavy, Medium, and Light Loading:

     (a) Heavy Loading Territory: All lines north of Virginia-North Carolina State Line.
     (b) Medium Loading Territory: All lines south of Virginia-North Carolina State Line and north of a parallel of latitude passing through Charleston, S.C., Fairfax, S.C., Woodbury, Ga, and LaGrange, Ga.
     (c)  Light Loading Territory:  All lines south of territory designated in
          (b) above.

5.  POLES

     Material. Wood poles shall be of suitable and selected timber free from observable defects that would decrease the strength of durability.

     Sizes. Creosoted Southern Pine--Poles shall be of a size not less than the class specified in Table for the corresponding number of wires carried. If guys are omitted, poles must be of sufficient strength to meet the requirements specified in paragraph Q-9 of A.A.R. Specification 131.

                                  MINIMUM SIZES


                                    Over 40 wires              21 to 40 wires           11 to 20 wires       10 wires or less

Medium Loading Territory
Minimum top Cir. (in.)               21 (class 4)               19 (class 5)             17 (class 6)          15 (Class 7)
Light Loading Territory
Minimum Top Cir. (in.)               19 (class 5)               17 (class 6)             17 (class 6)          15 (Class 7)


     Gains.  Gains shall not be cut to a depth of more than one-half inch.

     Setting. Following Table specifies the minimum depth of setting for unguyed poles in average soil and in rock.

                   MINIMUM DEPTH OF SETTING FOR UNGUYED POLES


Length of       Depth in feet in average soil for different classes of poles     Depth in feet in
 pole in                                                                           Rock For all
   feet               Class 4          Class 5 and 6         Class 7                  classes

    16                   --                4                  3 3/4                    3
    18                   --                4 1/4              4                        3 1/4
    20                 4 1/2               4 1/4              4                        3 1/4
    22                 4 3/4               4 1/2              4 1/4                    3 1/2
    25                 5 1/4               4 3/4              4 1/2                    3 3/4
    27                 5 1/2               5                  4 3/4                    4
    30                 5 3/4               5 1/4              5                        4 1/4
    35                 6                   5 1/2              5 1/4                    4 1/2
    40                 6 1/4               5 3/4              5 1/2                    4 3/4
    45                 6 1/2               6                  5 3/4                    5
    50                 6 3/4               6 1/4              6                        5 1/4
    55                 7                   6 1/2                --                     5 1/2
    60                 7 1/4               6 3/4                --                     5 3/4


     Where soil conditions are such that the above depths of setting will not develop the strength of the pole, the pole shall be set to an additional depth or other means used to properly secure the pole.

     Spliced Poles. Spliced poles shall not be used to support the crossing span.

6.  CROSSARMS AND BRACKETS.

     Wood crossarms supporting the crossing span shall be of fir, treated yellow pine or other suitable timber. They shall have a nominal cross-section on not less than the value given in Table below.

                          DIMENSIONS OF WOOD CROSSARMS



 Number                    Nominal Length                  Nominal Cross-Section
of wires               (Feet)        (Inches)                    (Inches)
    2                     1            4 1/2                  2 5/16 by 3 5/16
    4                     3            4 1/2                  2 5/16 by 3 5/16
    6                     6            0                      2 3/4  by 3 3/4
   10                     8            6                      2 3/4  by 3 3/4
   10                    10            0                      3      by 4
   12*                   10            0                      3 1/4  by 4 1/4
   16**                  10            0                      3 1/4  by 4 1/4


 * Where crossarms are bored for 1/2 inch steel pine, 3 inch by 4 1/4 inch crossarms may be used.
** Permitted in medium and light loading districts only.

     Galvanized or painted iron or steel crossarms of strength equal to those of the wood crossarms specified in above Table may be used.

     Double crossarms shall be provided on crossing poles and shall be attached to the pole by means of a 5/8 inch crossarm bolt. Double crossarms longer than two-pin shall be equipped with double arming bolts, or spacing blocks and crossarm bolts, at a point near each end of the crossarms. Each wire shall be attached to each insulator of its pair upon the double arm.

     Wood pole brackets may only be used at crossings over minor tracks and shall be in duplicate so as to afford two points of support for each conductor.

7.  HARDWARE.

     All pole line hardware shall be galvanized.

8.  PINS.

     Insulator pins shall have strength sufficient to withstand the loads to which they may be subjected. Steel or iron pins shall have a diameter of shank not less than 1/2 inch. Wood pins shall be sound and straight grained with a diameter of shank not less than 1 3/4 inches.

9.  INSULATORS.

     Each insulator shall be of such pattern, design and material that, when mounted on its pin, it will withstand, without injury, and without being pulled off the pin, the ultimate strength of the conductor which it supports.

10.  CONDUCTORS.

     Conductors shall be of material or combination of materials which will not corrode excessively under the prevailing conditions.

     Conductors of material other than those specified in Table below shall be of such size and so erected as to have mechanical strength not less than that of the sizes of copper conductors specified.

     The minimum allowable sizes of conductors in a span crossing over a railroad which does not in the same span also cross over supply conductors in excess of 750 volts to ground, shall be as given in following Table.

                               MINIMUM WIRE SIZES


                                                                    Spans exceeding 125 feet up to
  Conductor                      Spans 125 feet or less                     150 feet (Note)

                               Gage          Diameter Inches          Gage        Diameter Inches
  Copper, Hard Drawn          10 AWG              0.102               9 AWG            0.114

  Steel Galvanized:
  In general                  10 BWG              0.134               8 BWG            0.165

  In rural districts
  or arid regions             12 BWG              0.109              10 BWG            0.134


     NOTE:--If Spans in excess of 150 ft. are necessary, the size of conductors specified above, or the sags of the conductors, shall be correspondingly increased.

11.  GUYS.

     Poles supporting the crossing span shall be side guyed in both directions, if practicable, and shall be head guyed away from the crossing span when the construction of the crossing span places undue stress on crossing poles. Guys shall be of galvanized steel wire or stranded steel cable.

12.  SUSPENSION STRAND.

     Material. Suspension strands shall be of galvanized steel or other material that will not corrode excessively under the prevailing conditions.

     Size. For spans of 150 feet or less, the following Table gives the minimum sizes of suspension strand to be used for supporting different sizes of aerial cable.

                       MINIMUM SIZES OF SUSPENSION STRAND


Weights of cable in                     Suspension Strand (Nominal Ultimate
 pounds per foot                                Strength in Pounds)
Less than 2.25                                         6.000
2.25 to 5                                             10.000
Exceeding 5 and less than 8.5                         16.000


13.  INSPECTION.

     The construction shall be subject to the inspection of the railroad company and shall comply with the requirements of these specifications. Defective material shall be rejected and replaced with acceptable material.

14.  MAINTENANCE.

     The crossing shall be maintained in safe condition. The poles, crossarms, insulators, guys, wires, and other parts and materials used in the structure of the crossing shall be periodically inspected, and all defects shall be promptly repaired by the owner of the line. The guys and anchors shall be maintained so that the guys are kept taut and serve the purpose for which they are intended. The line wires shall be kept to the proper sag. Underbrush, grass, or other inflammable material shall be kept removed by the crossing owner, from the poles for a sufficient distance to reduce the fire hazard to the minimum.

                                    EXHIBIT J

CSX TRANSPORTATION - EB2 PUBLICATION SCHEDULE OF LABOR OVERHEAD RATES USED FOR BILLING OUTSIDE PARTIES OTHER THAN GOVERNMENT AGENCIES AND RAILROADS

ITEM 1. SUMMARY OF LABOR SURCHARGES TO BE APPLIED TO DIRECT LABOR EFFECTIVE 1/1/97:

                                                                                                                          NON-
DESCRIPTION                            MOW              SIG            M OF E           TRANS           GOB/SS          CONTRACT
- -----------                            ----             ---            ------           -----           ------          --------
Vacation and other                     8.35%            6.42%           7.59%           10.60%          12.82%            5.74%
Holiday                                3.97%            3.65%           3.87%            0.69%           3.46%            0.00%
RRUI                                  27.01%           26.48%          26.48%           24.76%          26.64%           18.46%
Suppl. Annuity Tax                     1.86%            1.64%           1.74%            1.60%           1.66%            0.00%
Suppl. Sick Ins.                       1.07%            0.88%           1.21%            0.00%           0.00%            0.00%
Health & Welfare                      16.13%           15.81%          16.01%           15.99%          16.70%            7.44%
Small tools                            2.00%            2.00%           0.00%            0.00%           0.00%            0.00%
Safety/Training                        4.00%            4.00%           4.00%            3.00%           0.00%            0.00%
Supervision                           67.10%           61.33%          32.23%           31.98%          19.32%            0.00%
Force Acct. Ins.                      23.00%           23.00%          23.00%           23.00%           0.00%            0.00%
Funded Pension                         0.00%            0.00%           0.00%            0.00%           0.00%            7.36%

Composite Rate                       154.49%          145.21%         116.13%          111.62%          80.60%           39.00%

*  Other  included  sick  leave,   personal  leave,   jury  duty,   bereavement,
compassionate leave.

Note: The rates above do not include the surcharge of 24.6% for Signal Shop
Labor

                                    EXHIBIT K

                 ARBITRATION OR MEDIATION RESOLUTION PROCEDURES

     A. In the event of any controversy, claim or dispute between Utility and Railroad referred to arbitration or mediation pursuant to this Agreement (hereinafter referred to as "Dispute"), the parties agree to use the procedure herein.

     B. The parties agree that the only circumstances in which a Dispute will not be subject to the provisions of this Exhibit are: (i) where a party makes a good faith determination that a breach of the terms of the Agreement by the other party will cause irreparable damage to the complaining party unless such breach is enjoined by a court of competent jurisdiction; or (ii) where one party has been made a party to a judicial proceeding, and the other party is an appropriate additional party to such proceeding. Breach of the Agreement will be deemed to cause irreparable damage if it is incapable of adequate redress if not promptly enjoined, so that a temporary or preliminary restraining order or other immediate injunctive relief is the only adequate remedy. If one party files a pleading seeking injunctive relief, and such pleading is challenged by the other party, and the injunctive relief sought is not awarded in substantial part, the party filing the pleading seeking immediate injunctive relief shall pay all the costs, attorneys' fees and expenses of the party successfully challenging the pleading.

          1. Notice of Arbitration or Mediation. If the parties have not succeeded in negotiating a resolution of a Dispute within thirty (30) business days following the Trigger Notice (which period may be extended by mutual agreement of the parties), arbitration or mediation shall be conducted as set forth below. The Trigger Notice shall specify in reasonable detail the nature of the Dispute and comply with the procedures set forth in Paragraph 2 or Paragraph 3.

          2. Arbitration Procedures. Arbitration shall be conducted in accordance with the then-current CPR Non-Administered Arbitration Rules (the "Rules"). The provisions of the Agreement shall control if they conflict with the Rules. Arbitration shall be before three (3) arbitrators. Each party shall appoint one (1) arbitrator within fifteen (15) business days following the commencement of the procedure by Trigger Notice above (which period may be extended by mutual agreement). Within fifteen (15) business days following their appointment, the two (2) arbitrators so selected shall appoint the third arbitrator, who shall serve as Chairman of the arbitration panel. The Chairman shall be an attorney at law admitted to practice in the United States and experienced in arbitration. The arbitrators shall determine issues of arbitrability in accordance with federal law, but may not limit, expand or otherwise modify the terms of the Agreement. Arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award may be entered by any court having jurisdiction thereof. In addition, the following shall apply with respect to any arbitration conducted pursuant to this
Appendix:

             (a) Costs/Fees. If either party submits a matter to arbitration, and provided that one of the parties prevails over the other, the arbitrators may award such prevailing party an amount equal to its reasonable attorneys' fees and expenses, experts' fees, and other reasonable costs and expenses that it has incurred in connection with the arbitration. Otherwise, each party shall be responsible for its own fees and expenses.

             (b) Remedies. Upon a showing of material breach of the Agreement, the arbitrators are empowered to award actual or compensatory damages, unless prohibited by applicable state law or the Agreement. The arbitrators may not award consequential, punitive or multiple damages; the parties expressly waiving any entitlement to such relief.

             (c) Location of Arbitration. The place of the arbitration shall be Jacksonville, Florida.

             (d) Confidentiality. The parties, their representatives, the arbitrators and any other participants in the arbitration shall treat all aspects of the arbitration as confidential, including but not limited to all documents, testimony, information or other things produced, inspected or otherwise made available in connection with the arbitration. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with applicable law or regulatory requirements. Before making any such disclosure, the party seeking disclosure shall give written notice to the other party, and shall afford such party a reasonable opportunity to protect its interests. In no event shall a disclosure necessary to comply with legal or regulatory requirements be deemed to waive the confidential nature of the disclosed information.

             (e) Discovery. The arbitrators shall permit and facilitate such discovery in accordance with Federal Rules of Evidence and Federal Rules of Civil Procedure, as they shall determine is appropriate under the circumstances, taking into account the needs of the parties, the relevance of the requested discovery to the matter in controversy and the desirability of making discovery expeditious and cost-effective. The parties agree that the following information shall not be subject to discovery in connection with the arbitration unless it is expressly authorized by the arbitrators upon a showing of substantial need by the party seeking discovery: (i) information relating to Railroad's agreements with any customers; (ii) information relating to Utility's cost structure, contribution or profits under third party usages allowed under the Agreement.

          3. Mediation Procedures. Mediation is a voluntary process in which a neutral third party, who lacks authority to impose a solution, helps participants reach their own agreement for resolving a dispute or transaction. Utility and Railroad agree to act in good faith negotiation, with the jointly appointed mediator, to reach an agreement, utilizing the following basic roles of the mediator in the Dispute resolution:

               - urging participants to agree to talk; - helping participants understand the mediation process; - carrying messages between parties; - helping participants agree upon an agenda; - setting an agenda; - providing a suitable environment for negotiation; - maintaining order; - helping participants understand the problem(s); - defusing unrealistic expectations; - helping participants develop their own proposals; - helping participants negotiate; - persuading participants to accept a particular solution.

             (a) Mediation shall be held in Jacksonville, Florida.

             (b) Each party shall be responsible for its own attorney fees, and costs (including exhibits, witness fees, etc.), and shall each pay one-half (1/2) of the Mediator's fee(s).

             (c) The mediator shall be jointly selected as follows:

                 (1) Railroad shall designate five (5) members from the listed panel of the U.S. District Court, Middle District of Florida as a Potential Mediation Panel;

                 (2) Utility shall select one (1) of such Panel as the mediator;

                 (3) If the selected mediator does not accept the mediation appointment, Utility shall designate an alternative, and continue until a selected mediator accepts the mediation appointment;

                 (4) If none of the Panel accepts the appointment, Utility shall designate a new Potential Mediation Panel of five (5) from the list in Paragraph 2.(b)(1), and Railroad shall select one (1) of such Panel, as in Paragraphs (2) and (3).

             (d) The form of the Agreement to Mediate shall be as follows:

                              AGREEMENT TO MEDIATE

          Railroad and Utility, through their respective counsel, stipulate that:

          1. The Dispute embodied in the Agreement stated is hereby submitted to mediation.

          2. The parties have selected _________________________ to be the mediator in this case.

          3. Parties agree to meet with the mediator at _________ on _________, and continue to engage in the mediation process thereafter, if appropriate, as agreed to by the parties.

          4. The mediator shall be paid an hourly fee of $__________, with said fee apportioned equally among the parties.

          5. The mediation shall be private, unless the parties and the mediator otherwise agree. No session shall be recorded, and there shall be no stenographic record maintained.

          6. Parties and counsel agree that the mediator's work product, case file and any communication made in the course of the mediation (other than the final signed Mediation Agreement) shall be confidential and not subject to disclosure in any subsequent judicial, administrative or private proceeding.

          7. Parties and counsel agree that any information, writings or disclosures made during the mediation process are governed by Rule 408 of the Federal Rules of Evidence, and shall not be admissible in any subsequent proceedings unless otherwise discoverable.

          8. Parties and counsel agree to participate fully in the mediation process and to do so in good faith.

          9. The mediator shall not be liable to any party for any act or omission in connection with the mediation conducted in this case.

          10. If possible, officers of the parties with full authority to settle the Dispute shall be present at the Mediation. Should officers of the parties, for whatever reason, not be present, counsel for each party agrees to attend the mediation and have full and immediate access to the person authorized to settle during the entire course of the mediation.

          11. An agreement shall be executed by the parties if the Dispute is resolved.

          12. The mediation shall commence at the offices of __________________, on ____________________, at ____________________.

     RAILROAD:  By:___________________________ Date:___________________________

     RAILROAD ATTORNEY:_______________________________________

     UTILITY:   By:___________________________ Date:___________________________

     UTILITY ATTORNEY:________________________________________

     Accepted by Mediator:____________________ Date:___________________________

    4. Modification. These procedures may be modified by the parties hereto without necessity of amending the Agreement.

                                    EXHIBIT L

                    AUTHORIZATION FOR FIBER OPTIC CABLE WORK

       FOR __________________________________________________ ("UTILITY")

CSX TRANSPORTATION, INC.
EXPENDITURES BILLING - J686
6735 Southpoint Drive, S
Jacksonville, FL 32216-6177

ATTENTION: GAIL A. LYCETT
(904) 279-6667 - FAX

THIS NOTICE CONFIRMS UTILITY'S AUTHORIZATION FOR FIBER OPTIC CABLE MAINTENANCE OR EMERGENCY REPAIRS ON CSXT RIGHT-OF-WAY.

CSXT COST COLLECTION NUMBER (OSP):______________________________________________

EFFECTIVE DATE:_________________________________________________________________

LOCATION (S): CITY_____________________________________________  STATE__________

MILEPOST (S):___________________________________________________________________

UTILITY'S PROJECT NUMBER:_______________________________________________________

WORK DESCRIPTION:_______________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

BEGINNING/ENDING DATES:  1.  START________________________________________

                         2.  END  ________________________________________

IF YOU HAVE ANY ADDITIONAL QUESTIONS, PLEASE CALL      _________________________

                                          Utility Representative's Phone Number)

               APPROVED:

               ---------------------------------  ------------------------------
               NAME                               TITLE

CC:  L. L. GALBREATH - CSXT (904)245-1030FAX

                                                                       EXHIBIT M



                                                                     MWI 1905-01
                                                    FIBER OPTIC INSTALLATION SOP
[CSX TRANSPORTATION]                             ISSUED: 6/30/98   INITIAL ISSUE
                                                                     PAGE 1 OF 9

--------------------------------------------------------------------------------

PURPOSE: To provide a Standard Operating Procedure for all fiber optic installations.

SAFETY: Observe all applicable Safety, and Operating Rules and Regulations; and Safe Job Procedures. The CSXT Fiber Optic Safety Program Requirements are included in this MWI.

LOCATION:           All CSXT tracks.

ENVIRONMENTAL:      Observe all applicable Federal, State and Local
    MSDS:           environmental rules and regulations.


I.   DISCUSSION

There are three previously issued MWIs concerning Fiber Optic projects. This MWI is intended to supplement and support those MWIs. The previous MWIs are:

     -  MWI 1902, Fiber Optic Maintenance Projects,
     - MWI 1903, Protection and/or Relocation of Fiber Optic Cable for CSXT Purposes or Installation of Side Tracks Serving CSXT Shippers, and
     -  MWI 1904, New Installation Projects for Fiber Optic Telecommunications.

II.  PROCEDURE

The following procedure is the CSXT Standard Operating Procedure (SOP) for all fiber optic installations on CSXT properties and will be included in all fiber optic specifications for construction.

     A. Quarterly Oversight Meetings:

        The Director - Budget and Contracts will schedule these oversight meetings once per quarter. Additional meetings may be scheduled, if required by the volume of activity. The meetings will be attended by representatives from all concerned Fiber Optic Companies (FOC) and CSXT Management, Real Property and Engineering. The meetings will review the scopes of work and schedules of all current and future projects, as well as planning, pre-bid, pre-construction and construction requirements as described below.

MWI 1905-01
6/30/98
Page 2 of 9

     B. Plan Review Meeting:

        The Director - Budget and Contracts will schedule these Plan Review meetings as necessary. The meeting will be attended by representatives from the concerned FOC, CSXT Engineering and the CSXT engineering consultant for the project. The meeting will review the pre-bid and scheduling, pre-construction and construction requirements described below.

     C. Pre-Bid and Scheduling Meeting:

        The FOC will schedule the Pre-Bid and Scheduling meeting. The meeting will be attended by representatives from the concerned FOC, Contractors and CSXT Engineering (and/or CSXT Consultant). This meeting will assign the Point Of Contact (POC) for the FOC and for the CSXT, as well as clarify the safety and manpower requirements.

          1. Project Points of Contact

               a) The POC will be assigned for the CSXT Subdivision on which the project is located. There will be a single POC for the Railroad and another designated by the FOC. These two individual will be the contact points and decision makers for the project. All calls, questions or problems will be handled with the assigned POC. This will eliminate many unnecessary calls.

               b) The CSXT POC will be responsible for:

                    -  All contacts within CSXT,  including  coordination of all
                       departments   involved  with  the   pre-construction  and
                       construction portions of the project.

                    - All CSXT Transportation, Engineering, and Train Control decisions during construction.

               c) The CSXT POC and the FOC POC will coordinate all aspects of construction.

          2. Requirements for Safety and Manpower:

               a) Safety Requirements include:

                    - Daily job briefing and updates as required.

                    - All workers on CSXT property must comply with CSXT Safety Requirements including wear all required safety equipment (see Safety Requirements, page 5).

                    - CSXT will train one FOC employee in safety. The FOC is responsible for ensuring all FOC employees & contractors on site are properly trained.

MWI 1905-01
6/30/98
Page 3 of 9


               b) Notification for Flagman and Signalman:

                    - Because of manpower demands and/or labor agreements, a minimum of 6 weeks notice is preferred, for either position. Less than six weeks notice may result in job delays.

                    - Because of safety concerns and customer obligations, a 10 mile work limit per RR Subdivision is necessary.

          3. Emergency Contact Procedures:

                    - All emergencies will be reported to both POCs.

                    - In event the POCs cannot be reached, the emergency information will be reported the CSX Police operator at 1-800-232-0144. The POCs must be notified of existing situation ASAP.

     D. Pre-Construction Meeting:

        The FOC will schedule the Pre-Construction meeting. FOC will provide two
        (2) weeks written notice prior to Pre-Construction Meeting to CSXT POC, CSXT Director - Budget and Contracts, CSX Real Property, & CSXT Train Control (Jacksonville). The meeting will be attended by both POCs, representatives from Contractors and CSXT Engineering (and/or CSXT Consultant) and field supervisors, as necessary. The meeting will review the pre-bid and scheduling requirements described above.

     E. Construction Meeting:

        The FOC will schedule the Construction meeting. The meeting will be attended by both POCs, representatives from Contractors and CSXT Engineering (and/or CSXT Consultant) and field supervisors, as necessary. The meeting will review the pre-bid and scheduling requirements, as well as the results of the construction meeting described above.

          1. The project schedule will be reviewed in detail. The CSXT POC, after consultation with the Division Engineer's office, will advise the FOC POC of all work times and locations.

          2. Track roadbed and ballast protection will be highlighted to the FOC and its contractors. The FOC and/or its contractors will maintain (at all times) sufficient ballast rock on the job site for necessary ballast section repairs and/or backfill, including appropriate machinery for placement and compaction.

          3. All excavation will be shored in accordance with CSXT Safe Way Rule E-2 and restored as required above.

MWI 1905-01
6/30/98
Page 4 of 9


          4. All construction and site restoration will be performed to the satisfaction of the Division Engineer and approved by the CSXT POC.


III. REFERENCES

     A. The CSX Transportation Fiber Optic Program Safety Requirements are included for easy reference. It begins on page five.

     B. The services provided by the consultants provide by CSXT are identified in the CSX Transportation Inspection and Supervision of Installation of Fiber Optic Conduit System. It begins on page six.

MWI 1905-01
6/30/98
Page 5 of 9


                               CSX TRANSPORTATION
                               FIBER OPTIC PROGRAM
                               SAFETY REQUIREMENTS


GENERAL

- - All fiber optic workers must receive CSXT SAFETY AWARENESS training and have a verification card and/or hard hat sticker. All CSXT Safety Rules and Contractor Policies will apply to fiber optic workers.

- - All personnel must wear CSXT approved Personal Protection Equipment in accordance with "The CSX Safe Way" book, which includes hard hat, safety glasses, steel toed shoes, hearing protection, and others as specified, by work type or local supervision, WHEN WORKING CLOSER THAN 25 FEET FROM THE NEAREST RAIL OF A MAIN TRACK. When working beyond 25 feet from the nearest rail of a main track, hard hats, safety glasses, and laced work boots (no tennis shoes or street shoes) will be required.

- - All "FRA Bridge Worker Safety" rules will apply to fiber optic workers performing bridge attachments, including proper fall protection rules.

- - All test holes or pits less than 15 feet from the centerline of main tracks, will be filled or covered prior to passing of trains. No open pits or holes will be left over night. All pits and trenches will be shored according to OSHA requirements.

- - No dirt or debris will be allowed to foul the ballast section of the tracks.

- - No markings will be made on the rail or ties.

- - All excavation or plow trenches will be back filled and compacted immediately after the work is done.

- - All public utilities, CSXT Engineering, and the Railroad Train Control Office, will be notified prior to any construction.

- - Job Briefings will be conducted each morning and throughout the day when conditions or job scope changes.


WORKING ON OR AROUND TRACKS

- - All work in the FRA Red Zone (4 feet from outside rail on each side of the track) will be done only with a CSXT, FRA qualified flagman or watchman as specified by the local Engineering representative.

- - All work beyond 4 feet from the outside rails, must be done under the supervision of a CSXT qualified inspector or flagman.

- - Certain types of work done beyond 25 feet from the outside of the rails, and with equipment that will not reach beyond this point, may be done without flagging protection or a watchman, IF APPROVED BY THE LOCAL ENGINEERING REPRESENTATIVE, AND PROTECTED BY A CONSTRUCTION FENCE.

- - All work must be stopped while trains are passing within the work zone.

- - All workers will remain off the tracks. If necessary to perform the work on track, protection will be provided as stated above.

ANY VIOLATION OF ANY CSXT SAFETY RULES OR POLICY, MAY RESULT IN REMOVAL OF CONTRACTOR OR PERSONEL FROM THE RIGHT OF WAY.



                              CSXT/LLG Rev. 06-12-98  Approved by Manager Safety

MWI 1905-01
6/30/98
Page 6 of 9


                               CSX TRANSPORTATION
                             ENGINEERING DEPARTMENT
                                JACKSONVILLE, FL
                          INSPECTION AND SUPERVISION OF
                   INSTALLATION OF FIBER OPTIC CONDUIT SYSTEM


    CSXT has retained (consultant) as an engineering consultant to perform certain professional services, which primarily entail intellectual work and professional judgment, and may or may not require supervision and performance of some ancillary tasks or use of equipment such as instruments, tools, or machinery.



                      SCOPE OF ENGINEERING SERVICES SUMMARY

    GENERAL

    The engineering services described herein are intended to protect the interests of CSXT during the installation of conduit systems by system owners and their installers on CSXT right-of-way. These engineering services will be performed by (consultant), Inc., hereinafter called "Consultant".

    The fiber conduit system will not be owned nor installed by CSXT (CSXT may acquire conduits or cables after installation). Plans and specifications for the installation of the conduit system will be prepared by conduit system owners or their designated representatives. Plans and specifications will be subject to the review and approval of CSXT. Installation of the conduit system will be performed by system owners or their contracted installers.

    SAFETY

    The Consultant's employees that enter CSXT right-of-way shall be trained in Railroad Safety Awareness, knowledgeable of "FRA On Track Worker Safety Rules", and shall at all times wear required safety equipment (steel toe shoes, hard hat, safety glasses with side shields or goggles, and other items as specified by CSXT supervisors).

    SUMMARY OF SERVICES

    Engineering services shall include, but not be limited to, the following:

     -    PLAN REVIEW SERVICES

     Review plans and specifications submitted by Fiber Optic Communication companies, or their installers, and provide other support as directed by CSXT. The tasks assigned may include the following:

          Perform plan reviews and on-site inspections in accordance with CSXT Standards, and verify the terms of the installation agreements.

          Obtain and coordinate input from other CSXT units such as Design and Construction, Real Estate Properties, Division Engineering Units, or their designated representatives.

MWI 1905-01
6/30/98
Page 7 of 9


          Prepare   marked  up  plans   together   with  reports  that  identify
          recommended actions and/or changes.

          Communicate with the Fiber Optics Communications companies and/or their installers with regard to changes, revisions and approvals.

          Coordinate with other utility and/or fiber optic companies who already have facilities and installations in place on CSXT right of way, or plan future installations.

          Coordinate the scheduling of High Rail Inspections of projects during the planning and design phases.

          Obtain final plan approvals from the Division Engineering Units.

     -    CONSTRUCTION SERVICES

     Provide Construction Engineering and Inspection Services as follows:

          Promote safety at the work site by verifying that the owners and their installers comply with instructions of CSXT's flagmen, watchmen, etc., and with CSXT Safety and FRA On Track Worker Safety Requirements. (CSXT will provide a flagman to provide warning and protect the tracks for the movement of trains, when required).

          Provide  engineering  representation  on  behalf  of  CSXT  at  on-and
          off-site  meetings,   pre-bid  meetings,   pre-construction  meetings,
          progress meetings, final inspection, etc.

          Represent CSXT in meetings with state and local agencies regarding entry and disturbance of road crossings and other public facilities by the owners or installers.

          Confirm that the owners or their installers have notified the owners of underground facilities on CSXT property which may be affected by the proposed work, and confirm that they have coordinated the proposed work with them.

          For each inspection location, maintain daily communication (or more frequent if required) with CSXT Division Engineer or designated representative or D & C Project Manager as may be directed by the office of the Assistant Chief Engineer D & C via fax and/or e-mail, and cell phone.

          Provide daily on-site observation at all work locations on or immediately adjacent to CSXT property during installation of the fiber optic conduit systems.

          Verify that the owners and/or their installers are in compliance with the requirements for Federal, State, Local and CSXT environmental regulations, permits, etc., and coordinate with the CSXT Environmental Department.

          Monitor the installation of the conduit system for compliance with the approved plans and specifications. Consultant will have the authority to act on behalf of CSXT and the Chief Engineer, or his representative, to insure such compliance.

MWI 1905-01
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          Approve minor  adjustments or deviations from the plan,  provided such adjustments or deviations are consistent with the criteria furnished by CSXT and used for Consultant's review of the plans.

          Promptly report any disputes, major deviations and other items of concern to the designated CSXT Division Engineer, CSXT Project Manager or any environmental concerns to the designated CSXT Environmental Officer.

          Confirm the actual horizontal and vertical location of the fiber optic cable conform to the plans and specifications by physical measurement at regular intervals and where otherwise required in Consultant's judgment. This work shall be coordinated with the owner and/or installer, and CSXT as required.

          Ensure prompt clean up and restoration of CSXT property by the owners and/or installers following installation of the fiber optic cable systems, to the satisfaction of the Division/Service Lane/Business Unit engineering representative.

      STAFFING

          Upon notice of project authorization, (consultant) will assign, as a minimum, one Senior Construction Inspector to each project. Additional inspectors may be assigned to large, urban, or highly complex projects when specified by CSXT. The inspectors will be equipped with suitable transportation, cell phones, portable computers and other equipment as may be required on the project. The inspectors will based near the site, and be available during the normal hours worked by the owner's and/or installer's forces.

      REPORTS

- -    PLAN REVIEW SERVICES

          Prepare marked up plans and reports documenting recommended actions and/or proposed changes.

- -    CONSTRUCTION SERVICES

          Maintain a daily diary or log of events including items such as: supervisory personnel employed by the owners or their installers at the work site; type, number and condition of the owner's or installer's equipment; time of arrival and departure of CSXT flagmen, watchmen, signal inspectors and other personnel; time of arrival and departure of work trains and other CSXT furnished equipment; "track time" allowed for work; the owners or their installers production and progress; and any unusual occurrences.

          Provide detailed weekly status reports for all work locations.



Approved:      signed by R. K. Beckham

Date:          June 5, 1998



                                                          CSXT/LLG-Rev. 06-04-98

MWI 1905-01
6/30/98
Page 9 of 9




Prepared by:   L. L. Galbreath




Reviewed:      /s/  ILLEGIBLE
               -------------------------------------------
               Director - Standards & Testing



Approved:      /s/ ILLEGIBLE
               -------------------------------------------
               AVP - Equipment & Track Systems Engineering



Office of the Assistant Vice President - Equipment and Track Systems Engineering Jacksonville, Florida
MWI 1905-01, June 30, 1998